Exhibit 10.9
EXECUTION COPY

$640,000,000
CREDIT AGREEMENT
dated as of November 1, 2006,
among
BUFFETS, INC.,
BUFFETS HOLDINGS, INC.,
THE LENDERS NAMED HEREIN
and
CREDIT SUISSE,
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC
and
UBS SECURITIES LLC,
as Joint Bookrunners and Co-Lead Arrangers
UBS SECURITIES LLC,
as Syndication Agent
GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Documentation Agent

Schedule 1.01(a)	Existing Letters of Credit
Schedule 1.01(b)	Master Land and Building Leases
Schedule 1.01(c)	Non-Core Assets
Schedule 1.01(d)	Sale/Leaseback Properties
Schedule 1.01(e)	Subsidiary Guarantors
Schedule 2.01	Lenders and Commitments
Schedule 3.08	Subsidiaries
Schedule 3.09	Litigation
Schedule 3.17	Environmental Matters
Schedule 3.18	Insurance
Schedule 3.19(a)	UCC Filing Offices
Schedule 3.19(c)	Mortgage Filing Offices
Schedule 3.20(a)	Owned Real Property
Schedule 3.20(b)	Leased Real Property
Schedule 4.02(a)	Local Counsel
Schedule 4.02(f)	Post-Closing Leasehold Mortgages
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Borrowing Request
Exhibit D	Guarantee and Collateral Agreement
Exhibit E	Form of Intercreditor Agreement
Exhibit F-1	Form of Leasehold Mortgage
Exhibit F-2	Form of Mortgage
Exhibit G-1	Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
Exhibit G-2	Form of Opinion of Faegre & Benson
Exhibit G-3	Form of Opinion of McNair Law Firm, P.A.
Exhibit G-4	Form of Opinion of Each Local Counsel
Exhibit H	Form of Solvency Certificate

     CREDIT AGREEMENT dated as of November 1, 2006, among BUFFETS, INC., a Minnesota corporation (the “Borrower”), BUFFETS HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders (as defined in Article I) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
     The parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.
          “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
          “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
          “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.
          “Aggregate L/C Exposure” shall mean, at any time, the sum of the RF L/C Exposure and the PF L/C Exposure at such time.
          “Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.
          “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Applicable Percentage” shall mean, for any day, (a) with respect to any Eurodollar Revolving Loan, 3.25%, (b) with respect to any ABR Revolving Loan, 2.25%, and (c) with respect to any Eurodollar Term Loan or ABR Term Loan, as the case may be, the applicable percentage set forth below under the caption “Eurodollar Spread — Term Loans” or “ABR Spread — Term Loans”, as the case may be, based upon the Leverage Ratio as of the relevant date of determination:

Leverage	Eurodollar Spread -	ABR Spread -
Ratio	Term Loans	Term Loans
Category 1	3.00%	2.00%
Greater than or equal to 4.00 to 1.00

Category 2	2.75%	1.75%
Less than 4.00 to 1.00
          Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Term Loans outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.04(b) and Section 5.04(c), respectively, for the period ended on or around March 31, 2007, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.
          “Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Holdings, the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of Holdings, the Borrower or any of the Subsidiaries (other than (i) inventory, damaged, obsolete, surplus or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, or (ii) dispositions between or among Foreign Subsidiaries), provided that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $500,000 shall be deemed not to be an “Asset Sale” for purposes of this Agreement.
          “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent.
          “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
          “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be reasonably approved by the Administrative Agent.
          “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
          “Capital Expenditures” shall mean, for any period and with respect to any person, all expenditures for the acquisition or leasing of fixed or capital assets or additions to equipment during such period by such person that would be classified as capital expenditures in accordance with GAAP, but excluding any such expenditure made (a) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or indemnification or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (b) with proceeds from the sale or exchange of property to the extent utilized to purchase functionally equivalent property or equipment, (c) as the purchase price of any Permitted Acquisition or (d) with the proceeds of a substantially contemporaneous equity contribution from Holdings.
          “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding the foregoing, any obligations under any Sale and Leaseback (including the Sale/Leaseback Transaction) in existence on the Closing Date shall not constitute Capital Lease Obligations hereunder (and if, after the Closing Date, any such obligations shall be recharacterized as Capital Lease Obligations under GAAP, they shall nevertheless continue to be treated as operating expenses for purposes of this Agreement).
          A “Change in Control” shall be deemed to have occurred if (a) prior to a Qualified Initial Public Equity Offering, the Permitted Investors shall cease to own, directly or indirectly, beneficially and of record, Equity Interests in Holdings representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) after a Qualified Initial Public Equity Offering, the Permitted Investors shall cease to own, directly or indirectly, beneficially and of record, Equity Interests in Holdings representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (c) after a Qualified Initial Public Equity Offering, the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the Permitted Investors, of Equity Interests representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings then held, directly or indirectly, beneficially and of record, by the Permitted Investors; (d) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Holdings or any Permitted Investor nor (ii) appointed by directors so nominated; (e) unless Holdings shall have merged with the Borrower in accordance with Section 6.05, Holdings shall cease to own, directly or indirectly, beneficially and of record, 100% of the outstanding Equity Interests of the Borrower; or (f) any change in control (or similar event, however denominated) with respect to Holdings or the Borrower shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Holdings or the Borrower is a party.
          “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, PF L/C Loans, Term Loans, Other Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, PF L/C Commitment, Term Loan Commitment or Swingline Commitment.
          “Closing Date” shall mean November 1, 2006.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include any Mortgaged Properties.

          “Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, PF L/C Commitment, Term Loan Commitment, Swingline Commitment or Incremental Term Loan Commitment.
          “Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
          “Company” shall mean Ryan’s Restaurant Group, Inc., a South Carolina corporation.
          “Company Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of December 20, 2004, as amended, among the Company, Fire Mountain Restaurants, LLC (formerly known as Fire Mountain Restaurants, Inc.), the domestic subsidiaries of the Company, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.
          “Company Senior Notes” shall mean the Company’s (i) 9.02% Senior Notes due January 28, 2008 and (ii) 4.65% Senior Notes due July 25, 2013.
          “Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated October 2006.
          “Consolidated EBITDA”, of any person for any period, shall mean Consolidated Net Income of such person and its subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, (a) the sum of (i) income tax expense, (ii) Consolidated Interest Expense of such person and its subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans and Letters of Credit), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including goodwill) and organization costs, (v) any extraordinary, unusual or non-recurring expenses or losses determined in accordance with GAAP (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (vi) any other non-cash charges (other than the writedown of current assets), (vii) management fees and expenses, (viii) business interruption insurance proceeds to the extent not included in Consolidated Net Income, (ix) fees and expenses paid in connection with the Transactions and (x) to the extent the related obligation is included as Indebtedness under this Agreement, the amount of any earnout payments made during such period, and minus, without duplication, to the extent included in the statement of such Consolidated Net Income for such period, (b) the sum of (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (ii) any other non-cash income, all as determined on a consolidated basis. For purposes of determining the Interest Coverage Ratio, the Leverage Ratio and the Senior Secured Leverage Ratio as of or for the periods ended on or around April 5, 2006 and June 28, 2006, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended on or around April 5, 2006, $51,500,000 and (ii) for the fiscal quarter ended on or around June 28, 2006, $55,400,000.

In addition, for each fiscal quarter ended after the Closing date and on or prior to June 25, 2008, the Consolidated EBITDA of the Borrower shall be increased by the Initial Pro Forma Adjustment.
          “Consolidated Interest Expense” shall mean, for any person for any period, the total cash interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of such person and its subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense of any person shall be determined after giving effect to any net payments made or received by such person with respect to interest rate Hedging Agreements.
          “Consolidated Net Income” shall mean, for any person for any period, the net income or loss before cumulative effect in change of accounting of such person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a subsidiary of such person or is merged into or consolidated with such person or any subsidiary thereof or the date that such person’s assets are acquired by such person or any subsidiary thereof and (c) the income or loss of any person (other than a Subsidiary Guarantor) in which any other person (other than the Borrower, a Subsidiary Guarantor, a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such person during such period.
          “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
          “Credit Event” shall have the meaning assigned to such term in Section 4.01.
          “Credit-Linked Deposit” shall mean, in respect of each PF Lender, the cash deposit made by such Lender pursuant to Section 2.23(l)(i), as such amount may be (a) reduced from time to time pursuant to Section 2.09 or (b) reduced or increased from time to time pursuant to Section 2.02(g) or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each PF Lender’s Credit-Linked Deposit shall be equal to the amount of its PF L/C Commitment on the Closing Date.
          “Credit-Linked Deposit Account” shall mean the operating and/or investment account of, and established by, the Administrative Agent under its exclusive dominion and control that shall be used for the purposes set forth in Sections 2.02(g) and 2.23.
          “Credit-Linked Deposit Cost Amount” shall mean, for any Interest Period with respect to the Credit-Linked Deposits, an amount (expressed in basis points) reasonably determined by the Administrative Agent in good faith to represent the Administrative Agent’s administrative cost for investing the Credit-Linked Deposits and maintaining the Credit-Linked Deposit Account for such Interest Period, which amount shall not exceed 10 basis points for such Interest Period.
          “Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of the Borrower and the Subsidiaries in accordance with GAAP.
          “Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time in accordance with GAAP, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans and Swingline Loans.
          “Debt Tender Offers” shall mean the Existing Holdings Notes Tender Offer and the Existing Subordinated Notes Tender Offer.
          “Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
          “dollars” or “$” shall mean lawful money of the United States of America.
          “Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
          “Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
          “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
          “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a “prohibited transaction” with respect to which Holdings, the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Holdings, the Borrower or any such Subsidiary could otherwise be liable.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” shall have the meaning assigned to such term in Article VII.
          “Excess Cash Flow” shall mean, for any fiscal year of the Borrower, commencing with the fiscal year ending on or around June 30, 2008, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA of the Borrower for such fiscal year and (ii) reductions to noncash working capital of the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any Tax Payments payable with respect to such fiscal year, (ii) cash interest paid (net of cash interest received) by the Borrower and the Subsidiaries during such fiscal year, (iii) the aggregate amount paid in cash in respect of Capital Expenditures and Permitted Acquisitions during such fiscal year made in accordance with Sections 6.10 and 6.04(f), respectively, except to the extent financed with the proceeds of Indebtedness, equity, casualty or condemnation proceeds, (iv)

permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13 and Voluntary Prepayments) made by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) the amounts added back to Consolidated EBITDA during such fiscal year pursuant to clauses (a)(v), (vi), (vii) and (ix) of the definition of such term, in each case to the extent paid in cash, (vi) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) and (vii) the amount of any Initial Pro Forma Adjustment added in the determination of Consolidated EBITDA for such fiscal year.
          “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).
          “Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of February 20, 2004, as amended, supplemented or otherwise modified, among the Borrower, Holdings, the lenders party thereto and Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent and collateral agent.
          “Existing Holdings Notes” shall mean Holdings’ Senior Discount Notes due 2010.
          “Existing Holdings Note Indenture” shall mean the indenture dated as of May 18, 2004, between the Borrower and U.S. Bank National Association, as the senior discount note indenture trustee, as amended from time to time.
          “Existing Holdings Notes Tender Offer” shall mean the offer to purchase and consent solicitation in respect of the Existing Holdings Notes made by Holdings on September 15, 2006.
          “Existing Letters of Credit” shall mean each Letter of Credit previously issued for the account of the Borrower that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.01(a).

          “Existing Subordinated Note Documents” shall mean the Existing Subordinated Notes, the Existing Subordinated Note Indenture and all other documents executed and delivered with respect to the Existing Subordinated Notes or the Existing Subordinated Note Indenture.
          “Existing Subordinated Note Indenture” shall mean the indenture dated as of June 28, 2002, between the Borrower and U.S. Bank National Association, as the senior subordinated note indenture trustee, as amended from time to time.
          “Existing Subordinated Notes” shall mean the Borrower’s 11-1/4% Senior Subordinated Notes due 2010 issued pursuant to the Existing Subordinated Note Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the Existing Subordinated Note Indenture with substantially identical terms as the Existing Subordinated Notes.
          “Existing Subordinated Notes Tender Offer” shall mean the offer to purchase and consent solicitation in respect of the Existing Subordinated Notes made by the Borrower on September 15, 2006.
          “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Fee Letter” shall mean the Amended and Restated Fee Letter dated September 1, 2006, among the Borrower, Credit Suisse Securities (USA) LLC, Credit Suisse, UBS Securities LLC, UBS Loan Finance LLC, Goldman Sachs Credit Partners L.P. and Piper Jaffray & Co.
          “Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees, the PF L/C Commitment Fees and the Issuing Bank Fees.
          “Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.
          “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
          “Funded Debt” shall mean, at any time, the Total Debt at such time less cash and Permitted Investments of the Borrower and the Domestic Subsidiaries at such time in an aggregate amount not to exceed $30,000,000.

          “Funded Senior Secured Debt” shall mean, at any time, the Funded Debt at such time that is secured by a Lien on any assets of the Borrower or any Subsidiary, regardless of whether such assets also constitute Collateral.
          “GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
          “Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
          “Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
          “Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, Holdings, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.
          “Guarantors” shall mean Holdings and the Subsidiary Guarantors.
          “Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
          “Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
          “Inactive Subsidiary” shall mean any Subsidiary of the Borrower that (a) does not conduct any business operations, (b) has assets with a total book value not in excess of $10,000 and (c) does not have any Indebtedness outstanding.

          “Incremental Debt Amount” shall mean, at any time, the excess, if any, of (a) $50,000,000 over (b) an amount equal to (i) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.24 plus (ii) the aggregate principal amount of New Senior Notes issued by the Borrower pursuant to the New Senior Note Indenture after the Closing Date in excess of the aggregate principal amount of $300,000,000 plus (iii) the aggregate principal amount of all Indebtedness incurred under Section 6.01(j) and outstanding at such time.
          “Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
          “Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders.
          “Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.
          “Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.
          “Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.
          “Incremental Term Loans” shall mean term loans made by one or more Lenders to the Borrower pursuant to clause (b) of Section 2.01. Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.
          “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit and (i) all obligations of such person as an account party in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that, by its terms, such Indebtedness is nonrecourse to such person.

          “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
          “Initial Pro Forma Adjustment” for any fiscal quarter shall mean an amount deemed to represent the pro forma cost savings and synergies resulting from the Merger and equal to the following (in each case, without duplication of the actual pro forma cost savings and synergies achieved during such fiscal quarter): (a) for each fiscal quarter ended after the Closing Date and on or prior to December 12, 2007, $13,925,000, (b) for the fiscal quarter ending on April 2, 2008, $13,500,000, (c) for the fiscal quarter ending on July 2, 2008, $5,100,000, and (d) for the fiscal quarter ending on September 24, 2008, $2,500,000.
          “Intercreditor Agreement” shall mean (i) the Agreement Regarding Leasehold Mortgages and Landlord’s Purchase Option dated as of November 1, 2006 among FIGRYANF LLC, FIGRYANH LLC, FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC and FIGRYANH-16, the Administrative Agent, in its capacity as mortgagee of the Borrower’s leasehold interest in the Sale/Leaseback Properties, Ryan’s Restaurant Group, Inc., Fire Mountain Restaurants, LLC, OCB Restaurant Company, LLC, HomeTown Buffet, Inc. and German American Capital Corporation and (ii) the Agreement Regarding Leasehold Mortgages and Landlord’s Purchase Option dated as of November 1, 2006 among Realty Income Corporation, Realty Income Texas Properties, L.P., Realty Income Pennsylvania Properties Trust, Crest Net Lease, Inc., the Administrative Agent, in its capacity as mortgagee of the Borrower’s leasehold interest in the Sale/Leaseback Properties, Ryan’s Restaurant Group, Inc. and Fire Mountain Restaurants, LLC, each substantially in the form of Exhibit E.
          “Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA of the Borrower for such period to (b) Consolidated Interest Expense of the Borrower for such period.
          “Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, (b) with respect to any Credit-Linked Deposit, the last day of the Interest Period therefor or the date of any prepayment thereof and (c) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.
          “Interest Period” shall mean (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if agreed to by all the applicable Lenders, 9 or 12 months) thereafter, as the Borrower may elect, and (b) with respect to the Credit-Linked Deposits, the period commencing on the Closing Date or on the last day of the preceding Interest Period and ending on the last Business Day of each March, June, September and December thereafter, commencing with the last Business Day of December 2006; provided, however, that if the Interest Period for any Eurodollar Borrowing would end on a day other than a Business Day, such Interest Period shall be extended to the succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Issuing Bank” shall mean (a) with respect to each PF Letter of Credit, U.S. Bank National Association, (b) with respect to any RF Letter of Credit, Credit Suisse, in its capacity as an issuer of RF Letters of Credit hereunder, and (c) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
          “L/C Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.
          “L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
          “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
          “Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance or an Incremental Term Loan Assumption Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.
          “Letter of Credit” shall mean an RF Letter of Credit or a PF Letter of Credit.
          “Leverage Ratio” shall mean, on any date, the ratio of Funded Debt on such date to Consolidated EBITDA of the Borrower for the period of four consecutive fiscal quarters most recently ended as of such date.
          “LIBO Rate” shall mean, with respect to the Credit-Linked Deposits or any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time), on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the

Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum reasonably determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
          “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
          “Loan Documents” shall mean this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e), the Security Documents and any Incremental Term Loan Assumption Agreement.
          “Loan Parties” shall mean the Borrower and the Guarantors.
          “Loans” shall mean the Revolving Loans, the PF L/C Loans, the Term Loans and the Swingline Loans.
          “Management Services Agreement” shall mean the Second Amended and Restated Management and Fee Agreement dated as of November 1, 2006, between the Borrower and Caxton–Iseman Capital, Inc.
          “Margin Stock” shall have the meaning assigned to such term in Regulation U.
          “Master Land and Building Leases” shall mean each Master Land and Building Lease listed on Schedule 1.01(b).
          “Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower and the other Loan Parties, taken as a whole, to perform any of their respective obligations under any Loan Document to which any such person is or will be a party or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.
          “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that

Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
          “Merger” shall have the meaning assigned to such term in the Merger Agreement.
          “Merger Agreement” shall mean the Agreement and Plan of Merger dated as of July 24, 2006 (as amended, restated or supplemented from time to time), by and among the Company, the Borrower and Buffets Southeast, Inc.
          “Merger Consideration” shall mean the aggregate consideration payable upon the consummation of the Merger in respect of the outstanding Equity Interests of the Company, which is expected to be approximately $704,200,000 in the aggregate.
          “Moody’s” shall mean Moody’s Investors Service, Inc.
          “Mortgaged Properties” shall mean the owned or leased real properties of the Loan Parties and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09.
          “Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 4.02(f) or 5.09, each substantially in the form of Exhibit F-1 or F-2 or such other form as the Administrative Agent shall approve.
          “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received but excluding rent received from any sublessee in connection with a sublease by a Loan Party of any leasehold interest), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds; provided, however, that, except with respect to the Net Cash Proceeds of any sale or disposition described in Section 6.05(c), if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent substantially at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in Permitted Acquisitions or productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries within 360 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used or contractually committed to be used at the end of such 360-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or disposition of Indebtedness, Qualified Tahoe Joe’s Equity Offering or Qualified Initial Public Equity Offering, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.
          “New Senior Note Documents” shall mean the New Senior Notes, the New Senior Note Indenture and all other documents executed and delivered with respect to the New Senior Notes or the New Senior Note Indenture.
          “New Senior Note Indenture” shall mean the indenture dated as of November 1, 2006, among the Borrower, Holdings, certain of the Subsidiary Guarantors and U.S. Bank National Association, as the senior note indenture trustee, as amended from time to time in accordance with the requirements thereof and of this Agreement.
          “New Senior Notes” shall mean the Borrower’s 12 1/2% Senior Notes due 2014, issued pursuant to the New Senior Note Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the New Senior Note Indenture with substantially identical terms as the New Senior Notes.
          “Non-Core Assets” shall mean the assets listed on Schedule 1.01(c).
          “Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.
          “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
          “Other Term Loans” shall have the meaning assigned to such term in Section 2.24(a).
          “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
          “Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.
          “Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(f).
          “Permitted Investments” shall mean:
          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within six months days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
          (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any Lender or any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;
          (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;
          (f) investments in municipal securities maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least AA by S&P or at least Aa by Moody’s; and
          (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.
          “Permitted Investors” shall mean (a) Caxton–Iseman Investments L.P., Caxton-Iseman Capital, Inc., Caxton Associates, LLC, Sentinel Capital Partners, II, L.P., Frederick J. Iseman, Robert M. Rosenberg, Steven M. Lefkowitz, Robert A. Ferris, Roe H. Hatlen and David S. Lobel and any other person who is a Controlled Affiliate of any of the foregoing and any member of senior management of Holdings or the Borrower on the Closing Date and (b) any Related Party of any of the foregoing.
          “person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
          “PF L/C Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its PF L/C Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the PF L/C Commitments on the Closing Date is $70,000,000.
          “PF L/C Commitment Fee” shall have the meaning assigned to such term in Section 2.05(c).

          “PF L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding PF Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements in respect of PF Letters of Credit that have not yet been reimbursed at such time. The PF L/C Exposure of any PF Lender at any time shall be its PF Pro Rata Percentage of the aggregate PF L/C Exposure at such time.
          “PF L/C Loans” shall mean the loans deemed made by the Lenders to the Borrower pursuant to Section 2.02(g) in respect of their participations in L/C Disbursements under a PF Letter of Credit.
          “PF Lender” shall mean a Lender with a PF L/C Commitment, a participation in an outstanding PF Letter of Credit or L/C Disbursement in respect thereof or a PF L/C Loan.
          “PF Letter of Credit” shall mean a Letter of Credit designated (or deemed designated) as such and issued pursuant to Section 2.23.
          “PF Maturity Date” shall mean May 1, 2013.
          “PF Pro Rata Percentage” of any PF Lender at any time shall mean the percentage of the aggregate PF L/C Commitments represented by such PF Lender’s PF L/C Commitment. In the event the PF L/C Commitments shall have expired or been terminated, the PF Pro Rata Percentages shall be determined on the basis of the PF L/C Commitments most recently in effect.
          “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower.
          “Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed incurrence of Indebtedness, Permitted Acquisition, Qualified Tahoe Joe’s Equity Offering, Tahoe Joe’s Distribution, Tahoe Joe’s Sale or other Asset Sale (including pro forma adjustments arising out of events which are directly attributable to the proposed transaction, are factually supportable and are expected to have a continuing impact, in each case which adjustments (a) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) are certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold or to be acquired or sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such transaction, and any other such transactions that have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisitions had been consummated and incurred at the beginning of such period.
          “Pro Forma Compliance” shall mean, at any date of determination, that the Borrower shall be in pro forma compliance with the covenants set forth in Sections 6.11 and 6.12 as of the last day of the most recent fiscal quarter-end (computed on the basis of (a) balance sheet amounts as of the most recently completed fiscal quarter, and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters, in each case, for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination).
          “Qualified Initial Public Equity Offering” shall mean an underwritten initial public offering of common stock of, and by, Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, which initial public equity offering results in gross cash proceeds to Holdings of not less than $50,000,000.
          “Qualified Tahoe Joe’s Equity Offering” shall mean the sale of common stock of Tahoe Joe’s which results in gross cash proceeds to Holdings or the Borrower and its Subsidiaries (other than Tahoe Joe’s) of not less than $25,000,000.
          “Register” shall have the meaning assigned to such term in Section 9.04(d).
          “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Related Lender Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.
          “Related Party” shall mean (a) any Controlling stockholder, Controlling member, general partner, majority owned subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Investor, (b) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding a Controlling interest of which consist solely of one or more Permitted Investors and/or such other persons referred to in the immediately preceding clause (a) or (c) any executor, administrator, trustee, manager, director or other similar fiduciary of any person referred to in the immediately preceding clause (b) acting solely in such capacity.
          “Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
          “Repayment Date” shall have the meaning given such term in Section 2.11. Unless the context shall otherwise require, the term “Repayment Date” shall include the Incremental Term Loan Repayment Dates.
          “Required Lenders” shall mean, at any time, Lenders (other than Permitted Investors) having Loans (excluding Swingline Loans), Aggregate L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments, PF L/C Commitments and Term Loan Commitments representing greater than 50% of the sum of all Loans outstanding (excluding Swingline Loans), Aggregate L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments, PF L/C Commitments and Term Loan Commitments of the Lenders (other than Permitted Investors) at such time.
          “Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
          “Restricted Indebtedness” shall mean the New Senior Notes and any other Indebtedness of Holdings, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).
          “Restricted Payment” shall mean any dividend, interest or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary. The amount of any Restricted Payment resulting from the Tahoe Joe’s Distribution shall be the fair market value of the Equity Interests of Tahoe Joe’s subject thereto, as determined by an independent investment banking firm of recognized national standing.
          “Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.
          “Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

          “Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s RF L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.
          “Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.
          “Revolving Credit Maturity Date” shall mean November 1, 2011.
          “Revolving Facility Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Revolving Facility Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect.
          “Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (d) of Section 2.01 and clause (f) of Section 2.02.
          “RF L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding RF Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements in respect of RF Letters of Credit that have not yet been reimbursed at such time. The RF L/C Exposure of any Revolving Credit Lender at any time shall equal its Revolving Facility Pro Rata Percentage of the aggregate RF L/C Exposure at such time.
          “RF Letter of Credit” shall mean a Letter of Credit designated (or deemed designated) as such and issued pursuant to Section 2.23.
          “S&P” shall mean Standard & Poor’s Ratings Services.
          “Sale/Leaseback Documents” shall mean (a) each Master Land and Building Lease, (b) the Purchase and Sale Agreement dated as of November 1, 2006, among Fire Mountain Restaurants, LLC, Ryan’s Restaurant Group, Inc., HomeTown Buffet, Inc., OCB Restaurant Company, LLC, FIGRYANF LLC, FIGRYANH LLC, FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC and FIGRYANH-16 LLC, (c) the Intercreditor Agreement and (d) all purchase and sale agreements, individual lease agreements, guarantee agreements, subordination and non-disturbance agreements and other material agreements and documents related thereto or executed in connection therewith, in each case as amended, supplemented or otherwise modified from time to time.
          “Sale and Leaseback” shall have the meaning assigned to such term in Section 6.03.

          “Sale/Leaseback Properties” shall mean the owned real properties listed on Schedule 1.01(d).
          “Sale/Leaseback Transaction” shall mean the Sale and Leaseback of the Sale/Leaseback Properties pursuant to the Sale/Leaseback Documents.
          “Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
          “Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.
          “Seller Notes” shall have the meaning assigned to such term in Section 6.01(h).
          “Senior Secured Leverage Ratio” shall mean, on any date, the ratio of Funded Senior Secured Debt on such date to Consolidated EBITDA of the Borrower for the period of four consecutive fiscal quarters most recently ended as of such date.
          “SPC” shall have the meaning assigned to such term in Section 9.04(i).
          “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
          “Subsidiary” shall mean any subsidiary of the Borrower.
          “Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(e), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.
          “Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09 or Section 2.22.

          “Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Revolving Facility Pro Rata Percentage of the aggregate Swingline Exposure at such time.
          “Swingline Lender” shall mean Credit Suisse, in its capacity as lender of Swingline Loans hereunder.
          “Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.
          “Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.
          “Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the sum of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and, without duplication, (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.
          “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness of Holdings, the Borrower or a Subsidiary or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness of Holdings, the Borrower or a Subsidiary; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers, consultants or employees of Holdings, the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
          “Tahoe Joe’s” shall mean Tahoe Joe’s, Inc., a Delaware corporation.
          “Tahoe Joe’s Distribution” shall mean the dividend or distribution by the Borrower or Holdings of all the Equity Interests of Tahoe Joe’s.
          “Tahoe Joe’s Sale” shall mean the sale or other disposition by the Borrower of all the Equity Interests or all or substantially all the assets of Tahoe Joe’s.
          “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

          “Tax Payments” shall mean payments in cash in respect of Federal, state, local and foreign income taxes and assessments, including all interests, penalties and additions imposed with respect to such amounts, paid or payable by or on behalf of the Borrower and its consolidated Subsidiaries.
          “Term Borrowing” shall mean a Borrowing comprised of Term Loans.
          “Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The total amount of the initial Term Loan Commitments is $530,000,000. Unless the context shall otherwise require, after the effectiveness of any Incremental Term Loan Commitment the term “Term Loan Commitment” shall include such Incremental Term Loan Commitments.
          “Term Loan Maturity Date” shall mean November 1, 2013.
          “Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01. Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans.
          “Total Debt” shall mean, at any time, the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (h) of the definition of such term, except to the extent of any unreimbursed drawings).
          “Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $40,000,000.
          “Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Borrower and Buffets Southeast, Inc. of the Merger Agreement and the consummation of the Merger and the other transactions contemplated thereby, (b) the Existing Holdings Notes Tender Offer, the repurchase of Existing Holdings Notes pursuant thereto and, if not all the Existing Holdings Notes are so repurchased, the amendment of the Existing Holdings Note Indenture pursuant thereto, (c) the Existing Subordinated Notes Tender Offer, the repurchase of Existing Subordinated Notes pursuant thereto and, if not all the Existing Subordinated Notes are so repurchased, the amendment of the Existing Subordinated Note Indenture pursuant thereto, (d) the repayment in full, and termination, of the Existing Credit Agreement and the Company Existing Credit Agreement, (e) the repayment in full or other satisfaction and discharge of the Company Senior Notes, (f) the execution and delivery of this Agreement, (g) the borrowing of the Term Loans and establishment of the Commitments hereunder, (h) the execution and delivery of the New Senior Notes Documents and the issuance of the New Senior Notes, (i) the execution and delivery of the Sale/Leaseback Documents and the consummation of the Sale/Leaseback Transaction and (j) the payment of related fees and expenses.

          “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.
          “Voluntary Prepayment” shall mean a prepayment of principal of Term Loans pursuant to Section 2.12 in any year to the extent that such prepayment reduces the scheduled installments of principal due in respect of Term Loans as set forth in Section 2.11(a) in any subsequent year.
          “wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.
          “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.
          SECTION 1.03. Pro Forma Calculations. With respect to any period during which any Permitted Acquisition or Asset Sale individually or in the aggregate in excess of $5,000,000 occurs as permitted pursuant to the terms hereof, the Leverage Ratio shall be calculated with respect to such period and such Permitted Acquisition or Asset Sale on a Pro Forma Basis.
          SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
ARTICLE II
The Credits
          SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment, (b) if such Lender has so committed pursuant to Section 2.24, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment, (c) to fund its Credit-Linked Deposit on the Closing Date in an amount not to exceed its PF L/C Commitment and (d) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in clause (d) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed. PF L/C Loans may be prepaid without reducing the Commitments; provided, however, that PF L/C Loans may not be reborrowed as such.
          SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) or 2.02(g) or made pursuant to Section 2.22, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $2,500,000 or (ii) equal to the remaining available balance of the applicable Commitments.
          (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this

Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Eurodollar Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
          (c) Except with respect to Loans made pursuant to Section 2.02(f) or 2.02(g), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, in the case of a Eurodollar Borrowing, or 12:00 (noon), New York City time, in the case of an ABR Borrowing, and the Administrative Agent shall promptly transfer the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.
          (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) with respect to any RF Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Revolving Facility Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following

Business Day), an amount equal to such Lender’s Revolving Facility Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the RF L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from such Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Revolving Facility Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.
          (g) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) with respect to any PF Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each PF Lender of such L/C Disbursement and its PF Pro Rata Percentage thereof. Each PF Lender hereby authorizes the Administrative Agent to reimburse the Issuing Bank solely from such Lender’s PF Pro Rata Percentage of the Credit-Linked Deposits on deposit with the Administrative Agent in the Credit-Linked Deposit Account (it being understood that such amount shall be deemed to constitute a PF L/C Loan of such Lender and such payment shall be deemed to have reduced the PF L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank such amounts. Any amounts received by the Administrative Agent thereafter pursuant to Section 2.23(e) will be promptly remitted by the Administrative Agent to the Credit-Linked Deposit Account (it being understood that, thereafter, such amounts will be available to reimburse the Issuing Bank in accordance with the preceding sentence of this paragraph).
          (h) On each date on which the Administrative Agent charges the Credit-Linked Deposit Account to reimburse a PF L/C Disbursement as provided in Section 2.02(g), the Borrower shall have the right either to reimburse such amount or to allow such amount to remain outstanding as a PF L/C Loan with an initial Interest Period coincident with the then-applicable Interest Period for the Credit-Linked Deposits and the Adjusted LIBO Rate therefor shall be the same as the then-applicable Adjusted LIBO Rate for the Credit-Linked Deposits. Thereafter, each PF Borrowing shall be comprised either of Eurodollar Loans or ABR Loans, as the Borrower may elect in accordance with Section 2.10.
          SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f) or 2.02(g), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request either in writing by delivery of a duly completed Borrowing Request (by hand or facsimile) or by telephone not later than (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing. A telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a duly completed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
          SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11, (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date and (iii) the then unpaid principal amount of each PF L/C Loan of such Lender on the PF Maturity Date. The Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
          (e) Any Lender may request in writing that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
          SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitments of such Lender during the preceding quarter (or other period ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments of any Lender other than the Swingline Lender shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.
          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administration fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).
          (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Revolving Facility Pro Rata Percentage of the daily aggregate RF L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements in respect of RF Letters of Credit) during the preceding quarter (or shorter period ending with the Revolving Credit Maturity Date or the date on which all RF Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, (ii) to each PF Lender, through the Administrative Agent, on each Interest Payment Date with respect to the Credit-Linked Deposits and on the date on which any Credit-Linked Deposit is terminated and the funds therein returned to such Lenders, a fee (a “PF L/C Commitment Fee”) calculated on such Lender’s PF Pro Rata Percentage of the amounts on deposit in the Credit-Linked Deposit Account during the Interest Period ending on such Interest Payment Date at a rate per annum equal to the sum of the Applicable Percentage from time to time used to determine the interest rate on Term Borrowings comprised of Eurodollar Loans pursuant to Section 2.06 plus the Credit-Linked Deposit Cost Amount for such period, and (iii) to the Issuing Bank with respect to each Letter of Credit, the standard fronting, issuance, negotiation, transfer, amendment and drawing fees specified from time to time by the Issuing Bank, which, in the case of U.S. Bank National Association, shall include a fronting fee equal to 0.125% per annum of the aggregate face amount of the Letters of Credit issued by U.S. Bank National Association, payable in arrears on each January 15th, April 15th, July 15th and October 15th, commencing on the first such date to occur after the Closing Date (the “Issuing Bank Fees”). All L/C Participation Fees, PF L/C Commitment Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the avoidance of doubt, if amounts on deposit in the Credit-Linked Deposit Account are used to reimburse the Issuing Bank during any period as contemplated by Section 2.02(g), then the PF L/C Commitment Fee in respect of such Interest Period will be payable only with respect to the amounts actually on deposit in the Credit-Linked Deposit Account during such Interest Period. From and including the date of the deemed PF L/C Loan, such PF L/C Loan shall bear interest as provided in Section 2.06 or 2.07, as the case may be, and the Borrower shall be responsible to the Administrative Agent for any costs arising as a result thereof under Section 2.16.
          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.
          SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.
          (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.
          (c) Interest on each Loan shall be payable to the Administrative Agent on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.
          SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to a majority in interest of the Lenders making or maintaining such Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to do as soon as practicable after such circumstances cease to exist), any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.
          SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate in accordance with the applicable Incremental Term Loan Assumption Agreement) shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments and the Swingline Commitment shall automatically terminate on the Revolving Credit Maturity Date. The PF L/C Commitments shall automatically terminate on the PF Maturity Date.
          (b) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments, the Revolving Credit Commitments or the PF L/C Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments, the Revolving Credit Commitments or the PF L/C Commitments shall be in an integral multiple of $1,000,000, (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time and (iii) the aggregate amount of the PF L/C Commitments shall not be reduced to an amount that is less than the sum of the outstanding PF L/C Loans and the PF L/C Exposure at the time.
          (c) Each reduction in the Term Loan Commitments, the Revolving Credit Commitments or the PF L/C Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees or PF L/C Commitment Fees, as the case may be, on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction. In addition, in connection with any reduction or termination of the PF L/C Commitments pursuant to this Section 2.09, the Administrative Agent shall return to the PF Lenders, from the Credit-Linked Deposit Account, in accordance with their respective PF Pro Rata Percentages, an amount equal to the amount of such reduction or termination.
          SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:
   (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
   (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
   (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Type and/or Interest Period for such Borrowing resulting from such conversion; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
   (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
   (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;
   (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;
   (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such

Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and
   (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.
          Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.
          SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
March 31, 2007	$1,325,000
June 30, 2007	$1,325,000
September 30, 2007	$1,325,000
December 31, 2007	$1,325,000
March 31, 2008	$1,325,000
June 30, 2008	$1,325,000
September 30, 2008	$1,325,000
December 31, 2008	$1,325,000
March 31, 2009	$1,325,000

Repayment Date	Amount
June 30, 2009	$1,325,000
September 30, 2009	$1,325,000
December 31, 2009	$1,325,000
March 31, 2010	$1,325,000
June 30, 2010	$1,325,000
September 30, 2010	$1,325,000
December 31, 2010	$1,325,000
March 31, 2011	$1,325,000
June 30, 2011	$1,325,000
September 30, 2011	$1,325,000
December 31, 2011	$1,325,000
March 31, 2012	$1,325,000
June 30, 2012	$1,325,000
September 30, 2012	$1,325,000
December 30, 2012	$1,325,000
March 31, 2013	$1,325,000
Term Loan Maturity Date	$496,875,000
          (ii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(e)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
          (b) In the event and on each occasion that any Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.
          (c) To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date and the applicable Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

          (d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
          SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than a prepayment of Swingline Loans), in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment (other than a prepayment of Swingline Loans) shall be in an amount that is an integral multiple of $500,000 and not less than $2,500,000.
          (b) Optional prepayments of Term Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans. Optional prepayments of PF L/C Loans made other than in connection with a corresponding reduction of the PF L/C Commitments shall be made to the Administrative Agent, which shall promptly remit the same to the Credit-Linked Deposit Account.
          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments of Eurodollar Loans under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.
          SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace all outstanding RF Letters of Credit and/or deposit an amount equal to the RF L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or replace or cash collateralize outstanding RF Letters of Credit in an amount sufficient to eliminate such excess. In the event of any termination of all the PF L/C Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding PF L/C Loans and replace all outstanding PF Letters of Credit and/or deposit an amount equal to the PF L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Issuing Bank. In the event of any partial reduction of the PF L/C Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the PF Lenders of the aggregate amount of the outstanding PF L/C Loans and the PF L/C Exposure after giving effect thereto and (ii) if such aggregate amount would exceed the aggregate amount of the PF L/C Commitments after giving effect to such reduction or termination, then the Borrower shall repay or prepay PF L/C Loans and/or replace or cash collateralize outstanding PF Letters of Credit in an amount sufficient to eliminate such excess. Upon any replacement or cash collateralization of PF Letters of Credit as contemplated and to the extent required by the preceding sentence, the Administrative Agent shall return to the PF Lenders, from the Credit-Linked Deposit Account in accordance with their respective PF Pro Rata Percentages, an amount equal to the amount of such reduction or termination.
          (b) Not later than the third Business Day following the completion of any Asset Sale (other than a sale of Non-Core Assets or a Tahoe Joe’s Sale), the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(e).
          (c) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on or around June 30, 2008, and (ii) the third Business Day following the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended minus Voluntary Prepayments during such fiscal year; provided, however, that such percentage shall be reduced to (i) 25% for any year if the Leverage Ratio at the end of such year shall have been less than 4.0 to 1.0 and (ii) 0% for any year if the Leverage Ratio at the end of such year shall have been less than 3.0 to 1.0.
          (d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e).
          (e) All amounts required to be paid pursuant to this Section 2.13 shall be applied to prepay outstanding Term Loans of the Term Lenders that accept the same. Each Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.13, to decline all (but not a portion) of its pro rata share of such prepayment (such declined amounts, the “Declined Proceeds”). Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment (with such Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). All such accepted prepayments shall be applied pro rata to the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11. Any such mandatory prepayments that are rejected by the Term Lenders may be retained by the Borrower.

          (f) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid; provided, however, that, if at the time of any prepayment pursuant to this Section 2.13 there shall be Term Borrowings of different Types or Eurodollar Term Borrowings with different Interest Periods, and if some but not all Term Lenders shall have accepted such mandatory prepayment, then the aggregate amount of such mandatory prepayment shall be allocated ratably to each outstanding Term Borrowing of the accepting Term Lenders. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
          SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, the Issuing Bank or the Administrative Agent (except any such reserve requirement which is reflected in the Adjusted LIBO Rate or the Credit-Linked Deposit Cost Amount, as applicable) or shall impose on such Lender, the Issuing Bank or the Administrative Agent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, any Credit-Linked Deposit or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or the Administrative Agent of making or maintaining any Eurodollar Loan or Credit-Linked Deposit or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or in any Credit-Linked Deposit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), in each case, by an amount deemed by such Lender, the Issuing Bank or the Administrative Agent to be material, then the Borrower will pay to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, upon demand in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender, the Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time in accordance with paragraph (c) below the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
          (c) A certificate of a Lender, the Issuing Bank or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or the Administrative Agent or its holding company, as applicable, as specified in paragraph (a) or (b) above, together with supporting documentation or computations in each case in reasonable detail, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Issuing Bank or the Administrative Agent the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
          (d) Failure or delay on the part of any Lender, the Issuing Bank or the Administrative Agent to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s, the Issuing Bank’s or the Administrative Agent’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender, the Issuing Bank or the Administrative Agent under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender, the Issuing Bank or the Administrative Agent knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender, the Issuing Bank and the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
          SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:
   (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn (which such Lender agrees to do as promptly as practicable after circumstances allow); and
   (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
          (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
          SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (other than any loss of margin over funding cost or anticipated profit) that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. In addition, the Borrower shall indemnify the Administrative Agent against any loss or expense comparable to the losses or expenses covered by the preceding sentences of this Section 2.16 that the Administrative Agent may sustain or incur as a consequence of any withdrawal from the Credit-Linked Deposit Account pursuant to the terms of this Agreement prior to the end of the then-applicable Interest Period for the Credit-Linked Deposits. A certificate of any Lender or the Administrative Agent in reasonable detail with supporting calculations setting forth any amount or amounts which such Lender or the Administrative Agent is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.
          SECTION 2.17. Pro Rata Treatment. Except as provided below in this Section 2.17 with respect to Swingline Loans and as required under Section 2.15, or as provided in Section 2.13(e), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees and the PF L/C Commitment Fees, each reduction of the Term Loan Commitments, the Incremental Term Loan

Commitments (if any) the Revolving Credit Commitments or the PF L/C Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or participations in L/C Disbursements, as applicable). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
          SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any of its Loans or participations in L/C Disbursements and accrued interest thereon as a result of which the unpaid portion of its Loans or participations in L/C Disbursements and accrued interest thereon shall be proportionately less than the unpaid portion of the Loans and participations in L/C Disbursements and accrued interest thereon of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and participations in L/C Disbursements and accrued interest thereon of such other Lender, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of the principal of and accrued interest on their respective Loans and participations in L/C Disbursements; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.21(e)) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York.

          (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
          (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).
          SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.04 (unless the Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, such accurate, properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent new accurate, properly completed and executed documentation prescribed by applicable law or as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such documentation, in which case such Lender shall not be required to deliver any such documentation, pursuant to this Section 2.20(e). Notwithstanding anything to the contrary contained in this Section 2.20 but subject to Section 9.04 and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is a Foreign Lender to the extent that such Lender has not provided to the Borrower accurate, properly completed and executed documentation that establishes a complete exemption from such deduction or withholding (the “Exemption Documentation”) and (y) the Borrower shall not be obligated pursuant to Section 2.20 to make any additional payments to a Lender pursuant to Section 2.20(a), 2.20(b) or 2.20(c), as the case may be (the “Gross-Up Payments”) if such Lender has not provided to the Borrower the Exemption Documentation required to be provided to the Borrower pursuant to this Section 2.20(e). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.20 and except as set forth in Section 9.04, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Sections 2.20(a), 2.20(b) and 2.20(c) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any Change in Law relating to the deducting or withholding of such Taxes.
          (f) If the Borrower pays any additional amount under this Section 2.20 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.
          SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16), in each case with respect to the Loans or Commitments subject to such assignment; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this
Section 2.21(a).
          (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.
          SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $10,000,000 in the aggregate, (ii) the Revolving Credit Exposure of any Lender, after giving effect to any Swingline Loan, exceeding such Lender’s Revolving Credit Commitment, or (iii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.
          (b) Swingline Loans. The Borrower shall notify the Swingline Lender by fax, or by telephone (confirmed by fax), with a copy of such notice to the Administrative Agent not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day), the amount of such Swingline Loan and the wire transfer instructions for the account to which the proceeds of such Swingline Loan are to be transferred. The Swingline Lender shall promptly make each Swingline Loan by wire transfer to the account specified by the Borrower in such request.

          (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time on the date of prepayment at the Swingline Lender’s address for notices specified on Schedule 2.01.
          (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).
          (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Revolving Facility Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Revolving Facility Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.
          SECTION 2.23. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of its wholly owned Subsidiaries (in which case the Borrower and such wholly owned Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time prior to the date that is 30 days prior to (i) the Revolving Credit Maturity Date (in the case of RF Letters of Credit) or (ii) the PF Maturity Date (in the case of PF Letters of Credit). This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, whether such Letter of Credit shall be an RF Letter of Credit or a PF Letter of Credit, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. The Issuing Bank shall promptly (i) notify the Administrative Agent in writing of the amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of each such Letter of Credit (and any amendments, renewals or extensions thereof) to the Administrative Agent. An RF Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each such Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the RF L/C Exposure shall not exceed $20,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. A PF Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each such PF Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the sum of the PF L/C Exposure and the outstanding PF L/C Loans shall not exceed the aggregate PF L/C Commitments and (ii) the aggregate PF L/C Exposure shall not exceed the aggregate Credit-Linked Deposits. If the Borrower shall fail to specify whether any requested Letter of Credit is to be an RF Letter of Credit or a PF Letter of Credit, then the requested Letter of Credit shall be deemed to be a PF Letter of Credit unless the issuance thereof would not be permitted by the foregoing provisions of this paragraph, in which case it shall be deemed to be an RF Letter of Credit. Each Existing Letter of Credit shall be deemed to be a PF Letter of Credit.
          (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to (i) the Revolving Credit Maturity Date (in the case of RF Letters of Credit) or (ii) the PF Maturity Date (in the case of PF Letters of Credit), unless such Letter of Credit expires by its terms on an earlier date; provided, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to (i) the Revolving Credit Maturity Date (in the case of RF Letters of Credit) or (ii) the PF Maturity Date (in the case of PF Letters of Credit) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or in the case of (A) any PF Letter of Credit issued in replacement of an Existing Letter of Credit, (B) any PF Letter of Credit issued in replacement of a PF Letter of Credit issued pursuant to clause (A) above or (C) any back-up Letter of Credit issued with respect to an Existing Letter of Credit, the period set forth in such Existing Letter of Credit, PF Letter of Credit or back-up

Letter of Credit, as the case may be) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
          (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender or PF Lender, as the case may be, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Facility Pro Rata Percentage or PF Pro Rata Percentage, as applicable, of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit (or, in the case of the Existing Letters of Credit, effective upon the Closing Date). In consideration and in furtherance of the foregoing, (i) each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Revolving Facility Pro Rata Percentage of each L/C Disbursement in respect of an RF Letter of Credit made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f), in the case of RF Letters of Credit, and (ii) each PF Lender hereby absolutely and unconditionally authorizes the Administrative Agent to pay the Issuing Bank such Lender’s PF Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower from the Credit-Linked Deposits on deposit with the Administrative Agent in the Credit-Linked Deposit Account forthwith on the date due as provided by Section 2.02(g). Each Revolving Credit Lender and PF Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, subject to Section 2.02(f) or 2.02(g), as applicable, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement on the same Business Day that the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.
          (f) Obligations Absolute. The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
   (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
   (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

   (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
   (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
   (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
   (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.
          Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank, the Revolving Credit Lenders or the PF L/C Lenders, as the case may be, with respect to any such L/C Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of (i) the date of payment by the Borrower or (ii)(x) in the case of an RF Letter of Credit, the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), and (y) in the case of a PF Letter of Credit, the date of payment by the Administrative Agent as provided in Section 2.02(g), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.
          (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(iii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding RF Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the RF L/C Exposure as of such date; provided, however, that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements in respect of RF Letters of Credit for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the RF L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding RF Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
          (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to any other Issuing Bank and such Lender.
          (l) Credit Linked Deposit Account. (i) On the Closing Date and subject to the satisfaction of the conditions precedent set forth in Sections 4.01 and 4.02, each PF Lender shall pay to the Administrative Agent such PF Lender’s Credit-Linked Deposit. The Credit-Linked Deposits shall be held by the Administrative Agent in (or credited to) the Credit-Linked Deposit Account, and no person other than the Administrative Agent shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each PF Lender in respect of its participation in PF Letters of Credit shall be satisfied in full upon the funding of its Credit-Linked Deposit.
          (ii) Each of the Administrative Agent, the Issuing Bank and each PF Lender hereby acknowledges and agrees that (x) each PF Lender is funding its Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Sections 2.02(g) and 2.23(d) and (y) the Administrative Agent may invest the Credit-Linked Deposits in such Credit Suisse time deposit accounts as may be determined from time to time by the Administrative Agent. The Administrative Agent hereby agrees to pay to each PF Lender, on each Interest Payment Date for the Credit-Linked Deposits, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the amount of such PF Lender’s PF Pro Rata Percentage of the aggregate amount of the Credit-Linked Deposits during such Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period less the Credit-Linked Deposit Cost Amount. With respect to any Interest Period during which a PF L/C Loan is deemed made, the Administrative Agent shall determine the amount of interest payable by the Borrower on such PF L/C Loan for the portion of such Interest Period during which such PF L/C Loan is outstanding pursuant to Section 2.02(h) and the amount of interest payable by the Administrative Agent on the Credit-Linked Deposits during such Interest Period, and such determination shall be conclusive absent manifest error.
          (iii) The Borrower shall have no right, title or interest in or to the Credit-Linked Deposit Account or the Credit-Linked Deposits and no obligations with respect thereto other than as expressly provided in this Agreement. Without limiting the foregoing, the obligation to return the Credit-Linked Deposits to the P/F Lenders is solely an obligation of the Administrative Agent, and the Borrower shall have no liability or obligation in respect of the principal amount of the Credit-Linked Deposits.
          SECTION 2.24. Increase in Term Loan Commitments. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an aggregate amount (for all such Incremental Term Loan Commitments) not to exceed the Incremental Debt Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld); provided further that no existing Lender shall be obligated to commit to provide Incremental Term Loans or become an Incremental Term Lender. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or equal to the remaining Incremental Debt Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice) and (iii) whether such Incremental Term Loan Commitments are to be Term Loan Commitments or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).
          (b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of any Other Term Loans shall be no shorter than (x) the average life to maturity of the Term Loans and (y) if the initial yield (determined as provided below) of such Other Term Loans exceeds the Applicable Percentage then in effect for Eurodollar Term Loans, six months longer than the average life to maturity of the Term Loans, and (iii) if the initial yield on any Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the Adjusted LIBOR margin on the Other Term Loans and (y) if the Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings, the Borrower or any Subsidiary for doing so (the amount of such fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) the Applicable Percentage then in effect for Eurodollar Term Loans, then the Applicable Percentages then in effect for Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans (and if the Adjusted LIBOR margins on the Other Term Loans are subject to a leveraged-based pricing grid, appropriate increases to the other Applicable Percentages for the Term Loans, consistent with the foregoing, shall be made). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.
          (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.24 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and other closing certificates and documentation consistent with those delivered on the Closing Date under Section 4.02 and (iii) the Leverage Ratio on such date, calculated on a Pro Forma Basis after giving effect to such Incremental Term Loan Commitment and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date, shall be at least 0.25 to 1.0 less than the maximum Leverage Ratio permitted under Section 6.12 applicable at such time.
          (d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding Eurodollar Term Borrowing to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Term Borrowing on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Eurodollar Term Loans to ABR Term Loans made pursuant to the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing then, subject to Section 2.07, the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period shall equal the Adjusted LIBO Rate for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business

Days before the date such Incremental Term Loan is made) plus the Applicable Percentage then in effect. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Sections 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.
ARTICLE III
Representations and Warranties
          Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:
          SECTION 3.01. Organization; Powers. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.
          SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate or other company and, if required, stockholder, action on the part of each Loan Party and (b) will not (i) violate (A) any material provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, by-laws, limited liability company agreements or other constitutive documents of Holdings, the Borrower or any Subsidiary, (B) any applicable order of any Governmental Authority or (C) any provision of any indenture or any other material agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).
          SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

          SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) such as have been made or obtained and are in full force and effect and (b) such actions, consents, approvals, registrations or filings, the failure of which to make or obtain could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended on June 28, 2006, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, and (ii) the Company’s consolidated balance sheets and related statements of income, stockholders’ equity and cash flows (A) as of and for the fiscal year ended on December 28, 2005, audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (B) as of and for the fiscal quarters ended March 29, 2006 and June 28, 2006. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries or the Company and its consolidated subsidiaries, as the case may be, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries or the Company and its consolidated subsidiaries, as the case may be, as of the dates thereof. Such financial statements were prepared in accordance with GAAP (as applicable to interim financial statements, in the case of such interim financial statements) applied on a consistent basis.
          (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income as of and for the four fiscal quarters ended June 28, 2006, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four fiscal quarter period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions at the time made were believed by the Borrower to be reasonable), were based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly in all material respects on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.
          SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since June 28, 2006.
          SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including any Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.
          (b) Each of Holdings, the Borrower and each of the Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect except, in each case, for such noncompliance or such failures to be in full force and effect that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each of Holdings, the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.
          SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Holdings, the Borrower or any Subsidiary therein. The shares of Equity Interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings, the Borrower or one of the Subsidiaries, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).
          SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          (b) Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
          SECTION 3.10. Agreements. None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

          SECTION 3.12. Investment Company Act. None of Holdings, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Term Loans (other than any Incremental Term Loans), together with the proceeds of the New Senior Notes and the Sale/Leaseback Transaction, solely (a) to pay the Merger Consideration, (b) to refinance all amounts due or outstanding under the Existing Credit Agreement, (c) to finance the Debt Tender Offers, (d) to repay in full or otherwise satisfy and discharge the Company Senior Notes, (e) to repay in full the Company Existing Credit Agreement, (f) to pay related fees and expenses and (g) to provide working capital. The Borrower will use the proceeds of the Revolving Loans and the Swingline Loans, and will request the issuance of Letters of Credit, solely for general corporate purposes of the Borrower. The Borrower will use the proceeds of any Incremental Term Loans solely as set forth in the applicable Incremental Term Loan Assumption Agreement.
          SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and each of the Subsidiaries has filed or caused to be filed all Federal, state and material, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all material Taxes due and payable by it and all material assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.
          SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.
          SECTION 3.16. Employee Benefit Plans. Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by a material amount, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used to fund such plan) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by a material amount.

          SECTION 3.17. Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
          (b) Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
          SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
          SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property (as defined in the Guarantee and Collateral Agreement) and Collateral in which a security interest may be perfected only by the taking of control), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.
          (b) Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by such filings in the United States and its territories and possessions, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).
          (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.
          SECTION 3.20. Location of Real Property and Leased Premises. Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries, as the case may be, as of the Closing Date, own in fee all the real property set forth on Schedule 3.20(a). Schedule 3.20(b) lists completely and correctly as of the Closing Date all material real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries, as the case may be, as of the Closing Date have valid leasehold interests in all the real property set forth on Schedule 3.20(b).
          SECTION 3.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. Except as provided on Schedule 3.09, the hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except for such violations that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary, except for such failures that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.
          SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
          SECTION 3.23. Transaction Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto). None of the Borrower, any other Loan Party or Buffets Southeast, Inc. is in default in the performance or compliance with any material provisions thereof. The Merger Agreement complies in all material respects with all material applicable laws. All representations and warranties set forth in the Merger Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).
ARTICLE IV
Conditions of Lending
          The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:
          SECTION 4.01. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan but excluding the conversion of a Eurodollar Borrowing to an ABR Borrowing or vice versa or the continuation or conversion of the Interest Period of a Eurodollar Borrowing into another permitted Interest Period, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):
          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).
          (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
          (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.
          Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          SECTION 4.02. First Credit Event. On the Closing Date:
          (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit G-1, (ii) Faegre & Benson, Minnesota counsel for the Borrower, substantially to the effect set forth in Exhibit G-2, (iii) McNair Law Firm, P.A., South Carolina counsel for the Company, substantially to the effect set forth in Exhibit G-3 and (iv) each local counsel for the Borrower set forth on Schedule 4.02(a), each substantially to the effect set forth on Exhibit G-4 or in such other form as the Administrative Agent shall reasonably approve, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.
          (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or certificate of formation, as applicable, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement, as applicable, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or sole member, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or certificate of formation, as applicable, of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.
          (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.
          (d) The Administrative Agent shall have received all Fees and other amounts due and payable (to the extent invoiced) on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (e) The Lenders shall have received, to the extent requested, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.
          (f) The Security Documents (including leasehold Mortgages and the Intercreditor Agreement with respect to the Sale/Leaseback Properties) shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date; provided, however, that leasehold Mortgages with respect to the Sale/Leaseback Properties listed on Schedule 4.02(f) shall be provided after the Closing Date so long as and to the extent that the ground lessor of such Sale/Leaseback Property consents to such leasehold Mortgage to the extent required by the respective ground lease in effect as of the date hereof; provided further that the amount secured by each leasehold Mortgage to be recorded in a jurisdiction that requires a mortgage tax shall be capped at 110% of the value of such leasehold interest encumbered by such leasehold Mortgage. Except as provided in the proviso to the preceding sentence, the Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.
          (g) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of Holdings and the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons and in the other jurisdictions in which such persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.
          (h) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.
          (i) The Merger shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, consummated in accordance with the Merger Agreement and applicable law, without giving effect to any waiver of any material terms or conditions of the Merger Agreement not approved by the Required Lenders. The Administrative Agent shall have received copies of the Merger Agreement and all certificates and other documents delivered thereunder, certified by a Financial Officer as being complete and correct.
          (j) There shall not have occurred any event, circumstance, change, development or effect since December 28, 2005, that, individually or in the aggregate with all other events, circumstances, conditions, changes, developments or effects, has had, or would reasonably be expected to have, a Company Material Adverse Effect (as defined in the Merger Agreement).

          (k) The Borrower shall have received gross cash proceeds of not less than $300,000,000 from the issuance of the New Senior Notes and not less than $566,769,505 from the Sale/Leaseback Transaction. The terms and conditions of the New Senior Notes and the provisions of the New Senior Note Documents and the Sale/Leaseback Documents shall be reasonably satisfactory to the Lenders. The Administrative Agent shall have received copies of the New Senior Note Documents and the Sale/Leaseback Documents, certified by a Financial Officer as being complete and correct.
          (l) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement, the Company Existing Credit Agreement and the Company Senior Notes shall have been paid in full, the commitments (if any) thereunder terminated and all guarantees (if any) and security (if any) in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Holdings and the Borrower shall have purchased all Existing Holdings Notes and Existing Subordinated Notes, respectively, validly tendered and not withdrawn in the Debt Tender Offers, and, if all such notes are not so repurchased, the applicable indenture related thereto shall have been amended as contemplated by the applicable Debt Tender Offer. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the New Senior Notes, (c) Indebtedness under the Sale/Leaseback Documents, (d) Existing Holdings Notes and Existing Subordinated Notes not purchased in the Debt Tender Offers and (e) Indebtedness set forth on Schedule 6.01.
          (m) The Lenders shall have received a certificate substantially in the form of Exhibit H from the chief financial officer of the Borrower to the effect that, after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries, taken as a whole, will not (i) be insolvent, (ii) be rendered insolvent by the Indebtedness incurred in connection therewith, (iii) be left with unreasonably small capital with which to engage in its business or (iv) have incurred debts beyond its ability to pay such debts as they mature.
          (n) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and no order, decree, ruling, judgment or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority of competent jurisdiction making illegal or otherwise prohibiting the consummation of the Transactions or the other transactions contemplated hereby substantially on the terms contemplated hereby, which shall continue to be in effect.
ARTICLE V
Affirmative Covenants
          Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:
          SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.
          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated with, in the case of the Borrower and the Subsidiaries, reasonable extensions thereof; comply in all material respects with all applicable laws, rules, regulations, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
          SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.
          (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.
          (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.
          SECTION 5.03. Obligations and Taxes. Pay its Material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such material obligation or Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.
          SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent:
          (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;
          (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm (in the case of paragraph (a)) or Financial Officer (in the case of paragraph (b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11 and 6.12 and (iii) setting forth the amount, if any, of the Initial Pro Forma Adjustment included in the calculation of Consolidated EBITDA for such period and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, (x) setting forth the Borrower’s calculation of Excess Cash Flow and (y) certifying that there has been no change in the business activities, assets or liabilities of Holdings, or if there has been any such change, describing such change in reasonable detail and certifying that Holdings is in compliance with Section 6.08;
          (d) at least 45 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
          (e) promptly after the same become publicly available, copies of all periodic and other reports, final proxy statements, and upon notice of filing to the Administrative Agent and upon the request of the Administrative Agent, other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be, and all press releases;
          (f) promptly after the receipt thereof by Holdings, the Borrower or any Subsidiary, a copy of any “management letter” (in final form) received by any such person from its certified public accountants and the management’s response thereto; and
          (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
          SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;
          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000.
          (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
          SECTION 5.06. Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change in any Loan Party’s legal name, corporate structure, jurisdiction of organization or Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
          (b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.
          SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent, the Collateral Agent or any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any Subsidiary at reasonable times (but not more often then two times each year unless an Event of Default is continuing) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent, the Collateral Agent or any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.
          (b) In the case of Holdings and the Borrower, use commercially reasonable efforts to cause the credit facilities established under this Agreement to be continuously rated by

S&P and Moody’s and, in the case of the Borrower, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s.
          SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.
          SECTION 5.09. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary (other than any Inactive Subsidiary) or any Domestic Subsidiary that ceases to be an Inactive Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent, the Collateral Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Subsidiaries (including material owned real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.09. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of $500,000.
          SECTION 5.10. Interest Rate Protection. No later than the 180th day after the Closing Date, the Borrower shall enter into, and for a minimum of two years thereafter maintain, Hedging Agreements reasonably acceptable to the Administrative Agent that result in at least 40% of the aggregate principal amount of its funded long-term Indebtedness being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.
ARTICLE VI
Negative Covenants
          Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:
          SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
          (a) the Existing Subordinated Notes and the Existing Holdings Notes (in each case, to the extent not purchased in the Debt Tender Offers) and other Indebtedness for borrowed money existing on the Closing Date and set forth in Schedule 6.01, and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, the weighted average life to maturity of such Indebtedness is not decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms not less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;
          (b) Indebtedness created hereunder and under the other Loan Documents;
          (c) intercompany Indebtedness of Holdings, the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c) and unsecured Guarantees made in the ordinary course of business by the Borrower or any Subsidiary Guarantor of obligations of the Borrower or any Subsidiary Guarantor;
          (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $40,000,000 at any time outstanding;
          (e) in the case of the Borrower and its Subsidiaries, Capital Lease Obligations and Synthetic Lease Obligations, in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $40,000,000 at any time outstanding;
          (f) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;
          (g) Indebtedness of any person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such person becomes a Subsidiary and is not created in contemplation of or in connection with such person becoming a Subsidiary, (ii) immediately before and after such person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $15,000,000 at any time outstanding;
          (h) unsecured subordinated Indebtedness of the Borrower (“Seller Notes”) issued to the seller in connection with any Permitted Acquisition under Section 6.04(f); provided that (i) such Indebtedness provides for cash interest payments in an amount not greater than 14% per annum and requires no cash payments of principal prior to the date that is one year after the Term Loan Maturity Date, (ii) such Indebtedness does not impose any financial or other “maintenance” covenants on Holdings, the Borrower or any of the Subsidiaries, (iii) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Secured Parties than those governing the Existing Subordinated Notes and (iv) the aggregate principal amount of any such Seller Notes does not exceed $20,000,000 at any one time outstanding;
          (i) New Senior Notes issued after the Closing Date in an aggregate principal amount at any time outstanding not to exceed the Incremental Debt Amount, and any Guarantees relating to such New Senior Notes, so long as, at the time of and immediately after such incurrence (A) no Event of Default or Default shall have occurred and be continuing and (B) the Leverage Ratio of the Borrower, on a Pro Forma Basis after giving effect to such incurrence and the application of the proceeds therefrom, shall be at least 0.25 to 1.0 less than the maximum Leverage Ratio permitted under Section 6.12 applicable at such time; and
          (j) other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the Incremental Debt Amount.
          SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
          (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;
          (b) any Lien created under the Loan Documents;
          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;
          (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;
          (e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

          (f) pledges and deposits in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;
          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
          (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;
          (j) judgment liens securing judgments that have not resulted in an Event of Default under Article VII;
          (k) non-exclusive licenses of Intellectual Property granted in the ordinary course of business;
          (l) any interest or title of a lessor under any lease entered into by the Borrower or any of the Subsidiaries in the ordinary course of business and covering only the assets so leased; and
          (m) any matter that would be disclosed by an accurate survey or inspection of real property owned or leased by the Borrower or any Subsidiary.
          SECTION 6.03. Sale and Leaseback Transactions. Other than the Sale/Leaseback Transaction, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback”) unless (i) the sale of such property is permitted by Section 6.05 and (ii) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, respectively.
          SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

          (a) (i) investments by Holdings, the Borrower and the Subsidiaries existing on the Closing Date in the Equity Interests of the Borrower and the Subsidiaries, and (ii) additional investments by Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiary Guarantors; provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein);
          (b) Permitted Investments;
          (c) loans or advances made by the Borrower to any Subsidiary Guarantor and made by any Subsidiary to the Borrower or any Subsidiary Guarantor; provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement;
          (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
          (e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;
          (f) the Borrower or any wholly owned Subsidiary may acquire all or substantially all the assets of a person or line of business of such person, or all of the Equity Interests of a person (referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity shall be a going concern and shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; (ii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing or shall exist; (B) the Borrower would be in Pro Forma Compliance; (C) after giving effect to such acquisition, there must be at least $10,000,000 of unused and available Revolving Credit Commitments; and (D) the aggregate of the consideration paid in connection with such acquisition and any related acquisitions pursuant to this Section 6.04(f) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition) shall not in the aggregate exceed $75,000,000; (iii) the Borrower shall assume no Indebtedness in connection with such acquisition, except as permitted by Section 6.01; and (iv) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.09 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(f) being referred to herein as a “Permitted Acquisition”);
          (g) investments existing on the Closing Date and set forth on Schedule 6.04;
          (h) investments consisting of non-cash proceeds of Asset Sales made in accordance with Section 6.05(b);

          (i) loans or advances permitted by Section 6.06(a);
          (j) extensions of trade credit in the ordinary course of business; and
          (k) in addition to investments permitted by paragraphs (a) through (j) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (k) (determined without regard to any write-downs or write-offs of such investments, loans and advances, but net of any return of principal or capital, as the case may be) does not exceed $15,000,000 in the aggregate.
          SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business, (ii) the Borrower and Buffets Southeast, Inc. may consummate the transactions contemplated by the Merger Agreement, (iii) the Borrower and any wholly owned Subsidiary may make Permitted Acquisitions, (iv) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary (or, in order to consummate a Permitted Acquisition, any other person) in a transaction in which the surviving entity is a wholly owned Subsidiary and (except in the case of Permitted Acquisitions) no person other than the Borrower or a wholly owned Subsidiary receives any consideration; provided that if any such merger described in this clause (y) shall involve a Subsidiary Guarantor, the surviving entity of such merger shall be a Subsidiary Guarantor and (z) Holdings may merge with or into the Borrower in a transaction in which no person other than Holdings or the Borrower receives any consideration other than, in the case of the stockholders of Holdings, consideration consisting solely of the Equity Interests of the surviving corporation (following which all references to Holdings or the Borrower shall mean the survivor of such merger), and (v) the Borrower and the Subsidiaries may sell the Sale/Leaseback Properties pursuant to the Sale/Leaseback Documents.
          (b) Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $20,000,000 in any fiscal year.
          (c) Notwithstanding the foregoing paragraphs (a) and (b), the Borrower shall be permitted to (i) sell Equity Interests of Tahoe Joe’s pursuant to a Qualified Tahoe Joe’s Equity Offering, (ii) consummate a Tahoe Joe’s Sale, (iii) sell Non-Core Assets, (iv) sell the Borrower’s manufacturing facility located in Marshfield, Wisconsin and/or (v) sell up to 80 restaurants in the aggregate after the Closing Date, in each case so long as (x) no Event of Default or Default shall have occurred and be continuing or result therefrom, (y) with respect to clauses (ii), (iii), (iv) and (v) above, the requirements of Section 6.05(b)(i) and (ii) have been satisfied and (z) with respect to clauses (iv) and (v), the Borrower complies with Section 2.13(b) or (e), as applicable, with respect to the Net Cash Proceeds thereof.
          SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or the Borrower may make distributions to Holdings so that Holdings may (x) make Restricted Payments in an aggregate amount after the Closing Date not to exceed $15,000,000, (y) if at the end of any fiscal year, commencing with the fiscal year ending on or around June 30, 2007, the Senior Secured Leverage Ratio was less than 2.25 to 1.0, make Restricted Payments during the following fiscal year in an aggregate amount not to exceed 50% of Excess Cash Flow for the fiscal year then ended so long as, after giving effect to any such Restricted Payment, the Senior Secured Leverage Ratio would be less than 2.25 to 1.0 and (z) repurchase its Equity Interests owned by employees of Holdings, the Borrower or the Subsidiaries or make payments to employees of Holdings, the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $8,000,000 in any fiscal year, plus the amount of cash received by the Borrower during such fiscal year from insurance proceeds paid in respect of the death or disability of any employee or director of Holdings, the Borrower or any Subsidiary, (iii) the Borrower may make Restricted Payments or make loans and advances to Holdings (x) in an amount not to exceed $1,500,000 in any fiscal year, to the extent necessary to pay general corporate and overhead expenses incurred by Holdings in the ordinary course of business; provided that any such amount not so utilized may be carried forward to the next fiscal year, and (y) in an amount necessary to make Tax Payments directly attributable to (or arising as a result of) the operations of the Borrower and the Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of Federal, State and local taxes were the Borrower to pay such taxes as a stand-alone taxpayer and (B) all Restricted Payments made to Holdings pursuant to this clause (iii) are used by Holdings for the purposes specified herein within 30 days of the receipt thereof, (iv) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may make payments to Holdings in an aggregate amount not to exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of $10,000,000 in any calendar year) to be used solely to redeem, purchase or otherwise acquire warrants outstanding on the Closing Date, to acquire capital stock of Holdings; provided, however, that such payments shall not be made prior to September 29, 2008 and (v) the Loan Parties may provide reasonable compensation, customary employee benefit arrangements and indemnities for their respective directors.

          (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations or any refinancing thereof, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness, Capital Lease Obligations, Synthetic Lease Obligations or obligations in respect of the Sale/Leaseback Transaction, in each case permitted by this Agreement, if such restrictions or conditions apply only to the property or assets securing such Indebtedness or subject to such lease and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
          SECTION 6.07. Transactions with Affiliates. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that:
          (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
          (b) Restricted Payments may be made to the extent provided in Section 6.06;
          (c) loans may be made and other transactions may be entered into between and among the Borrower, Holdings, the Subsidiaries and their respective Affiliates to the extent permitted by Sections 6.01 and 6.04;
          (d) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, (i) business management fees may be paid to Caxton-Iseman Capital, Inc. or any of its Affiliates in an aggregate amount not to exceed 2% of the Borrower’s Consolidated EBITDA in any fiscal year, (ii) upon the consummation of acquisitions and divestitures by the Borrower, investment banking fees in an aggregate amount not to exceed 1.0% of the consideration paid for such acquisition or divestiture plus reasonable expenses in connection therewith may be paid to Caxton-Iseman Capital, Inc. or any of its Affiliates in connection with such acquisition or divestiture, in the case of clauses (i) and (ii) as provided for in the Management Services Agreement as in effect on the Closing Date; provided that in connection with a Qualified Initial Public Equity Offering, the Borrower may terminate the Management Services Agreement and pay a termination fee from the proceeds of such Qualified

Initial Public Equity Offering and (iii) fees may be paid to Sentinel Capital Partners, II, L.P. or any of its Affiliates in an aggregate amount not to exceed $250,000 in any fiscal year, as provided in the services agreement between the Borrower and Sentinel Capital Partners, II, L.P. as in effect on the Closing Date; and
          (e) a registration rights agreement may be entered into between and among Holdings and holders of Equity Interests in it providing for customary registration rights in connection with a Qualified Initial Public Equity Offering.
          SECTION 6.08. Business of Holdings, Borrower and Subsidiaries. (a) With respect to Holdings, engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower and, following a Tahoe Joe’s Distribution, Tahoe Joe’s, its guarantee under the New Senior Notes, liabilities incidental thereto, including its liabilities hereunder and pursuant to the Guarantee and Collateral Agreement, and other de minimus activities.
          (b) With respect to the Borrower and its Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and reasonable extensions thereof and business activities reasonably incidental thereto.
          SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdings, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to Holdings, the Borrower, any of the Subsidiaries or the Lenders unless such amended Material Indebtedness could be incurred under Section 6.01.
          (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, the New Senior Notes or any subordinated Indebtedness (other than intercompany subordinated Indebtedness), or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities.
          (c) Notwithstanding the foregoing, Holdings and the Borrower shall be permitted to:
   (i) expend up to $25,000,000 to optionally prepay, repurchase or redeem any Existing Subordinated Notes, Existing Holdings Notes and/or New Senior Notes so long as, after giving effect thereto, (x) no Default or Event of Default shall have occurred and be continuing or result therefrom and (y) the Senior Secured Leverage Ratio would be less than 2.0 to 1.0 on a Pro Forma Basis;

     (ii) expend up to $6,500,000 prior January 1, 2007 to optionally prepay, repurchase or redeem any Existing Subordinated Notes so long as, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result therefrom;
     (iii) use the Net Cash Proceeds of a Qualified Initial Public Equity Offering to redeem or repurchase New Senior Notes in accordance with the “equity clawback” or “equity repurchase” provisions thereof so long as after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result therefrom;
     (iv) in the case of the Borrower, to the extent the Borrower would be permitted to make Restricted Payments at the time pursuant to Section 6.06(a)(ii)(x) or (y), prepay, repurchase or redeem New Senior Notes (with the amount so expended being deemed to be a Restricted Payment for purposes of Section 6.06(a)(ii)(x) and (y)); and
     (v) use the Net Cash Proceeds of sales of Non-Core Assets and a Tahoe Joe’s Sale to redeem or repurchase New Senior Notes so long as, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result therefrom.
          SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries to exceed (i) $55,000,000 for the period from the Closing Date through the end of the fiscal year ending on or around June 27, 2007 or (ii) $70,000,000 for any fiscal year thereafter. The amount of permitted Capital Expenditures set forth in the preceding sentence in respect of any fiscal year commencing with the fiscal year ending on or around July 2, 2008, shall be increased (but not decreased) by the sum of (a) an amount equal to the aggregate amount of all Restricted Payments that may be made during such year under Section 6.06(a)(ii)(y) that have not been so made and (b) the amount of unused permitted Capital Expenditures for the immediately preceding period or fiscal year (without giving effect to clause (a) and (b) of this sentence).
          SECTION 6.11. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending with the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
Closing Date through July 2, 2008	1.50 to 1.00
July 3, 2008 through December 17, 2008	1.60 to 1.00
December 18, 2008 through September 23, 2009	1.65 to 1.00
September 24, 2009 through April 7, 2010	1.70 to 1.00
April 8, 2010 through September 22, 2010	1.75 to 1.00
September 23, 2010 through April 6, 2011	1.80 to 1.00
Thereafter	1.90 to 1.00
          SECTION 6.12. Maximum Leverage Ratio. Permit the Leverage Ratio as at the last day of any fiscal quarter during any period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Closing Date through September 19, 2007	6.00 to 1.00
September 20, 2007 through July 2, 2008	5.75 to 1.00
July 3, 2008 through July 1, 2009	5.50 to 1.00
July 2, 2009 through December 16, 2009	5.15 to 1.00
December 17, 2009 through June 30, 2010	5.00 to 1.00
July 1, 2010 through December 15, 2010	4.75 to 1.00
Thereafter	4.50 to 1.00
     SECTION 6.13. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than the Wednesday closest to June 30 of each year.
ARTICLE VII
Events of Default
          In case of the happening of any of the following events (“Events of Default”):
          (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
          (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
          (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to Holdings and the Borrower only) or 5.08 or in Article VI;
          (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

          (f) (i) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
          (h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
          (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof (to the extent not covered by insurance as to which the insurer has been notified of such judgment and has not denied coverage thereof) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;
          (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;
          (k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);
          (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;
          (m) there shall have occurred a Change in Control; or
          (n) default shall be made in the due observance or performance by the Borrower or the Subsidiaries of greater than 10% of the aggregate number of restaurant operating leases of the Borrower and the Subsidiaries, such that the landlords under such leases would be entitled to terminate such leases;
then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII
The Administrative Agent and the Collateral Agent
          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.
          The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
          Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
          Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation and (except during the continuance of an Event of Default) with the prior approval of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank and (except during the continuance of an Event of Default) shall be acceptable to the Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX
Miscellaneous
          SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
          (a) if to the Borrower or Holdings, to it at 1460 Buffet Way, Eagan, MN 55121, Attention of H. Thomas Mitchell (Fax No. (651) 365-2356), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention of Eric S. Goodison and Caxton–Iseman Capital, Inc., 500 Park Avenue, New York, NY 10022, Attention of Fred Iseman;
          (b) if to the Administrative Agent, to Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and
          (c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. Any party hereto may change its address for notices by giving notice of such change to each party hereto in accordance with this Section 9.01. In addition, the Administrative Agent and the Borrower may agree from time to time that notices hereunder for certain specified purposes may be delivered by e-mail, in which case such notices will be as effective as if delivered by fax.
          SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this

Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.
          SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
          SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided, however, that the consent of the Borrower shall not be required to any such assignment (1) during the continuance of any Event of Default or (2) if such assignment is made in connection with the primary syndication of the Term Loans to persons previously identified to the Borrower in writing (or to Affiliates of such persons), and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent on an aggregate basis in the event of concurrent assignments to Related Funds) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the case of concurrent assignments to two or more Related Funds, and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).
          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire and applicable tax forms completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
          (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 and shall be bound by the confidentiality provisions contained in Section 9.16 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments of such participating bank or person or releasing any Guarantor or all or substantially all of the Collateral). All amounts payable by the Borrower to any Lender hereunder in respect of any Loan and the applicability of the cost protection provisions contained in Section 2.14, 2.16 and 2.20 shall be determined as if such Lender had not sold or agreed to sell any participation in such Loan, and as if such Lender were funding the participated portion of such Loan the same way that it is funding the portion of such Loan in which no participation has been sold.
          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto. Any Lender that is a fund that invests in bank loans may (without the consent of the Borrower or the Administrative Agent) pledge all or any portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that any foreclosure or other exercise of remedies by such trustee shall be subject to the provisions of this Section 9.04 regarding assignments in all respects. No pledge described in the immediately preceding sentence shall release such Lender from its obligations hereunder.
          (i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
          (j) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
          SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.
          (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each Related Lender Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
          (c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.
          (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.
          SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders (except as provided in Section 2.24); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j), the provisions of this Section, the definition of the term “Required Lenders” or release any Guarantor or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, or (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, respectively. Notwithstanding the foregoing and except as provided in Section 9.17, if the Borrower shall request the release of any Collateral to be sold as part of any Asset Sale permitted under Section 6.05 and shall deliver to the Collateral Agent a certificate to the effect that such Asset Sale and the disposition of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall and is hereby authorized to, without the consent of any Lender, execute and deliver all such instruments as may be required to effect the release of such Collateral.
          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the

Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
          SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.
          (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such

Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings; provided that, in the case of Information received from the Borrower or Holdings after the date hereof, such information is clearly identified at the time of delivery as confidential or such information is of such a nature that a prudent person would expect such information to be confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.
          SECTION 9.17. Release of Collateral. (a) Notwithstanding any other provision of this Agreement or the Guarantee and Collateral Agreement, all Collateral owned by Tahoe Joe’s and held under any Security Document shall be released from the Liens created thereunder, without representation, warranty or recourse of any nature, on a Business Day specified by the Borrower (the “Release Date”), and the provisions of Section 5.06 and 5.09, insofar as they relate to such Collateral, shall cease to be of any force and effect, upon satisfaction of the following conditions precedent: (i) the Borrower shall have given written notice to the Administrative Agent at least five Business Days’ (or such shorter period as shall be acceptable to the Administrative Agent) prior to the Release Date, specifying the proposed Release Date; (ii) as of the Release Date, a Qualified Tahoe Joe’s Equity Offering, a Tahoe Joe’s Distribution or a Tahoe Joe’s Sale, as the case may be, shall have been consummated; (iii) no Default or Event of Default shall have occurred and be continuing as of the Release Date; and (iv) on the Release Date, the Collateral Agent shall have received a certificate, dated the Release Date and executed on behalf of the Borrower by a Financial Officer of the Borrower, confirming the satisfaction of the conditions precedent set forth in clauses (ii) and (iii) above.
          (b) Upon the release of Collateral owned by Tahoe Joe’s pursuant to paragraph (a) above, Tahoe Joe’s shall automatically (x) be released from its Guarantee under the Guarantee and Collateral Agreement and cease to be a Subsidiary Guarantor and (y) be deemed not to be a Subsidiary of the Borrower or a Loan Party for purposes of the Loan Documents.
          (c) Subject to the satisfaction of the conditions set forth in paragraph (a) above, on or after the Release Date, the Lenders hereby expressly authorize the Collateral Agent to, and the Collateral Agent hereby agrees to, execute and deliver to the Borrower all such financing statements, agreements, instruments and documents as the Borrower may reasonably request to effectuate, evidence or confirm the release of Collateral provided for in this Section 9.17. Any execution and delivery of documents pursuant to this Section 9.17 shall be without recourse to or warranty by the Collateral Agent.
          (d) Without limiting the provisions of Section 9.05, the Borrower shall reimburse the Administrative Agent, the Collateral Agent and the Lenders upon demand for all costs and expenses, including the fees, charges and disbursements of counsel, incurred by any of them in connection with any action contemplated by this Section 9.17.

          SECTION 9.18. U.S.A. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BUFFETS, INC.,

by	/s/ R. Michael Andrews, Jr.
Name: R. Michael Andrews, Jr.
Title: Chief Executive Officer

BUFFETS HOLDINGS, INC.,

by	/s/ R. Michael Andrews, Jr.
Name: R. Michael Andrews, Jr.
Title: Chief Executive Officer
CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,

by	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

by	/s/ Denise L. Alvarez
Name: Denise L. Alvarez
Title: Associate

SIGNATURE PAGE TO BUFFETS, INC.
CREDIT AGREEMENT DATED AS OF
NOVEMBER 1, 2006
UBS LOAN FINANCE LLC

by	/s/ Iris R. Otsa
Name: Iris R. Otsa
Title: Associate Director

by	/s/ Barbara Ezell-McMichael
Name: Barbara Ezell-McMichael
Title: Associate Director Banking Products Services, US

SIGNATURE PAGE TO BUFFETS, INC.
CREDIT AGREEMENT DATED AS OF
NOVEMBER 1, 2006

GOLDMAN SACHS CREDIT PARTNERS L.P.

by	/s/ Bruce Mendelsohn
Name: Bruce Mendelsohn
Title: Authorized Signatory

SIGNATURE PAGE TO BUFFETS, INC.
CREDIT AGREEMENT DATED AS OF
NOVEMBER 1, 2006

U.S. BANK NATIONAL ASSOCIATION

by	/s/ Christopher W. Rupp
Name: Christopher W. Rupp
Title: Vice President

EXHIBIT A
FORM OF
ADMINISTRATIVE QUESTIONNAIRE

	Borrower Name:	BUFFETS,	INC.
US$640,000,000 Credit Agreement dated as of November 1, 2006

II.	Legal Name of Lender for Signature Page:

III.	Name of Lender for any eventual tombstone:

IV.	Legal Address:

V.	Contact Information:

	Credit Contact	Operations Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

Draft
Documentation Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VI.	Lender’s Wire Payment Instructions:

Pay to:

(Name of Lender)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

(Attention)

VII.	Organizational Structure:

Foreign Branch, organized under which laws, etc.

Lender’s Tax ID:

Tax Withholding Form Attached (For Foreign Buyers)

[___]	Form W-9

[___]	Form W-8

[___]	Form 4224 effective:

[___]	Form 1001

[___]	W/Hold % Effective

[___]	Form 4224 on file with Administrative Agent from previous current years transaction

VIII.	Institutional Investor Sub-Allocations

Institution Legal Name:

Fund Manager:

Sub-Allocations:

		Direct Signer to	Purchase by
Exact Legal Name	Sub-Allocation	Credit Agreement	Assignment	Date of Post
(for documentation purposes)	(Indicate US$)	(Yes / No)	(Yes / No)	Closing Assignment
1.

2.

3.

4.

5.

6.

7.

Total
     Special Instructions

     Please fill out completely and return this form via fax to Julia Kingsbury at (212) 325-8304.

EXHIBIT B
FORM OF
ASSIGNMENT AND ACCEPTANCE
          Reference is made to the Credit Agreement dated as of November 1, 2006, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Buffets, Inc. (the “Borrower”), Buffets Holdings, Inc., the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.
1.	The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit and Swingline Loans which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2.	This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.20(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and (iii) a processing and recordation fee of $3,500.

3.	This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Assignor/Assignee Information
Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee’s Address for Notices:
Assignee’s Lending Office Address:
Effective Date of Assignment
Assigned Facility Information

Percentage Assigned of Applicable
Facility/Commitment (set forth, to at
least 8 decimals, as a percentage of the
Facility and the aggregate Commitments
Facility/Commitment	Principal Amount Assigned	of all Lenders thereunder)
Revolving Credit:	$	%
Term Loans:	$	%
PF Letter of Credit:	$	%

The terms set forth above are
hereby agreed to:	Accepted */

, as Assignor	CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Swingline Lender

by:	by:

Name:		Name:
Title:		Title:

, as Assignee	by:

Name:
Title:

by:

Name:
Title:	BUFFETS, INC.

by:

Name:
Title:

*/ To be completed to the extent consents are required under Section 9.04(b) of the Credit Agreement.

EXHIBIT C
FORM OF
BORROWING REQUEST
Credit Suisse, as Administrative Agent for
the Lenders referred to below,
Eleven Madison Avenue
New York, NY 10010
Attention of Agency Group
[Date]
Ladies and Gentlemen:
     The undersigned, Buffets, Inc. (the “Borrower”), refers to the Credit Agreement dated as of November 1, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Buffets Holdings, Inc., the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing
(which is a Business Day)

(B)	Principal Amount of
Borrowing[1]

1	Not less than $2,500,000 and in an integral multiple of $500,000, but in any event not exceeding, as applicable, the available Total Revolving Credit Commitment or the aggregate amount of the Term Loan Commitments available at such time.

(C)	Class and Type of Borrowing[2]

(D)	Interest Period and the last day thereof[3]

(E)	Funds are requested to be disbursed to the Borrower’s account with Credit Suisse (Account No.).
     The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

BUFFETS, INC.,
By:
Name:
	Title:	[Responsible Officer]

2	Specify (a) Term Borrowing or Revolving Credit Borrowing and (b) Eurodollar Borrowing or ABR Borrowing.

3	Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date (applicable for Eurodollar Borrowings only).

EXHIBIT D
FORM OF
GUARANTEE AND COLLATERAL AGREEMENT
(See attached.)

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT
dated as of
November 1, 2006,
among
BUFFETS, INC.,
BUFFETS HOLDINGS, INC.,
the Subsidiaries of BUFFETS, INC.
from time to time party hereto,
and
CREDIT SUISSE,
as Collateral Agent

ii

Schedules
Schedule I Subsidiary Guarantors
Schedule II Equity Interests; Pledged Debt Securities
Schedule III Intellectual Property
Exhibits
Exhibit A Form of Supplement
Exhibit B Form of Perfection Certificate

     GUARANTEE AND COLLATERAL AGREEMENT dated as of November 1, 2006, among BUFFETS, INC., a Minnesota corporation (the “Borrower”), BUFFETS HOLDINGS, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the Borrower identified herein and CREDIT SUISSE (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”).
          Reference is made to the Credit Agreement dated as of November 1, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent. The Lenders and the Issuing Bank (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders and the Issuing Bank to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by Holdings, the Borrower and the Subsidiary Guarantors. Holdings and the Subsidiary Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Bank to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; all references to the Uniform Commercial Code shall mean the New York UCC; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
          (b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account Debtor” means any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

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          “Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.
          “Article 9 Collateral” has the meaning assigned to such term in Section 4.01.
          “Collateral” means Article 9 Collateral and Pledged Collateral.
          “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
          “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III.
          “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.
          “General Intangibles” means all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.
          “Grantors” means Holdings, the Borrower and the Subsidiary Guarantors.
          “Guarantors” means Holdings and the Subsidiary Guarantors.

3

          “Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
          “License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to any Intellectual Property or to intellectual property now owned or hereafter acquired by third parties to which any Grantor is a party, including those material Licenses listed on Schedule III.
          “Loan Document Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Obligations” means (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at the time such Hedging Agreement is entered into.
          “Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention on which a patent,

4

now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
          “Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
          “Perfection Certificate” means a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.
          “Pledged Collateral” has the meaning assigned to such term in Section 3.01.
          “Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.
          “Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
          “Pledged Stock” has the meaning assigned to such term in Section 3.01.
          “Proceeds” has the meaning specified in Section 9-102 of the New York UCC.
          “Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at the time such Hedging Agreement is entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of each of the foregoing.
          “Security Interest” has the meaning assigned to such term in Section 4.01.

5

          “Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.
          “Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
          “Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other similar assets, rights and interests that uniquely reflect or embody such goodwill.
          “Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by the Revolving Credit Lenders in accordance with Section 2.22(e) of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded (i) by the Revolving Credit Lenders in accordance with Sections 2.23(d) and 2.02(f) of the Credit Agreement or (ii) with Credit-Linked Deposits in accordance with Sections 2.23(d) and 2.02(g) of the Credit Agreement.
ARTICLE II
Guarantee
          SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its

6

guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
          SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.
          SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
          (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations,

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make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
          SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
          SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
          SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
ARTICLE III
Pledge of Securities
          SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and

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interest in, to and under (a)(i) the Equity Interests owned by it on the date hereof (including all such Equity Interests listed on Schedule II) (other than the Equity Interests of any Inactive Subsidiary), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding shares of nonvoting Equity Interests (if any) of any Foreign Subsidiary or (ii) any Equity Interests of any Foreign Subsidiary owned by a Foreign Subsidiary; (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
          SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates, instruments or other documents representing or evidencing Pledged Securities (other than certificates, instruments or other documents representing or evidencing Pledged Debt Securities with a face amount less than $200,000 acquired after the date hereof).
          (b) Each Grantor will cause any Indebtedness for borrowed money in excess of $400,000 owed to such Grantor by the Borrower or any Subsidiary to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof; provided that in the event that such Indebtedness owed to such Grantor shall exceed $2,000,000 in the aggregate the foregoing $400,000 limitation shall no longer apply.
          (c) Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and

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(ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
          SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:
     (a) As of the date hereof, Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;
     (b) the Pledged Stock and, to the best of each Grantor’s knowledge, the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, to the best of each Grantor’s knowledge, are legal, valid and binding obligations of the issuers thereof;
     (c) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens (other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement and transfers made in compliance with the Credit Agreement, and (iv) subject to Section 3.06, will cause any and all Pledged Collateral (other than Pledged Debt Securities with a face amount less than $200,000 acquired after the date hereof), whether for value paid by the Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;
     (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, as of the date hereof, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged

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Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
     (e) each of the Grantors (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement or Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or any other Loan Document), however arising, of all persons whomsoever;
     (f) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
     (g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and
     (h) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.
          SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. (a) Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by such Grantor, pledged hereunder and represented by a certificate shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC and (ii) each such interest shall at all times hereafter be represented by a certificate.
          (b) Each Grantor further acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by such Grantor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC, (ii) such Grantor has not elected, and shall at no time elect, to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest and (iii) the charter documents of any such limited liability company or limited partnership (A) do not, and shall not, prohibit any such interest from being pledged and (B) shall not be amended, supplemented or otherwise modified in a manner materially adverse to the Collateral Agent without the prior written consent of the Collateral Agent, unless (y) such Grantor provides prior written notification to the Collateral Agent of such election and immediately delivers any such certificate to the Collateral Agent pursuant to the terms hereof or (z) the Collateral Agent has otherwise perfected its Security Interest in such interest.

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          SECTION 3.05. Registration in Nominee Name; Denominations. Upon the occurrence and continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
          SECTION 3.06. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Article VII of the Credit Agreement):
     (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
     (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
     (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such

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issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment). This paragraph (iii) shall not apply to dividends by or among the Borrower, the Guarantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement; provided that the Borrower notifies the Collateral Agent in writing, specifically referring to this Section 3.06 at the time of such dividend and takes any actions the Collateral Agent reasonably specifies to ensure the continuance of its perfected security interest in such property under this Agreement.
          (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of its intent to exercise its rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the applicable Grantor or Grantors have delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.
          (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of its intent to exercise its rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed

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by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.
          (d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE IV
Security Interests in Personal Property
          SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all cash and Deposit Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all General Intangibles; provided that the grant of the Security Interest hereunder shall not include any application for a Trademark that would be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such Security Interest unless and until such time that the grant and/or enforcement of the Security Interest will not affect the status or validity of such Trademark;

(vii)	all Instruments;

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(viii)	all Inventory;

(ix)	all Investment Property;

(x)	all Letter-of-credit rights;

(xi)	all commercial tort claims;

(xii)	all books and records pertaining to the Article 9 Collateral; and
     (xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing; provided that the foregoing shall not include any asset that such Grantor now has or at any time in the future may acquire the right, title or interest of which is (i) the subject of a capital lease (as determined in accordance with GAAP) and (ii) legally or beneficially owned by a person other than a Grantor.
     (b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
          Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
          The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.
          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

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          SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:
     (a) To the best of each Grantor’s knowledge, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.
     (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor, is correct and complete in all material respects (except that the information referred to in the preceding clauses (x) and (y) shall not be subject to such materiality qualifier) as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral (the “UCC Filings”) have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.06 or 5.09 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings that may be required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent), and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to

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35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the UCC Filings and such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
     (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.
     (d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing on or after the date hereof of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors hold any commercial tort claim as of the date hereof except as indicated on the Perfection Certificate.

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          SECTION 4.03. Covenants. (a) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Collateral Agent may reasonably request (but not more often than two times each year unless an Event of Default is continuing), promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.
          (b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral (other than any Article 9 Collateral consisting of a Patent, Trademark or Copyright which shall be governed by the provisions of Section 4.05(g) hereof or any other immaterial Intellectual Property) against all persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.
          (c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any reasonable fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument in excess of $400,000, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent; provided that promissory notes or instruments evidencing advances permitted under Section 6.04(e) of the Credit Agreement will not be required to be so pledged.
          Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, material Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any material inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct in all material respects

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with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.
          (d) The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third person (after the occurrence and continuation of a Default), by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
          (e) At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
          (f) If at any time any Grantor shall take a security interest in any material property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the ratable benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.
          (g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

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          (h) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except that (i) Inventory may be sold in the ordinary course of business and (ii) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory in excess of $500,000 to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.
          (i) None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.
          (j) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving

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or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.
          (k) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.
          SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
     (a) Instruments. If any Grantor shall at any time hold or acquire any Instruments with a value in excess of $200,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
     (b) Deposit Accounts. For each deposit account that any Grantor at any time opens or maintains, such Grantor shall, at the Collateral Agent’s request upon the occurrence and during the continuance of a Default or an Event of Default, either (i) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other person, pursuant to an agreement in form reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) deposit accounts for which the Collateral Agent is the depositary.
     (c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated

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securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (b) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property with a value in excess of $200,000 now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of “financial assets” (within the meaning of Article 8 of the New York UCC and governed by Article 8 of the New York UCC) or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.
     (d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” with a value in excess of $400,000 as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic

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chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.
     (e) Letter-of-credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a value in excess of $1,000,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.
     (f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $400,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
          SECTION 4.05. Covenants regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will use its commercially reasonable efforts to not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public domain, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.
          (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain

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such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent required under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
          (c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.
          (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such material determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.
          (e) In the event any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, it shall promptly inform the Collateral Agent, and, upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
          (f) Each Grantor will take all necessary steps that it deems appropriate under the circumstances and are consistent with such Grantor’s prior practice, if reasonable, in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.
          (g) In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any

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Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral. Such Grantor may discontinue or settle any such suit or other action if the Grantor deems such discontinuance or settlement to be appropriate in its reasonable business judgment.
          (h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, at the request of the Collateral Agent, use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.
ARTICLE V
Remedies
          SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign,

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transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and the Grantors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a

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judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:
     FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
     SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
     THIRD, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and
     FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such

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rights and remedies, each Grantor hereby grants to the Collateral Agent a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense (provided that the quality and nature of the goods and/or services with which the Collateral Agent and its sublicensees uses the Intellectual Property shall be of such standards and quality such that the value, reputation and goodwill and enforceability of the Intellectual Property is not diminished in any material respect) any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
          SECTION 5.04. Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single

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purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
ARTICLE VI
Indemnity, Subrogation and Subordination
          SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.
          SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

29

          (b) Each of the Borrower and the Subsidiary Guarantors hereby agrees that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations.
ARTICLE VII
Miscellaneous
          SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
          SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
          SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or Issuing Bank or on their behalf and notwithstanding that the Collateral Agent, the any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the Aggregate L/C Exposure does not equal zero and so long as the Commitments have not expired or terminated.
          SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf

30

of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
          SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.
          (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written

31

demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06 of the Credit Agreement.
          SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct. The Collateral Agent agrees not to exercise the power of attorney provided for in this Section 7.07 unless an Event of Default shall have occurred and be continuing.
          SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power,

32

preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
          SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.
          SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions..

33

          SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile or e-mail transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 7.14 Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
          (b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the Loan Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each Loan Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 7.15. Termination or Release. (a) This Agreement, the Guarantees, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than (i) wholly contingent indemnification obligations or (ii) compensation obligations with respect to increased costs or reductions in amounts received or

34

receivable or reductions in return on capital pursuant to Section 2.14(d) of the Credit Agreement) then due and owing have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the Aggregate L/C Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.
          (b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
          (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.
          (d) All Collateral owned by Tahoe Joe’s (to the extent applicable), as the case may be, held under this Agreement shall be released from the Liens created thereunder, in each case without representation, warranty or recourse of any nature in accordance with the provisions of (and subject to the satisfaction of the conditions precedent specified in) Section 9.17 of the Credit Agreement. Upon the release of Collateral owned by Tahoe Joe’s pursuant to the immediately preceding sentence, Tahoe Joe’s shall automatically be released from its guarantee hereunder and cease to be a Subsidiary Guarantor.
          (e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Collateral Agent upon demand for all costs and expenses, including the fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section 7.15.
          SECTION 7.16. Additional Grantors. Pursuant to Section 5.09 of the Credit Agreement, each Domestic Subsidiary of a Loan Party (other than any Inactive Subsidiary) that was not in existence or not a Subsidiary on the date of the Credit Agreement, that ceases to be an Inactive Subsidiary after the date of this Agreement is required to enter in this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a Subsidiary (or ceasing to be an Inactive Subsidiary). Upon execution and delivery by the Collateral Agent and a Domestic Subsidiary of an instrument in the form of Exhibit A hereto, such Domestic Subsidiary shall become a Subsidiary Guarantor

35

and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
          SECTION 7.17. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
[Remainder of page intentionally left blank]

36
          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BUFFETS, INC.,

by:

Name:
Title:

BUFFETS HOLDINGS, INC.,

by:

Name:
Title:

HOMETOWN BUFFET, INC.,

by:

Name:
Title:

OCB PURCHASING CO.,

by:

Name:
Title:

OCB RESTAURANT COMPANY, LLC,

by:

Name:
Title:

BUFFETS LEASING COMPANY, LLC,

by:

Name:
Title:

37

RYAN’S RESTAURANT GROUP, INC.,

by:

Name:
Title:

HOMETOWN LEASING COMPANY, LLC,

by:

Name:
Title:

OCB LEASING COMPANY, LLC,

by:

Name:
Title:

FIRE MOUNTAIN RESTAURANTS, LLC,

by:

Name:
Title:

BIG R PROCUREMENT, LLC,

by:

Name:
Title:

TAHOE JOE’S, INC.,

by:

Name:
Title:

TAHOE JOE’S LEASING COMPANY, LLC,

by:

Name:
Title:

38

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by:

Name:
Title:

by:

Name:
Title:

Schedule I to the Guarantee
and Collateral Agreement
SUBSIDIARY GUARANTORS
[To be provided]

Schedule II to the Guarantee and
Collateral Agreement
EQUITY INTERESTS

			Number and	Percentage
	Number of	Registered	Class of	of Equity
Issuer	Certificate	Owner	Equity Interest	Interests

PLEDGED DEBT SECURITIES

Principal
Issuer	Amount	Date of Note	Maturity Date

Schedule III to the Guarantee and
Collateral Agreement
U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations
[List in alphabetical order by country/numerical order by Registration No. within each country.]

Country	Title	Reg. No.	Author

Non-U.S. Pending Copyright Applications for Registration
[List in alphabetical order by country.]

Country	Title	Author	Class	Date Filed

MATERIAL LICENSES
[Make a separate page of Schedule III for each Grantor, and state if any Grantor is not a party to a license/sublicense.]
I. Material Licenses/Sublicenses of [Name of Grantor] as Licensor/Sublicensor on Date Hereof
A. Copyrights
[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order with Registration Nos. within each country in numerical order.]
U.S. Copyrights

Title of
Licensee Name	Date of License/	U.S.
and Address	Sublicense	Copyright	Author	Reg. No.

Non-U.S. Copyrights

		Date of	Title of
	Licensee Name	License/	Non-U.S.
Country	and Address	Sublicense	Copyrights	Author	Reg. No.

B. Patents
[List U.S. patent Nos. and U.S. patent application Nos. in numerical order. List non-U.S. patent Nos. and non-U.S. application in alphabetical order by country, with numbers within each country in numerical order.]
U.S. Patents

Licensee Name	Date of License/
and Address	Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Licensee Name	Date of License/
and Address	Sublicense	Date Filed	Application No.

Non-U.S. Patents

	Licensee Name	Date of License/	Issue	Non-U.S.
Country	and Address	Sublicense	Date	Patent No.

Non-U.S. Patent Applications

	Licensee Name	Date of License/	Date
Country	and Address	Sublicense	Filed	Application No.

C. Trademarks
[List U.S. trademark Nos. and U.S. trademark application Nos. in numerical order. List non-U.S. trademark Nos. and non-U.S. application Nos. with trademark Nos. within each country in numerical order.]
U.S. Trademarks

Licensee Name	Date of License/
and Address	Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Licensee Name	Date of License/
and Address	Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

	Licensee Name	Date of License/	Non-U.S.
Country	and Address	Sublicense	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

	Licensee Name	Date of License/	Non-U.S.	Date
Country	and Address	Sublicense	Mark	Filed	Application No.

D. Others

Licensee Name	Date of License/	Subject
and Address	Sublicense	Matter

II.	Material Licenses/Sublicenses of [Name of Grantor] as Licensee/Sublicensee on Date Hereof

A.	Copyrights
[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order, with Registration Nos. within each country in numerical order.]
U.S. Copyrights

Licensor Name and	Date of License/	Title of
Address	Sublicense	U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

		Date of	Title of
	Licensor Name	License/	Non-U.S.
Country	and Address	Sublicense	Copyrights	Author	Reg. No.

B. Patents
[List U.S. patent Nos. and U.S. patent application Nos. in numerical order. List non-U.S. patent Nos. and non-U.S. application Nos. in alphabetical order by country with patent Nos. within each country in numerical order.]
U.S. Patents

Date of
Licensor Name	License/
and Address	Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Licensor Name	Date of License/
and Address	Sublicense	Date Filed	Application No.

Non-U.S. Patents

	Licensor Name	Date of License/	Issue	Non-U.S.
Country	and Address	Sublicense	Date	Patent No.

Non-U.S. Patent Applications

	Licensor Name	Date of License/	Date
Country	and Address	Sublicense	Filed	Application No.

C. Trademarks
[List U.S. trademark Nos. and U.S. trademark application Nos. in numerical order. List non-U.S. trademark Nos. and non-U.S. application Nos. with trademark Nos. within each country in numerical order.]
U.S. Trademarks

Licensor Name	Date of License/
and Address	Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Licensor Name	Date of License/		Date
and Address	Sublicense	U.S. Mark	Filed	Application No.

Non-U.S. Trademarks

	Licensor Name	Date of License/	Non-U.S.
Country	and Address	Sublicense	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

	Licensor Name	Date of License/	Non-U.S.	Date
Country	and Address	Sublicense	Mark	Filed	Application No.

D. Others

Date of License/
Licensor Name and Address	Sublicense	Subject Matter

PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by Patent No./Patent Application No.]
U.S. Patents

Patent No.	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

Non-U.S. Patents
[List non-U.S. patents and non-U.S. patent applications by country in alphabetical order, with patent Nos. and patent application Nos. within each country in numerical order.]

Country	Issue Date	Patent No.

Non-U.S. Patent Applications

Country	Filing Date	Patent Application No.

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark Registration/application No.]
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

State Trademark Registrations
[List in alphabetical order by state/numerical order by trademark No. within each state.]

State	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Registrations
[List non-U.S. trademarks and non-U.S. trademark applications by country in alphabetical order, with Registration Nos. and application Nos. within each country in numerical order.]

Country	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Mark	Application Date	Application No.

Trade Names

Country(s) Where Used	Trade Names

     SUPPLEMENT NO. [•] (this “Supplement”)dated as of [•], to the Guarantee and Collateral Agreement dated as of November 1, 2006 (the “Guarantee and Collateral Agreement”), among BUFFETS, INC., a Minnesota corporation (the “Borrower”), BUFFETS HOLDINGS, INC., a Delaware corporation (“Holdings”), each Subsidiary of the Borrower from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the “Grantors”) and CREDIT SUISSE, (together with its affiliates, “Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
          A. Reference is made to the Credit Agreement dated as of November 1, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent for the Lenders and as Collateral Agent.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.
          C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Domestic Subsidiaries of the Loan Parties may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
          SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and

Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, (a) unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations and (b) as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
          SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information, with respect to such New Subsidiary, required by the Perfection Certificate attached as Exhibit B to the Guarantee and Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.
          SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the

Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
          SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by

Name:
Title:

by

Name:
Title:

Schedule I to
Supplement No. [•] to the
Guarantee and
Collateral Agreement
Collateral of the New Subsidiary
[Follow format of Perfection Certificate attached as
Exhibit B to the Guarantee and Collateral Agreement.]

Schedule I to
Supplement No. [•] to the
Guarantee and
Collateral Agreement
FORM OF PERFECTION CERTIFICATE
[On file with Cravath, Swaine & Moore LLP]

Exhibit E
FORM OF
INTERCREDITOR AGREEMENT
(See attached.)

AGREEMENT REGARDING LEASEHOLD MORTGAGES AND LANDLORD’S
PURCHASE OPTION
THIS AGREEMENT REGARDING LEASEHOLD MORTGAGES AND LANDLORD’S PURCHASE OPTION (this “Agreement”) is entered into as of the ___day of November, 2006, between and among Realty Income Corporation, a Maryland corporation (“RIC”), with an office at 220 West Crest Street, Escondido, CA 92025-1707, Realty Income Texas Properties, L.P., a Delaware limited partnership (“Realty TX”), Realty Income Pennsylvania Properties Trust, a Maryland Business Trust (“Realty PA”), and Crest Net Lease, Inc., a Delaware corporation (“Crest Net”), each with an office at c/o Realty Income Corporation, 220 West Crest Street, Escondido, CA 92025-1707 (RIC, Realty TX, Realty PA and Crest Net are collectively referred to herein individually and collectively as “Landlord”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, having an office at 11 Madison Avenue, New York, New York 10010 (collectively with its successors, assigns and designees, “Leasehold Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below), with reference to the following:
     A. Each Landlord has entered into separate Land and Building Leases dated of even date herewith (collectively, the “Leases” and each individually a “Lease”) with one or more of the following entities: Fire Mountain Restaurants, LLC, a Delaware limited liability company and Ryan’s Restaurant Group, Inc., a South Carolina corporation (individually and collectively, “Tenant”) pursuant to which Landlord has leased to Tenant certain properties, each called “Demised Property” in each applicable Lease (collectively, the “Demised Properties”) on which Tenant intends to operate certain restaurant facilities as more particularly described therein. Any capitalized term used in this Agreement but not defined in this Agreement has the collective meaning given to such term in the Leases (except where this Agreement specifically refers to such term as it relates to a specific Lease).
     B. Reference is made to (i) the Credit Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Buffets, Inc. (“Borrower”), Buffets Holdings, Inc. (“Holdings”), the lenders from time to time party thereto (“Lenders”), including, inter alia, Credit Suisse as administrative agent (“Administrative Agent”) for the Lenders, collateral agent (“Collateral Agent”) for the Secured Parties, swingline lender (the “Swingline Lender”) and an issuing bank (“Issuing Bank”) with respect to any letters of credit (“Letters of Credit”) issued pursuant to the terms of the Credit Agreement and (ii) the Guarantee and Collateral Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Holdings, Borrower, the subsidiaries of Borrower identified therein and Credit Suisse. As used in this Agreement, “Secured Parties” has the meaning set forth in the Leasehold Mortgages (as defined below).
     C. Tenant is a wholly owned subsidiary of Borrower and will derive substantial benefit from the making of the loans and the issuance of the Letters of Credit under the Credit Agreement. In order to induce the making of such loans and the issuance of such Letters of Credit, Tenant has agreed to guarantee, among other things, the due and punctual payment and performance of all of the Obligations (as defined in the Guarantee and Collateral Agreement) of Borrower under the Credit Agreement, the Guarantee and Collateral Agreement and the other agreements entered into in connection therewith.
     D. The obligations of Lenders to make the loans under the Credit Agreement) and of Issuing Bank to issue the Letters of Credit are conditioned upon, among other things, the execution and delivery by Tenant of those certain instruments titled Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated of even date herewith (collectively, “Leasehold Mortgages”) pledging Tenant’s interest in the leasehold estates created by the Leases (each a “Leasehold Estate” and collectively, “Leasehold Estates”).
     E. The Credit Agreement also requires the granting by Tenant of liens on and security interests in certain personal property (“Personal Property”) of Tenant and certain other parties, including, without limitation, the Restaurant Equipment, but not including, without limitation, any real property.
     F. In order to facilitate the transactions being entered into concurrently herewith between and among Landlord, Tenant and Leasehold Mortgagee, the parties and other signatories hereto desire to confirm their agreements in connection therewith.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, Landlord and Leasehold Mortgagee hereby agree as follows:
     1. Landlord’s Conditional Waiver of Lien. Subject to Landlord’s option to purchase the Restaurant Equipment as described in Section 4, below, and the terms of the Leases, Landlord hereby waives, for so long as there remain any Obligations outstanding to any of the Secured Parties, any lien, interest, claim, right or title in the Personal Property, which Landlord now has or may hereafter acquire, either by statute, agreement or otherwise and agrees that the Personal Property shall not become part of the Demised Properties as long as such Personal Property does not become fixtures pursuant to applicable law (unless the same is Restaurant Equipment); provided, however, that (a) at the time that the Obligations are no longer outstanding; or (b) the liens against the Personal Property under the Credit Agreement are released by the applicable parties thereunder, such waiver by Landlord shall no longer be of any force or effect.
     2. Landlord’s Consent to Leasehold Mortgages. Leasehold Mortgagee shall not record any Leasehold Mortgages against any Demised Properties except as provided in this Section. Landlord hereby consents to Tenant’s granting, and Leasehold Mortgagee’s recording, the Leasehold Mortgages. Leasehold Mortgagee shall be obligated to pay all Rent under any Lease from and after it takes title to any Leasehold

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Estate applicable to the Demised Property under such Lease (and to perform any and all other covenants under such Lease regarding any Demised Property as to which Leasehold Mortgagee does take title to the Leasehold Estate applicable thereto). Leasehold Mortgagee agrees that if Leasehold Mortgagee takes title to any Leasehold Estate, Leasehold Mortgagee will do so subject to the terms and conditions of the applicable Lease and this Agreement. If Leasehold Mortgagee breaches its covenants contained in this Section, then in addition to any other remedies of Landlord at law or in equity regarding such breach, Landlord shall not be required to fulfill any of its obligations under this Agreement, all such obligations being null and void, but Leasehold Mortgagee shall remain obligated in all respects hereunder.
     3. Leasehold Mortgagee Protections; New Lease.
          (a) Without limiting Landlord’s right to terminate any Lease upon an Event of Default (subject to subsection 3(c), below), Landlord shall not agree to any mutual termination, accept any surrender of any Lease (except upon the expiration of the applicable Lease Term) or enter into any material amendment or material modification of any Lease, in each case without the prior written consent of Leasehold Mortgagee, which shall not be unreasonably withheld, conditioned or delayed.
          (b) Leasehold Mortgagee shall have the right, but not the obligation, at any time prior to termination of any Lease, to pay any and all of the Rent due under such Lease, to provide any insurance, to pay any fees, expenses, taxes and/or other payments due from Tenant under such Lease, to make any repairs and improvements, do any other act or thing required of Tenant under such Lease, and to do any act or thing which may be necessary and proper to be done in the performance and observance of the covenants, conditions and agreements contained in such Lease to prevent the termination of such Lease, in each case subject to the express terms and conditions of such Lease. All payments so made and all things so done and performed by Leasehold Mortgagee shall be as effective to prevent a termination of such Lease as the same would have been if made, done and performed by Tenant instead of by Leasehold Mortgagee. In addition, subject to the terms and conditions of the Leases, Leasehold Mortgagee shall have the right, but not the obligation, to extend or to renew any Lease on behalf of Tenant for any extension or renewal term provided in such Lease, subject to the terms and conditions contained in such Lease.
          (c) Should any Event of Default occur other than an Event of Default resulting from the failure of Tenant (or Leasehold Mortgagee) to pay all Rent as and when due under a Lease (a “Nonmonetary EOD”), Landlord will not terminate such Lease as a result of such Nonmonetary EOD if (i) Tenant or Leasehold Mortgagee fully pays all Rent as and when due under such Lease, (ii) such Nonmonetary EOD would not reasonably be expected to materially impair the value, use, operation, marketability or financeability of any Demised Property (as reasonably determined by Landlord) under such Lease; (iii) Leasehold Mortgagee shall have commenced to fully remedy the condition giving rise to such Nonmonetary EOD and shall be diligently and continuously prosecuting any such remedy to completion, all in Landlord’s reasonable discretion, and

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(iv) Leasehold Mortgagee shall have commenced the process necessary to secure the approvals required for it to exercise its remedies and cause all Leasehold Estates under such Lease to be sold, foreclosure or other appropriate proceedings in the nature thereof or in lieu thereof, and shall be diligently and continuously prosecuting any such proceedings to completion, all in Landlord’s reasonable discretion (and shall have delivered notice and information regarding any of the foregoing to Landlord as described in the last sentence of Section 8). Upon any such transfer of the Leasehold Estates pursuant to the Leasehold Mortgages, the transferee shall be obligated to promptly commence and diligently pursue to completion the cure of any remaining defaults under such Lease which are susceptible of cure by any party other than the original Tenant within the applicable cure periods set forth in such Lease (with such cure periods being deemed to commence as to such transferee upon the date of such transfer, without any additional notice from Landlord (whether or not notice is otherwise required under the Lease for such cure periods to commence)) and any failure to do so shall be an Event of Default by such transferee under such Lease. Subject to subsection 3(d), below, if the transfer of the Leasehold Estate under such Lease pursuant to the applicable Leasehold Mortgage has not occurred within two hundred seventy (270) days after the occurrence of the applicable Nonmonetary EOD, then Landlord may terminate such Lease at any time thereafter, up to the date when such transfer of the Leasehold Estate actually occurs.
          (d) If, as the result of any process, injunction or stay issued by any court of competent jurisdiction, or by reason of any action by any court having jurisdiction of, or any automatic stay resulting from, any bankruptcy, debtor rehabilitation or insolvency proceedings involving Tenant, Leasehold Mortgagee is prohibited or prevented from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the times specified in subsection 3(c) above, for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition; provided that such extension is expressly conditioned upon Tenant or Leasehold Mortgagee fully paying all Rent as and when due under the applicable Lease within such time periods, notwithstanding any such process, injunction, stay, action or bankruptcy, insolvency or debtor rehabilitation proceedings.
          (e) Should Landlord terminate any Lease by reason of any Event of Default by Tenant under such Lease, Landlord shall deliver a written notice to Leasehold Mortgagee regarding same (the “Termination Notice”). Leasehold Mortgagee may elect, at its sole option, by delivering written notice (the “New Lease Notice”) to Landlord within thirty (30) days after delivery of the Termination Notice to Leasehold Mortgagee, to enter into a new lease (“New Lease”) of the Demised Property under such Lease to any Qualified Entity designated by Leasehold Mortgagee and reasonably consented to by Landlord and its lenders (the “New Tenant”), for the remainder of the term of such Lease with the same covenants, conditions and agreements as are contained in such Lease. As used herein, “Qualified Entity” means an entity (x) with a Chief Executive Officer and Chief Operating Officer (and other officers reasonably determined by Landlord to be directly involved in the management and operation of the restaurants at the Demised Properties covered by such Lease) who each has not less than ten (10) years’ experience

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in the management and operation of restaurants similar to those operated at the Demised Properties covered by such Lease, including without limitation not less than five (5) years’ experience with buffet-style restaurants, and (y) with a tangible net worth of not less than $50,000,000. If Leasehold Mortgagee fails to deliver the New Lease Notice within such thirty (30) day period, Leasehold Mortgagee shall be deemed to have waived its option to enter into such New Lease. Within ten (10) days after delivery of the New Lease Notice, Landlord shall prepare the New Lease and deliver it to Leasehold Mortgagee, and within ten (10) days after delivery of the New Lease to Leasehold Mortgagee, both Leasehold Mortgagee and Landlord shall execute and deliver same; provided however that Landlord’s execution and delivery of such New Lease shall be made without representation or warranty of any kind or nature whatsoever, either express or implied, including, without limitation, any representation or warranty regarding title to the Demised Property covered by the New Lease or any portion thereof, the priority of such New Lease, or any continuing rights of Tenant under or regarding such Lease. If Leasehold Mortgagee fails to execute and deliver the New Lease within such ten (10) day period, Leasehold Mortgagee shall be deemed to have waived its option to enter into the New Lease. Upon execution and delivery of such New Lease, New Tenant, at its sole cost and expense, shall be responsible for taking such action as shall be necessary to cancel and discharge such Lease and to remove Tenant and any other occupant from the applicable Demised Property. Landlord’s obligation to enter into such New Lease of such Demised Property with New Tenant shall be conditioned upon all of the following: (i) Leasehold Mortgagee or such New Tenant shall have paid in full all Rent then due and owing under such Lease, and shall have remedied and cured or commenced and be diligently completing the cure of all nonmonetary defaults of Tenant susceptible of cure by any party other than by the original Tenant and (ii) Leasehold Mortgagee or New Tenant shall pay all costs and expenses of Landlord, including, without limitation, reasonable attorneys’ fees, real property transfer taxes and any escrow fees and recording charges, incurred in connection with the preparation and execution of such New Lease and any conveyances related thereto. Upon the execution of any such New Lease, New Tenant and/or subtenants shall be obligated to continue to diligently pursue to completion the cure of any remaining defaults under the Lease which are susceptible of cure by any party other than the original Tenant.
     4. Landlord’s Purchase Option Regarding Restaurant Equipment. Subject to the terms of this Section, and Tenant’s rights under the Leases, following any Event of Default or expiration of a Lease (including, without limitation, the nonrenewal of a Lease), Landlord shall have the option to purchase any or all the Restaurant Equipment covered by such Lease for Fair Market Value (as hereinafter defined). Notwithstanding the foregoing, Landlord shall not have the right to exercise such option if Leasehold Mortgagee has (x) commenced and is diligently pursuing foreclosure under all the Leasehold Mortgages applicable to such Lease and/or has taken title to the Leasehold Estate subject to such Lease, whether through foreclosure, deed in lieu thereof or otherwise, or (y) entered into a New Lease with Landlord regarding the applicable Demised Property; provided that regardless of whether the events in clause (x) of this sentence have commenced and are occurring, Landlord shall have the right to exercise

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such option at any time after receiving an Entry Notice as described in Section 5. Leasehold Mortgagee shall cause all Restaurant Equipment to be unencumbered by any security interest or other interest of Leasehold Mortgagee or any other Secured Parties at the time it is delivered to Landlord. Landlord may exercise such option by delivering written notice thereof to Leasehold Mortgagee (the date such notice is delivered is referred to herein as the “Notice Date”). After the Notice Date, Landlord and Leasehold Mortgagee shall attempt for a ten (10) day period (the “Discussion Period”) to agree on the fair market value of such Restaurant Equipment (the “Fair Market Value”). If Landlord and Leasehold Mortgagee do not agree, in writing, as to the Fair Market Value within the Discussion Period, Fair Market Value shall be determined by the following procedure:
          (a) Submission of Fair Market Value. Within fifteen (15) days after the last date of the Discussion Period (the last day of such fifteen (15) day period is referred to herein as the “Calculation Date”), each of Landlord and Leasehold Mortgagee shall deliver to the other party its calculation of the Fair Market Value of such Restaurant Equipment. If either party (a “Failing Party”) fails to deliver its calculation to the other party on or before the Calculation Date, but the other party delivers its calculation to the Failing Party on or before the Calculation Date, such other party’s calculation shall be binding on both parties and shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment, and the arbitration shall be deemed concluded.
          (b) Appointment and Qualifications of Appraisers. Provided the arbitration is not deemed concluded pursuant to subsection 4(a), within thirty (30) days after the Calculation Date, Landlord and Leasehold Mortgagee shall each appoint one licensed equipment appraiser who has been active over the previous ten-year (10-year) period in the appraisal of restaurant equipment (each such appraiser chosen pursuant to this subsection 4(b), an “Appraiser”). Each of Landlord and Leasehold Mortgagee shall notify the other party, in writing, of its Appraiser (and the business address thereof) within two (2) business days after the appointment thereof (collectively, the “Appraiser Appointment Notices”). Each of Landlord and Leasehold Mortgagee agree that any Appraiser may be (but is not required to be) an appraiser who assisted either party in determining such party’s calculation of the Fair Market Value of such Restaurant Equipment pursuant to subsection 4(a), above.
          (c) Appointment of Third Appraiser. If each party appoints an Appraiser and notifies the other party in accordance with subsection 4(b), above, then the two (2) Appraisers shall, within ten (10) days after delivery of the later of the two Appraiser Appointment Notices, agree on and appoint a third Appraiser (who shall be a licensed real estate appraiser with all other qualifications for the initial two Appraisers chosen by the parties as set forth in subsection 4(b), above) and provide prompt written notice to Landlord and Leasehold Mortgagee of such third Appraiser and the business address thereof. If the two (2) Appraisers fail to agree on and appoint a third Appraiser within such ten (10) day period, then either party may elect to have the third Appraiser selected by the American Arbitration Association or any successor thereto (“AAA”) by

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delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to so determine the third Appraiser and the parties shall cooperate reasonably with each other and the AAA (including, without limitation, by responding promptly to any requests for information made by the AAA) in connection with such determination. The decision of the AAA shall be final and conclusive as to the identity of the third Appraiser. If any fees of the third Appraiser or the AAA are required to be paid in advance (prior to the completion of the arbitration procedure described in this Section) in order for such Appraiser, or the AAA, as the case may be, to commence or continue its work in connection with the arbitration described in this Section, each party shall promptly pay one-half of such fees as and when due, and if either Landlord or Leasehold Mortgagee fails to pay its one-half share of any such fees as and when due (such party, the “Delinquent Party”), and the other party does pay its one-half share of any such fees as and when due, then if the Delinquent Party fails to pay its one-half share of all such fees within ten (10) days after written notice from the other party, such other party’s calculation of the Fair Market Value described in subsection 4(a) shall be binding on both parties and shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment, and the arbitration shall be deemed concluded.
          (d) Appraisers’ Decision. Provided the arbitration is not previously deemed concluded pursuant to subsection 4(c), within thirty (30) days after the appointment of the third Appraiser, each of the three (3) Appraisers shall decide whether the Fair Market Value of such Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the Fair Market Value of such Restaurant Equipment as determined by each such Appraiser. The decision of the majority of the three (3) Appraisers shall be binding on Landlord and Leasehold Mortgagee (subject to subsection 4(e), below). The determination of each Appraiser shall be limited to the sole issue of, and each Appraiser shall have neither the right nor the power to determine any issue other than, whether the Fair Market Value of such Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the actual Fair Market Value of such Restaurant Equipment as determined by each such Appraiser. The Fair Market Value as proposed by Landlord or Leasehold Mortgagee that is determined by the majority of the Appraisers to be closer to the actual Fair Market Value of such Restaurant Equipment shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment.
          (e) If Only One Appraiser Is Appointed. Provided the arbitration is not previously deemed concluded pursuant to subsection 4(a) or subsection 4(c), if either Landlord or Leasehold Mortgagee fails to appoint an Appraiser within thirty (30) days after the Calculation Date or fails to deliver an Appraiser Appointment Notice in accordance with subsection 4(b), above, and the other party does appoint an Appraiser within such thirty (30) day period and delivers an Appraiser Appointment Notice in accordance with subsection 4(b), above, then the Appraiser timely appointed by such other party shall reach a decision regarding whether the Fair Market Value of such

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Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the actual Fair Market Value of such Restaurant Equipment as determined by each such Appraiser, and notify Landlord and Leasehold Mortgagee of that decision within thirty (30) days after such Appraiser’s appointment. In such event, such Appraiser’s decision shall be binding on Landlord and Leasehold Mortgagee, and the Fair Market Value as proposed by Landlord or Leasehold Mortgagee that is determined by such Appraiser to be closer to the actual Fair Market Value of such Restaurant Equipment shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment.
          (f) Cost of Arbitration. If the Appraisers (or Appraiser, pursuant to subsection 4(e), above) determine that Leasehold Mortgagee’s proposed Fair Market Value of such Restaurant Equipment is closer to the actual Fair Market Value of such Restaurant Equipment, then Landlord shall be deemed the “Losing Party” and Leasehold Mortgagee shall be deemed the “Prevailing Party.” If the Appraisers (or Appraiser, pursuant to subsection 4(e), above) determine that Landlord’s proposed Fair Market Value of such Restaurant Equipment is closer to the actual Fair Market Value of such Restaurant Equipment, then Leasehold Mortgagee shall be deemed the “Losing Party” and Landlord shall be deemed the “Prevailing Party.” In addition, in the event the arbitration is deemed concluded due to a Failing Party not timely delivering its calculation of Fair Market Value as described in subsection 4(a), or a Delinquent Party failing to pay its share of fees after written notice as described in subsection 4(c), such Failing Party or Delinquent Party (as the case may be) shall be deemed the “Losing Party” and the party that is not the Failing Party or Delinquent Party shall be deemed the “Prevailing Party.” Each party shall initially pay the fees and expenses of its legal counsel, appointed appraiser, appraisals, one-half of the fees of the third appraiser, and one-half the fees of the AAA (if applicable), provided, however, that the Losing Party shall be obligated to reimburse the Prevailing Party for all costs of the arbitration paid by the Prevailing Party promptly upon the completion of the arbitration procedure described in this Section (including without limitation fees and expenses of the Prevailing Party’s legal counsel, appointed appraiser, appraisals, and its one-half share of the fees of the third appraiser, and the AAA (if applicable)).
     5. Entry Notice from Leasehold Mortgagee to Landlord. Subject to this Section, without limiting Leasehold Mortgagee’s rights (x) to commence and diligently pursue foreclosure under the Leasehold Mortgages regarding any Lease and/or to take title to the Leasehold Estate subject to such Lease, whether through foreclosure, deed in lieu thereof, or otherwise, and (y) enter into a New Lease with Landlord regarding the Demised Property covered by a Lease as provided herein, Leasehold Mortgagee hereby agrees that Leasehold Mortgagee shall not enter upon any Demised Property to remove any Personal Property therefrom unless: (a) Leasehold Mortgagee delivers to Landlord a notice stating Leasehold Mortgagee’s intention to remove any Personal Property and representing that Leasehold Mortgagee has the right to do so pursuant to a default (after any applicable notice and cure periods) under the Credit Agreement and/or Guarantee and Collateral Agreement (such notice, the “Entry Notice”); (b) Leasehold Mortgagee’s rights

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to enter upon the applicable Demised Property as described above shall commence fifteen (15) days after delivery to Landlord of the Entry Notice (the last day of such fifteen (15) day period, the “Entry Commencement Date”) and shall expire forty-five (45) days after the Entry Commencement Date (such forty-five (45) day period, the “Entry Period”); (c) any entry by Leasehold Mortgagee upon any Demised Property shall be in strict compliance with the terms of the Credit Agreement, the Guarantee and Collateral Agreement, the Leasehold Mortgages, and such Lease, as applicable; (d) Leasehold Mortgagee shall repair promptly, or cause to be repaired promptly, any damage to the Demised Property caused by any such removal of the Personal Property (or any inspection thereof undertaken by Leasehold Mortgagee) and shall leave the applicable Demised Property in broom clean condition; (e) any Personal Property remaining at the Demised Property after the expiration of the Entry Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee or any Secured Party; and (f) Leasehold Mortgagee shall pay to Landlord prior to any entry upon the Demised Property all Rent under the applicable Lease during the Entry Period (or, if any such Lease has been terminated, all Rent that would have been applicable under such Lease during such period if such Lease were still in effect), including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to the Entry Period. If Leasehold Mortgagee timely delivers the Entry Notice and prior to the expiration of the Entry Period Tenant files, or any creditor or other person shall file against the applicable Tenant, any petition in bankruptcy under the Bankruptcy Code of the United States of America and a result of any such filing an order of stay is issued with respect to Tenant, the Credit Agreement, the Guarantee and Collateral Agreement and/or such Lease by the applicable bankruptcy court (a “Stay”), then provided that (i) Leasehold Mortgagee diligently takes all reasonable steps to have the Stay lifted by the applicable court as promptly as practicable, (ii) Leasehold Mortgagee has during any portion of the Entry Period occurring prior to the Stay taken all reasonable and diligent action to remove the Personal Property from the applicable Demised Property; and (iii) Leasehold Mortgagee pays all Rent that would have been applicable under such Lease during such period if such Lease were still in effect), including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to such period, then the Entry Period shall be deemed tolled for the period the Stay is in effect (such that Leasehold Mortgagee shall have a total of thirty (30) days to remove the Personal Property from the applicable Demised Property following delivery of the Entry Notice described above, not including any days where the Stay is in effect). Notwithstanding the foregoing, Leasehold Mortgagee acknowledges that it shall have no right to enter upon, or remain upon, any of the Demised Property to remove any Personal Property from and after (1) the Notice Date whereupon Landlord exercises its option to purchase certain Restaurant Equipment under the applicable Lease as described in Section 4 (whether the Notice Date occurs before or during any Entry Period; provided that if Landlord exercises such option during the Entry Period, Landlord shall refund to Leasehold Mortgagee an equitable portion of the amounts prepaid by Leasehold Mortgagee to Landlord pursuant to subsections 5(f) and 5(iii), above); or (2) from and

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after the delivery by Leasehold Mortgagee to Landlord of any Waiver Notice as described in Section 7.
     6. Notice from Landlord to Leasehold Mortgagee.
          (a) Landlord shall have the right (but not the obligation), upon any Event of Default under a Lease where (i) such Lease has been terminated, (ii) Leasehold Mortgagee has not elected to enter into a New Lease as described in subsection 3(e), and (iii) Landlord has not exercised its option to purchase the applicable Restaurant Equipment as described in Section 4, to deliver to Leasehold Mortgagee a written notice requesting that Leasehold Mortgagee remove, or cause the removal of, all Personal Property at the Demised Property previously covered by such Lease (the “Request Notice”).
          (b) If within fifteen (15) days after delivery of the Request Notice (the “Removal Notice Period”) Leasehold Mortgagee delivers a written notice to Landlord stating Leasehold Mortgagee’s intention to remove, or cause the removal of, Personal Property from the applicable Demised Property (such notice, a “Removal Notice”), then Leasehold Mortgagee shall have the right to enter upon such Demised Property until the thirtieth (30th) day following delivery of such notice to Landlord (such thirty (30) day period, the “Request Entry Period”) to remove all Personal Property at such Demised Property, provided that (i) any entry by Leasehold Mortgagee upon any Demised Property shall be in strict compliance with the terms of the Credit Agreement, the Guarantee and Collateral Agreement, any Leasehold Mortgages, and such Lease, as applicable; (ii) Leasehold Mortgagee shall repair promptly, or cause to be repaired promptly, any damage to the Demised Property caused by any such removal of the Personal Property (or any inspection thereof undertaken by Leasehold Mortgagee) and shall leave the applicable Demised Property in broom clean condition; (iii) any Personal Property remaining at the Demised Property after the expiration of the Request Entry Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee or any Secured Party; and (iv) Leasehold Mortgagee shall pay to Landlord prior to any entry upon such Demised Property all Rent that would have been applicable under the applicable Lease during such period if such Lease were still in effect, including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to the Request Entry Period. If Leasehold Mortgagee timely delivers the Request Entry Notice and prior to the expiration of the Request Entry Period Tenant files, or any creditor or other person shall file against the applicable Tenant, any petition in bankruptcy under the Bankruptcy Code of the United States of America and a result of any such filing a Stay is issued, then provided that (x) Leasehold Mortgagee diligently takes all reasonable steps to have the Stay lifted by the applicable court as promptly as practicable, (y) Leasehold Mortgagee has during any portion of the Request Entry Period occurring prior to the Stay taken all reasonable and diligent action to remove the Personal Property from the applicable Demised Property, and (z) Leasehold Mortgagee pays all Rent that would have been

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applicable under such Lease during such period if such Lease were still in effect, including all Base Rent under such Lease and an amount of Additional Rent under such Lease that Landlord reasonably determines would have been applicable to such period if such Lease were still in effect, then the Request Entry Period shall be deemed tolled for the period the Stay is in effect (such that Leasehold Mortgagee shall have a total of thirty (30) days to remove the Personal Property from the Demised Property following delivery of the Request Entry Notice described above, not including any days where the Stay is in effect). If Leasehold Mortgagee fails to deliver any Removal Notice within the Removal Notice Period, then unless Leasehold Mortgagee has elected to enter into a New Lease (whereupon Leasehold Mortgagee shall have no obligation to remove any Personal Property from any Demised Property pursuant to this Agreement), any Personal Property remaining at such Demised Property at the expiration of the Removal Notice Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall, as between Leasehold Mortgagee and Landlord, become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee and any Secured Party.
          (c) Without limiting any other provision of this Agreement, Leasehold Mortgagee acknowledges and agrees that all covenants of Leasehold Mortgagee set forth in this Section shall not be limited due to the fact that a default or event of default may not exist under the Credit Agreement or Guarantee and Collateral Agreement at the time a Request Notice is delivered to Leasehold Mortgagee, or thereafter.
     7. Waiver Notice; Partial Removal of Personal Property. If Leasehold Mortgagee at any time delivers a notice to Landlord waiving the rights of Leasehold Mortgagee to remove the Personal Property from the Demised Property under any Lease (a “Waiver Notice”), then any Personal Property remaining at such Demised Property from and after the delivery of the Waiver Notice shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, as between Leasehold Mortgagee and Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee and any Secured Party. Any Waiver Notice shall be irrevocable. Notwithstanding the foregoing, if Leasehold Mortgagee at any time enters upon any Demised Property under a Lease for the purpose of removing any Personal Property (as described in Sections 5 and 6), Leasehold Mortgagee must remove all Personal Property from all such Demised Property (unless Landlord agrees, in writing, in its sole discretion, that some of the Personal Property may remain at such Demised Property), and any failure to do so by Leasehold Mortgagee shall be a breach by Leasehold Mortgagee under this Agreement and the removal of any such remaining Personal Property by Landlord thereafter shall be at Leasehold Mortgagee’s sole cost and expense.
     8. Indemnity to Landlord Parties; Reasonable Cooperation Regarding Title; Delivery of Information Regarding Remedies. Leasehold Mortgagee hereby agrees to release, indemnify, protect, defend and hold harmless all Landlord Parties from and against any and all claims, demands, damages, obligations, losses, liabilities, costs and expenses (including attorneys’, accountants’, consultants’, and expert witness fees and

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expenses) (collectively, “Liabilities”) directly or indirectly related to or arising out of or in connection with any activities of Leasehold Mortgagee or its agents at or about the Demised Properties or in connection with the exercise of Leasehold Mortgagee’s rights under the Credit Agreement or the Guarantee and Collateral Agreement; provided, however, that the foregoing indemnity will not apply, with respect to a Landlord Party, to any Liabilities to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Landlord Party. Each Landlord Party hereby agrees to release, indemnify, protect, defend and hold harmless the Leasehold Mortgagee from and against any and all Liabilities directly related to or arising out of or in connection with any activities of such Landlord Party or its agents at or about any Demised Property provided such activities have occurred prior to the earlier of (a) the date any New Lease covering such Demised Property is entered into as described above, and (b) the date Leasehold Mortgagee takes title to the Leasehold Estate regarding such Demised Property, through foreclosure or otherwise; provided, however, that the foregoing indemnity will not apply to any Liabilities (y) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of the Leasehold Mortgagee; or (z) directly or indirectly related to or arising out of or in connection with any activities or omissions of Tenant or any Default or Event of Default by Tenant under any Lease. At any time any Personal Property (including without limitation any Restaurant Equipment) becomes the property of Landlord pursuant to the terms of this Agreement, Leasehold Mortgagee agrees to cooperate reasonably with Landlord in connection with evidencing Leasehold Mortgagee’s release of its interest in said Personal Property, including without limitation by executing any reasonable instruments requested by Landlord evidencing same. Without limiting Landlord’s rights under Section 4, at any time any Personal Property (including without limitation any Restaurant Equipment) becomes the property of Leasehold Mortgagee pursuant to the terms of the Credit Agreement, the Guarantee and Collateral Agreement, and this Agreement, Landlord agrees to cooperate reasonably with Leasehold Mortgagee in connection with evidencing Landlord’s release of its interest in said Personal Property, including without limitation by executing any reasonable instruments requested by Leasehold Mortgagee. If at any time Leasehold Mortgagee commences the process necessary to secure the approvals required for it to exercise its remedies and cause Leasehold Estates under any Lease to be sold, foreclosure or other proceedings in the nature thereof or in lieu thereof, then Leasehold Mortgagee shall deliver (y) written notice thereof to Landlord within ten (10) days after any such commencement, and (z) such reasonable information regarding any such process, foreclosure or other proceedings as Landlord may request in writing from time to time, in each case within ten (10) days after any such written request from Landlord.
     9. Notices. Whenever it is provided herein that notice, demand, request or other communication shall or may be given to either of the parties by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served as follows:

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          (a) If given or served by Landlord, (i) by hand delivery to Leasehold Mortgagee, (ii) by mailing same to Leasehold Mortgagee by registered or certified mail, postage prepaid, return receipt requested, or (iii) by delivery by overnight courier such as Federal Express, all delivered and addressed to Leasehold Mortgagee at the following address:
Credit Suisse
11 Madison Avenue
New York, New York 10010
Attn: Agency Group
Facsimile: (212) 325-8304
with a copy to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention: DeWitt A. Sullivan
Telephone: (212) 474-1280
Facsimile: (212) 474-3700
          (b) If given or served by Leasehold Mortgagee, (i) by hand delivery to Landlord, (ii) by mailing same to Landlord by registered or certified mail, postage prepaid, return receipt requested, or (iii) by delivery by overnight courier such as Federal Express, all delivered and addressed to Landlord at the following address:
Realty Income Corporation
220 West Crest Street
Escondido, CA 92025-1707
Attention: Legal Department
Telephone: (760) 741-2111
Facsimile: (760) 741-8617
          (c) All notices, demands, requests or other communications hereunder shall be deemed to have been given or served: (i) if hand delivered, on the date received (or the date delivery is refused) by the recipient party; (ii) if delivered by registered or certified mail, three (3) days after the date of posting as marked on the U.S. postage receipt; and (iii) if by Federal Express or similar overnight courier service, on the date of receipt (or the date delivery is refused) by the recipient party.
          (d) Either Landlord or Leasehold Mortgagee may from time to time change its address for receiving notices under this Agreement by providing written notice to the other party in accordance with this Section.
     10. Individual Landlords. Landlord hereby agrees that so long as no Event of Default is existing under a Lease, Landlord shall use commercially reasonable efforts to

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cause any assignee of any Landlord’s interest under such Lease (including, without limitation, any landlord under any Individual Lease Agreement under such Lease), concurrently with such assignment, to assume Landlord’s obligations under this Agreement regarding any Demised Property covered by such assignment.
     11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart. Time is of the essence of every provision of this Agreement, including without limitation Sections 2, 3, 4, 5 and 6.
     12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties hereto.
     13. No Recordation. The parties hereto agree that neither this Agreement, nor any memorandum or short form hereof, may be recorded against any Demised Property without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.
[Signatures Next Page]

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     IN WITNESS WHEREOF, Landlord and Leasehold Mortgagee have executed this Agreement as an instrument under seal as of the day and year first set forth above.

LANDLORD:

REALTY INCOME CORPORATION, a Maryland corporation

By:

Name:

Title:

REALTY INCOME TEXAS PROPERTIES, L.P., a Delaware limited partnership

By: Realty Income Corporation, a Maryland corporation

By:

Name:

Title:

[Signatures Continue Next Page]

REALTY INCOME PENNSYLVANIA PROPERTIES TRUST, a Maryland Business Trust

By:

Name:

Title:

CREST NET LEASE, INC., a Delaware corporation

By:

Name:

Title:
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LEASEHOLD MORTGAGEE:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent for the Secured Parties

By:

Name:

Title:

By:

Name:

Title:

[Signatures Continue Next Page]

ACKNOWLEDGED AND AGREED:

TENANT:

FIRE MOUNTAIN RESTAURANTS, LLC, a Delaware limited liability company

By:	Ryan’s Restaurant Group, Inc., a South Carolina corporation its sole member

By:

Name:

Title:

RYAN’S RESTAURANT GROUP, INC., a South Carolina corporation

By:
Name:

Title:

HOMETOWN BUFFET, INC., a Minnesota corporation

By:
Name:

Title:

OCB RESTAURANT COMPANY, LLC, a Minnesota limited liability company

By:
Name:

Title:

AGREEMENT REGARDING LEASEHOLD MORTGAGES AND LANDLORD’S PURCHASE OPTION
     THIS AGREEMENT REGARDING LEASEHOLD MORTGAGES AND LANDLORD’S PURCHASE OPTION (this “Agreement”) is entered into as of the ___day of November, 2006, between and among FIGRYANH LLC, FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC, FIGRYANH-16 LLC, each a Delaware limited liability company (collectively, the “Hold Landlord”), and FIGRYANF LLC, a Delaware limited liability company (“FIGRYANF”), each with an office at c/o Drawbridge Special Opportunities Fund LP, 1345 Avenues of the Americas, 46th Floor, New York, NY 10105 (collectively, “Landlord”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, having an office at 11 Madison Avenue, New York, New York 10010 (collectively with its successors, assigns and designees, “Leasehold Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below), and solely for the purpose of Section 14 hereof, German American Capital Corporation, a Maryland corporation (“Fee Mortgagee”), with reference to the following:
     A. Hold Landlord and FIGRYANF have each entered into a separate Master Land and Building Lease dated of even date herewith (collectively, the “Leases” and each individually a “Lease”) with one or more of the following entities: Fire Mountain Restaurants, LLC, a Delaware limited liability company, Ryan’s Restaurant Group, Inc., a South Carolina corporation, Hometown Buffet, Inc., a Minnesota corporation, and OCB Restaurant Company, LLC, a Minnesota limited liability company (individually and collectively, “Tenant”) pursuant to which Landlord has leased to Tenant certain Demised Properties on which Tenant intends to operate certain restaurant facilities as more particularly described therein. Any capitalized term used in this Agreement but not defined in this Agreement has the collective meaning given to such term in the Leases (except where this Agreement specifically refers to such term as it relates to a specific Lease).
     B. Reference is made to (i) the Credit Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Buffets, Inc. (“Borrower”), Buffets Holdings, Inc. (“Holdings”), the lenders from time to time party thereto (“Lenders”), including, inter alia, Credit Suisse as administrative agent (“Administrative Agent”) for the Lenders, collateral agent (“Collateral Agent”) for the Secured Parties, swingline lender (the “Swingline Lender”) and an issuing bank (“Issuing Bank”) with respect to any letters of credit (“Letters of Credit”) issued pursuant to the terms of the Credit Agreement and (ii) the Guarantee and Collateral Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Holdings, Borrower, the subsidiaries of Borrower identified therein and Credit Suisse.

As used in this Agreement, “Secured Parties” has the meaning set forth in the Leasehold Mortgages (as defined below).
     C. Tenant is a wholly owned subsidiary of Borrower and will derive substantial benefit from the making of the loans and the issuance of the Letters of Credit under the Credit Agreement. In order to induce the making of such loans and the issuance of such Letters of Credit, Tenant has agreed to guarantee, among other things, the due and punctual payment and performance of all of the Obligations (as defined in the Guarantee and Collateral Agreement) of Borrower under the Credit Agreement, the Guarantee and Collateral Agreement and the other agreements entered into in connection therewith.
     D. The obligations of Lenders to make the loans under the Credit Agreement) and of Issuing Bank to issue the Letters of Credit are conditioned upon, among other things, the execution and delivery by Tenant of those certain instruments titled Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated of even date herewith (collectively, “Leasehold Mortgages”) pledging Tenant’s interest in the leasehold estates created by the Leases (each a “Leasehold Estate” and collectively, “Leasehold Estates”).
     E. The Credit Agreement also requires the granting by Tenant of liens on and security interests in certain personal property (“Personal Property”) of Tenant and certain other parties, including, without limitation, the Restaurant Equipment, but not including, without limitation, any real property.
     F. Hold Landlord is financing the acquisition of certain Demised Properties in part with a loan from Fee Mortgagee, pursuant to that certain Loan and Security Agreement, dated of even date herewith, by and between Fee Mortgagee and Hold Landlord (“Loan Agreement”), and certain other “Loan Documents” (as defined in the Loan Agreement), which loan is secured in part by Hold Landlord’s interest in and to such Demised Properties.
     G. In order to facilitate the transactions being entered into concurrently herewith between and among Landlord, Fee Mortgagee, Tenant and Leasehold Mortgagee, the parties and other signatories hereto desire to confirm their agreements in connection therewith.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, Landlord and Leasehold Mortgagee hereby agree as follows:
     1. Landlord’s Conditional Waiver of Lien. Subject to Landlord’s option to purchase the Restaurant Equipment as described in Section 4, below, and the terms of the Leases, Landlord hereby waives, for so long as there remain any Obligations outstanding to any of the Secured Parties, any lien, interest, claim, right or title in the Personal Property, which Landlord now has or may hereafter acquire, either by statute, agreement or otherwise and agrees that the Personal Property shall not become part of the Demised

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Properties as long as such Personal Property do not become fixtures pursuant to applicable law (unless the same is Restaurant Equipment); provided, however, that (a) at the time that the Obligations are no longer outstanding; or (b) the liens against the Personal Property under the Credit Agreement are released by the applicable parties thereunder, such waiver by Landlord shall no longer be of any force or effect.
     2. Landlord’s Consent to Leasehold Mortgages. Leasehold Mortgagee shall not record any Leasehold Mortgages against any Demised Properties except as provided in this Section. Landlord hereby consents to Tenant’s granting, and Leasehold Mortgagee’s recording, the Leasehold Mortgages, provided that such Leasehold Mortgages encumbering Demised Properties under the Lease with Hold Landlord are and shall be recorded subsequent to the recording of any Fee Mortgage given by Hold Landlord to Fee Mortgagee (provided that Tenant may grant to Leasehold Mortgagee, and Leasehold Mortgagee may record, Leasehold Mortgages at any time following the twenty fifth (25th) day after the date of this Agreement (even if Fee Mortgages have not yet been recorded against the applicable Demised Properties), so long as all the Leasehold Mortgages contain language of subordination to the Fee Mortgages reasonably acceptable to Hold Landlord and Fee Mortgagee). Leasehold Mortgagee hereby agrees that it shall only have the right to maintain Leasehold Mortgages on all, but not less than all, of the Leasehold Estates covered by a Lease, and to pursue foreclosure or deed in lieu thereof regarding all, but not less than all, of the Leasehold Estates covered by a Lease; provided that Leasehold Mortgagee shall not be deemed in breach of the foregoing if Leasehold Mortgagee is diligently pursuing foreclosure regarding all Leasehold Estates covered by a Lease simultaneously, but is prevented from actually taking title to all such Leasehold Estates simultaneously because of variations in applicable state laws and foreclosure processes; provided further that Leasehold Mortgagee shall be obligated to pay all Rent under the applicable Lease from and after it takes title to any Leasehold Estate applicable to any Demised Property under that Lease (and to perform any and all other covenants under such Lease regarding any Demised Property as to which Leasehold Mortgagee does take title to the Leasehold Estate applicable thereto). Leasehold Mortgagee agrees that if Leasehold Mortgagee takes title to any Leasehold Estate, Leasehold Mortgagee will do so subject to the terms and conditions of the applicable Lease and this Agreement. If Leasehold Mortgagee breaches its covenants contained in this Section, then in addition to any other remedies of Landlord at law or in equity regarding such breach, Landlord shall not be required to fulfill any of its obligations under this Agreement, all such obligations being null and void, but Leasehold Mortgagee shall remain obligated in all respects hereunder.
     3. Leasehold Mortgagee Protections; New Lease.
          (a) Without limiting Landlord’s right to terminate any Lease upon an Event of Default (subject to subsection 3(c), below), Landlord shall not agree to any mutual termination, accept any surrender of any Lease (except upon the expiration of the applicable Lease Term) or enter into any material amendment or material modification of any Lease, in each case without the prior written consent of Leasehold Mortgagee, which shall not be unreasonably withheld, conditioned or delayed.

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          (b) Leasehold Mortgagee shall have the right, but not the obligation, at any time prior to termination of any Lease, to pay any and all of the Rent due under such Lease, to provide any insurance, to pay any fees, expenses, taxes and/or other payments due from Tenant under such Lease, to make any repairs and improvements, do any other act or thing required of Tenant under such Lease, and to do any act or thing which may be necessary and proper to be done in the performance and observance of the covenants, conditions and agreements contained in such Lease to prevent the termination of such Lease, in each case subject to the express terms and conditions of such Lease. All payments so made and all things so done and performed by Leasehold Mortgagee shall be as effective to prevent a termination of such Lease as the same would have been if made, done and performed by Tenant instead of by Leasehold Mortgagee. In addition, subject to the terms and conditions of the Leases, Leasehold Mortgagee shall have the right, but not the obligation, to extend or to renew any Lease on behalf of Tenant for any extension or renewal term provided in such Lease, subject to the terms and conditions contained in such Lease.
          (c) Should any Event of Default occur other than an Event of Default resulting from the failure of Tenant (or Leasehold Mortgagee) to pay all Rent as and when due under a Lease (a “Nonmonetary EOD”), Landlord will not terminate such Lease as a result of such Nonmonetary EOD if (i) Tenant or Leasehold Mortgagee fully pays all Rent as and when due under such Lease, (ii) such Nonmonetary EOD would not reasonably be expected to materially impair the value, use, operation, marketability or financeability of any Demised Property (as reasonably determined by Landlord) under such Lease; (iii) Leasehold Mortgagee shall have commenced to fully remedy the condition giving rise to such Nonmonetary EOD and shall be diligently and continuously prosecuting any such remedy to completion, all in Landlord’s reasonable discretion, and (iv) Leasehold Mortgagee shall have commenced the process necessary to secure the approvals required for it to exercise its remedies and cause all Leasehold Estates under such Lease to be sold, foreclosure or other appropriate proceedings in the nature thereof or in lieu thereof, and shall be diligently and continuously prosecuting any such proceedings to completion, all in Landlord’s reasonable discretion (and shall have delivered notice and information regarding any of the foregoing to Landlord as described in the last sentence of Section 8). Upon any such transfer of the Leasehold Estates pursuant to the Leasehold Mortgages, the transferee shall be obligated to promptly commence and diligently pursue to completion the cure of any remaining defaults under such Lease which are susceptible of cure by any party other than the original Tenant within the applicable cure periods set forth in such Lease (with such cure periods being deemed to commence as to such transferee upon the date of such transfer, without any additional notice from Landlord (whether or not notice is otherwise required under the Lease for such cure periods to commence)) and any failure to do so shall be an Event of Default by such transferee under such Lease. Subject to subsection 3(d), below, if the transfer of the Leasehold Estates under such Lease pursuant to the Leasehold Mortgages has not occurred within two hundred seventy (270) days after the occurrence of the applicable Nonmonetary EOD, then Landlord may terminate such Lease at any time thereafter, up to the date when such transfer of the Leasehold Estate actually occurs.

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          (d) If, as the result of any process, injunction or stay issued by any court of competent jurisdiction, or by reason of any action by any court having jurisdiction of, or any automatic stay resulting from, any bankruptcy, debtor rehabilitation or insolvency proceedings involving Tenant, Leasehold Mortgagee is prohibited or prevented from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the times specified in subsection 3(c) above, for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition; provided that such extension is expressly conditioned upon Tenant or Leasehold Mortgagee fully paying all Rent as and when due under the applicable Lease within such time periods, notwithstanding any such process, injunction, stay, action or bankruptcy, insolvency or debtor rehabilitation proceedings.
          (e) Should Landlord terminate any Lease by reason of any Event of Default by Tenant under such Lease, Landlord shall deliver a written notice to Leasehold Mortgagee regarding same (the “Termination Notice”). Leasehold Mortgagee may elect, at its sole option, by delivering written notice (the “New Lease Notice”) to Landlord within thirty (30) days after delivery of the Termination Notice to Leasehold Mortgagee, to enter into a new lease (“New Lease”) of all, but not less than all, the Demised Properties under such Lease to any Qualified Entity designated by Leasehold Mortgagee and reasonably consented to by Landlord and its lenders (the “New Tenant”), for the remainder of the term of such Lease with the same covenants, conditions and agreements as are contained in such Lease. As used herein, “Qualified Entity” means an entity (x) with a Chief Executive Officer and Chief Operating Officer (and other officers reasonably determined by Landlord to be directly involved in the management and operation of the restaurants at the Demised Properties covered by such Lease) who each has not less than ten (10) years’ experience in the management and operation of restaurants similar to those operated at the Demised Properties covered by such Lease, including without limitation not less than five (5) years’ experience with buffet-style restaurants, and (y) with a tangible net worth of not less than $50,000,000. If Leasehold Mortgagee fails to deliver the New Lease Notice within such thirty (30) day period, Leasehold Mortgagee shall be deemed to have waived its option to enter into such New Lease. Within ten (10) days after delivery of the New Lease Notice, Landlord shall prepare the New Lease and deliver it to Leasehold Mortgagee, and within ten (10) days after delivery of the New Lease to Leasehold Mortgagee, both Leasehold Mortgagee and Landlord shall execute and deliver same; provided however that Landlord’s execution and delivery of such New Lease shall be made without representation or warranty of any kind or nature whatsoever, either express or implied, including, without limitation, any representation or warranty regarding title to the Demised Properties covered by the New Lease or any portion thereof, the priority of such New Lease, or any continuing rights of Tenant under or regarding such Lease. If Leasehold Mortgagee fails to execute and deliver the New Lease within such ten (10) day period, Leasehold Mortgagee shall be deemed to have waived its option to enter into the New Lease. Upon execution and delivery of such New Lease, New Tenant, at its sole cost and expense, shall be responsible for taking such action as shall be necessary to cancel and discharge such Lease and to remove Tenant and any other occupant from the applicable Demised

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           Properties. Landlord’s obligation to enter into such New Lease of such Demised Properties with New Tenant shall be conditioned upon all of the following: (i) Leasehold Mortgagee or such New Tenant shall have paid in full all Rent then due and owing under such Lease, and shall have remedied and cured or commenced and be diligently completing the cure of all nonmonetary defaults of Tenant susceptible of cure by any party other than by the original Tenant and (ii) Leasehold Mortgagee or New Tenant shall pay all costs and expenses of Landlord, including, without limitation, reasonable attorneys’ fees, real property transfer taxes and any escrow fees and recording charges, incurred in connection with the preparation and execution of such New Lease and any conveyances related thereto. Upon the execution of any such New Lease, New Tenant and/or subtenants shall be obligated to continue to diligently pursue to completion the cure of any remaining defaults under the Lease which are susceptible of cure by any party other than the original Tenant.
     4. Landlord’s Purchase Option Regarding Restaurant Equipment. Subject to the terms of this Section, and Tenant’s rights under the Leases, following any Event of Default or expiration of a Lease (including, without limitation, the nonrenewal of a Lease), Landlord shall have the option to purchase any or all the Restaurant Equipment covered by such Lease for Fair Market Value (as hereinafter defined). Notwithstanding the foregoing, Landlord shall not have the right to exercise such option if Leasehold Mortgagee has (x) commenced and is diligently pursuing foreclosure under all the Leasehold Mortgages applicable to such Lease and/or has taken title to the Leasehold Estates subject to such Lease, whether through foreclosure, deed in lieu thereof or otherwise, or (y) entered into a New Lease with Landlord regarding the applicable Demised Properties; provided that regardless of whether the events in clause (x) of this sentence have commenced and are occurring, Landlord shall have the right to exercise such option at any time after receiving an Entry Notice as described in Section 5. Leasehold Mortgagee shall cause all Restaurant Equipment to be unencumbered by any security interest or other interest of Leasehold Mortgagee or any other Secured Parties at the time it is delivered to Landlord. Landlord may exercise such option by delivering written notice thereof to Leasehold Mortgagee (the date such notice is delivered is referred to herein as the “Notice Date”). After the Notice Date, Landlord and Leasehold Mortgagee shall attempt for a ten (10) day period (the “Discussion Period”) to agree on the fair market value of such Restaurant Equipment (the “Fair Market Value”). If Landlord and Leasehold Mortgagee do not agree, in writing, as to the Fair Market Value within the Discussion Period, Fair Market Value shall be determined by the following procedure:
          (a) Submission of Fair Market Value. Within fifteen (15) days after the last date of the Discussion Period (the last day of such fifteen (15) day period is referred to herein as the “Calculation Date”), each of Landlord and Leasehold Mortgagee shall deliver to the other party its calculation of the Fair Market Value of such Restaurant Equipment. If either party (a “Failing Party”) fails to deliver its calculation to the other party on or before the Calculation Date, but the other party delivers its calculation to the Failing Party on or before the Calculation Date, such other party’s calculation shall be binding on both parties and shall be the price paid by Landlord to Leasehold Mortgagee

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           in exchange for such Restaurant Equipment, and the arbitration shall be deemed concluded.
          (b) Appointment and Qualifications of Appraisers. Provided the arbitration is not deemed concluded pursuant to subsection 4(a), within thirty (30) days after the Calculation Date, Landlord and Leasehold Mortgagee shall each appoint one licensed equipment appraiser who has been active over the previous ten-year (10-year) period in the appraisal of restaurant equipment (each such appraiser chosen pursuant to this subsection 4(b), an “Appraiser”). Each of Landlord and Leasehold Mortgagee shall notify the other party, in writing, of its Appraiser (and the business address thereof) within two (2) business days after the appointment thereof (collectively, the “Appraiser Appointment Notices”). Each of Landlord and Leasehold Mortgagee agree that any Appraiser may be (but is not required to be) an appraiser who assisted either party in determining such party’s calculation of the Fair Market Value of such Restaurant Equipment pursuant to subsection 4(a), above.
          (c) Appointment of Third Appraiser. If each party appoints an Appraiser and notifies the other party in accordance with subsection 4(b), above, then the two (2) Appraisers shall, within ten (10) days after delivery of the later of the two Appraiser Appointment Notices, agree on and appoint a third Appraiser (who shall be a licensed real estate appraiser with all other qualifications for the initial two Appraisers chosen by the parties as set forth in subsection 4(b), above) and provide prompt written notice to Landlord and Leasehold Mortgagee of such third Appraiser and the business address thereof. If the two (2) Appraisers fail to agree on and appoint a third Appraiser within such ten (10) day period, then either party may elect to have the third Appraiser selected by the American Arbitration Association or any successor thereto (“AAA”) by delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to so determine the third Appraiser and the parties shall cooperate reasonably with each other and the AAA (including, without limitation, by responding promptly to any requests for information made by the AAA) in connection with such determination. The decision of the AAA shall be final and conclusive as to the identity of the third Appraiser. If any fees of the third Appraiser or the AAA are required to be paid in advance (prior to the completion of the arbitration procedure described in this Section) in order for such Appraiser, or the AAA, as the case may be, to commence or continue its work in connection with the arbitration described in this Section, each party shall promptly pay one-half of such fees as and when due, and if either Landlord or Leasehold Mortgagee fails to pay its one-half share of any such fees as and when due (such party, the “Delinquent Party”), and the other party does pay its one-half share of any such fees as and when due, then if the Delinquent Party fails to pay its one-half share of all such fees within ten (10) days after written notice from the other party, such other party’s calculation of the Fair Market Value described in subsection 4(a) shall be binding on both parties and shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment, and the arbitration shall be deemed concluded.

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          (d) Appraisers’ Decision. Provided the arbitration is not previously deemed concluded pursuant to subsection 4(c), within thirty (30) days after the appointment of the third Appraiser, each of the three (3) Appraisers shall decide whether the Fair Market Value of such Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the Fair Market Value of such Restaurant Equipment as determined by each such Appraiser. The decision of the majority of the three (3) Appraisers shall be binding on Landlord and Leasehold Mortgagee (subject to subsection 4(e), below). The determination of each Appraiser shall be limited to the sole issue of, and each Appraiser shall have neither the right nor the power to determine any issue other than, whether the Fair Market Value of such Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the actual Fair Market Value of such Restaurant Equipment as determined by each such Appraiser. The Fair Market Value as proposed by Landlord or Leasehold Mortgagee that is determined by the majority of the Appraisers to be closer to the actual Fair Market Value of such Restaurant Equipment shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment.
          (e) If Only One Appraiser Is Appointed. Provided the arbitration is not previously deemed concluded pursuant to subsection 4(a) or subsection 4(c), if either Landlord or Leasehold Mortgagee fails to appoint an Appraiser within thirty (30) days after the Calculation Date or fails to deliver an Appraiser Appointment Notice in accordance with subsection 4(b), above, and the other party does appoint an Appraiser within such thirty (30) day period and delivers an Appraiser Appointment Notice in accordance with subsection 4(b), above, then the Appraiser timely appointed by such other party shall reach a decision regarding whether the Fair Market Value of such Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the actual Fair Market Value of such Restaurant Equipment as determined by each such Appraiser, and notify Landlord and Leasehold Mortgagee of that decision within thirty (30) days after such Appraiser’s appointment. In such event, such Appraiser’s decision shall be binding on Landlord and Leasehold Mortgagee, and the Fair Market Value as proposed by Landlord or Leasehold Mortgagee that is determined by such Appraiser to be closer to the actual Fair Market Value of such Restaurant Equipment shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment.
          (f) Cost of Arbitration. If the Appraisers (or Appraiser, pursuant to subsection 4(e), above) determine that Leasehold Mortgagee’s proposed Fair Market Value of such Restaurant Equipment is closer to the actual Fair Market Value of such Restaurant Equipment, then Landlord shall be deemed the “Losing Party” and Leasehold Mortgagee shall be deemed the “Prevailing Party.” If the Appraisers (or Appraiser, pursuant to subsection 4(e), above) determine that Landlord’s proposed Fair Market Value of such Restaurant Equipment is closer to the actual Fair Market Value of such Restaurant Equipment, then Leasehold Mortgagee shall be deemed the “Losing Party” and Landlord shall be deemed the “Prevailing Party.” In addition, in the event the

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arbitration is deemed concluded due to a Failing Party not timely delivering its calculation of Fair Market Value as described in subsection 4(a), or a Delinquent Party failing to pay its share of fees after written notice as described in subsection 4(c), such Failing Party or Delinquent Party (as the case may be) shall be deemed the “Losing Party” and the party that is not the Failing Party or Delinquent Party shall be deemed the “Prevailing Party.” Each party shall initially pay the fees and expenses of its legal counsel, appointed appraiser, appraisals, one-half of the fees of the third appraiser, and one-half the fees of the AAA (if applicable), provided, however, that the Losing Party shall be obligated to reimburse the Prevailing Party for all costs of the arbitration paid by the Prevailing Party promptly upon the completion of the arbitration procedure described in this Section (including without limitation fees and expenses of the Prevailing Party’s legal counsel, appointed appraiser, appraisals, and its one-half share of the fees of the third appraiser, and the AAA (if applicable)).
     5. Entry Notice from Leasehold Mortgagee to Landlord. Subject to this Section, without limiting Leasehold Mortgagee’s rights (x) to commence and diligently pursue foreclosure under all the Leasehold Mortgages regarding any Lease and/or to take title to all the Leasehold Estates subject to such Lease, whether through foreclosure, deed in lieu thereof, or otherwise, and (y) enter into a New Lease with Landlord regarding the Demised Properties covered by a Lease as provided herein, Leasehold Mortgagee hereby agrees that Leasehold Mortgagee shall not enter upon any Demised Properties to remove any Personal Property therefrom unless: (a) Leasehold Mortgagee delivers to Landlord a notice stating Leasehold Mortgagee’s intention to remove any Personal Property and representing that Leasehold Mortgagee has the right to do so pursuant to a default (after any applicable notice and cure periods) under the Credit Agreement and/or Guarantee and Collateral Agreement (such notice, the “Entry Notice”); (b) Leasehold Mortgagee’s rights to enter upon the applicable Demised Properties as described above shall commence fifteen (15) days after delivery to Landlord of the Entry Notice (the last day of such fifteen (15) day period, the “Entry Commencement Date”) and shall expire forty-five (45) days after the Entry Commencement Date (such forty-five (45) day period, the “Entry Period”); (c) any entry by Leasehold Mortgagee upon any Demised Properties shall be in strict compliance with the terms of the Credit Agreement, the Guarantee and Collateral Agreement, the Leasehold Mortgages, and such Lease, as applicable; (d) Leasehold Mortgagee shall repair promptly, or cause to be repaired promptly, any damage to the Demised Properties caused by any such removal of the Personal Property (or any inspection thereof undertaken by Leasehold Mortgagee) and shall leave the applicable Demised Properties in broom clean condition; (e) any Personal Property remaining at the Demised Properties after the expiration of the Entry Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee or any Secured Party; and (f) Leasehold Mortgagee shall pay to Landlord prior to any entry upon the Demised Properties all Rent under the applicable Lease during the Entry Period (or, if such Lease has been terminated, all Rent that would have been applicable under such Lease during such period if such Lease were still in effect), including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to the Entry Period. If Leasehold Mortgagee

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timely delivers the Entry Notice and prior to the expiration of the Entry Period Tenant files, or any creditor or other person shall file against Tenant, any petition in bankruptcy under the Bankruptcy Code of the United States of America and a result of any such filing an order of stay is issued with respect to Tenant, the Credit Agreement, the Guarantee and Collateral Agreement and/or such Lease by the applicable bankruptcy court (a “Stay”), then provided that (i) Leasehold Mortgagee diligently takes all reasonable steps to have the Stay lifted by the applicable court as promptly as practicable, (ii) Leasehold Mortgagee has during any portion of the Entry Period occurring prior to the Stay taken all reasonable and diligent action to remove the Personal Property from the applicable Demised Properties; and (iii) Leasehold Mortgagee pays all Rent that would have been applicable under such Lease during such period if such Lease were still in effect), including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to such period, then the Entry Period shall be deemed tolled for the period the Stay is in effect (such that Leasehold Mortgagee shall have a total of thirty (30) days to remove the Personal Property from the applicable Demised Properties following delivery of the Entry Notice described above, not including any days where the Stay is in effect). Notwithstanding the foregoing, Leasehold Mortgagee acknowledges that it shall have no right to enter upon, or remain upon, any of the Demised Properties to remove any Personal Property from and after (1) the Notice Date whereupon Landlord exercises its option to purchase certain Restaurant Equipment under the applicable Lease as described in Section 4 (whether the Notice Date occurs before or during any Entry Period; provided that if Landlord exercises such option during the Entry Period, Landlord shall refund to Leasehold Mortgagee an equitable portion of the amounts prepaid by Leasehold Mortgagee to Landlord pursuant to subsections 5(f) and 5(iii), above); or (2) from and after the delivery by Leasehold Mortgagee to Landlord of any Waiver Notice as described in Section 7.
     6. Notice from Landlord to Leasehold Mortgagee.
          (a) Landlord shall have the right (but not the obligation), upon any Event of Default under a Lease where (i) such Lease has been terminated, (ii) Leasehold Mortgagee has not elected to enter into a New Lease as described in subsection 3(e), and (iii) Landlord has not exercised its option to purchase the applicable Restaurant Equipment as described in Section 4, to deliver to Leasehold Mortgagee a written notice requesting that Leasehold Mortgagee remove, or cause the removal of, all Personal Property at the Demised Properties previously covered by such Lease (the “Request Notice”).
          (b) If within fifteen (15) days after delivery of the Request Notice (the “Removal Notice Period”) Leasehold Mortgagee delivers a written notice to Landlord stating Leasehold Mortgagee’s intention to remove, or cause the removal of, Personal Property from the applicable Demised Properties (such notice, a “Removal Notice”), then Leasehold Mortgagee shall have the right to enter upon such Demised Properties until the thirtieth (30th) day following delivery of such notice to Landlord (such thirty (30) day period, the “Request Entry Period”) to remove all Personal Property at such Demised Properties, provided that (i) any entry by Leasehold Mortgagee upon any Demised

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Properties shall be in strict compliance with the terms of the Credit Agreement, the Guarantee and Collateral Agreement, any Leasehold Mortgages, and such Lease, as applicable; (ii) Leasehold Mortgagee shall repair promptly, or cause to be repaired promptly, any damage to the Demised Properties caused by any such removal of the Personal Property (or any inspection thereof undertaken by Leasehold Mortgagee) and shall leave the applicable Demised Properties in broom clean condition; (iii) any Personal Property remaining at the Demised Properties after the expiration of the Request Entry Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee or any Secured Party; and (iv) Leasehold Mortgagee shall pay to Landlord prior to any entry upon such Demised Properties all Rent that would have been applicable under the applicable Lease during such period if such Lease were still in effect, including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to the Request Entry Period. If Leasehold Mortgagee timely delivers the Request Entry Notice and prior to the expiration of the Request Entry Period Tenant files, or any creditor or other person shall file against Tenant, any petition in bankruptcy under the Bankruptcy Code of the United States of America and a result of any such filing a Stay is issued, then provided that (x) Leasehold Mortgagee diligently takes all reasonable steps to have the Stay lifted by the applicable court as promptly as practicable, (y) Leasehold Mortgagee has during any portion of the Request Entry Period occurring prior to the Stay taken all reasonable and diligent action to remove the Personal Property from the applicable Demised Properties, and (z) Leasehold Mortgagee pays all Rent that would have been applicable under such Lease during such period if such Lease were still in effect, including all Base Rent under such Lease and an amount of Additional Rent under such Lease that Landlord reasonably determines would have been applicable to such period if such Lease were still in effect, then the Request Entry Period shall be deemed tolled for the period the Stay is in effect (such that Leasehold Mortgagee shall have a total of thirty (30) days to remove the Personal Property from the Demised Properties following delivery of the Request Entry Notice described above, not including any days where the Stay is in effect). If Leasehold Mortgagee fails to deliver any Removal Notice within the Removal Notice Period, then unless Leasehold Mortgagee has elected to enter into a New Lease (whereupon Leasehold Mortgagee shall have no obligation to remove any Personal Property from any Demised Properties pursuant to this Agreement), any Personal Property remaining at such Demised Properties at the expiration of the Removal Notice Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall, as between Leasehold Mortgagee and Landlord, become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee and any Secured Party.
          (c) Without limiting any other provision of this Agreement, Leasehold Mortgagee acknowledges and agrees that all covenants of Leasehold Mortgagee set forth in this Section shall not be limited due to the fact that a default or event of default may not exist under the Credit Agreement or Guarantee and Collateral Agreement at the time a Request Notice is delivered to Leasehold Mortgagee, or thereafter.

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     7. Waiver Notice; Partial Removal of Personal Property. If Leasehold Mortgagee at any time delivers a notice to Landlord waiving the rights of Leasehold Mortgagee to remove the Personal Property from the Demised Properties under any Lease (a “Waiver Notice”), then any Personal Property remaining at such Demised Properties from and after the delivery of the Waiver Notice shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, as between Leasehold Mortgagee and Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee and any Secured Party. Any Waiver Notice shall be irrevocable. Notwithstanding the foregoing, if Leasehold Mortgagee at any time enters upon any Demised Property under a Lease for the purpose of removing any Personal Property (as described in Sections 5 and 6), Leasehold Mortgagee must remove all Personal Property from all such Demised Properties (unless Landlord agrees, in writing, in its sole discretion, that some of the Personal Property may remain at such Demised Properties), and any failure to do so by Leasehold Mortgagee shall be a breach by Leasehold Mortgagee under this Agreement and the removal of any such remaining Personal Property by Landlord thereafter shall be at Leasehold Mortgagee’s sole cost and expense.
     8. Indemnity to Landlord Parties; Reasonable Cooperation Regarding Title; Delivery of Information Regarding Remedies. Leasehold Mortgagee hereby agrees to release, indemnify, protect, defend and hold harmless all Landlord Parties from and against any and all claims, demands, damages, obligations, losses, liabilities, costs and expenses (including attorneys’, accountants’, consultants’, and expert witness fees and expenses) (collectively, “Liabilities”) directly or indirectly related to or arising out of or in connection with any activities of Leasehold Mortgagee or its agents at or about the Demised Properties or in connection with the exercise of Leasehold Mortgagee’s rights under the Credit Agreement or the Guarantee and Collateral Agreement; provided, however, that the foregoing indemnity will not apply, with respect to a Landlord Party, to any Liabilities to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Landlord Party. Each Landlord Party hereby agrees to release, indemnify, protect, defend and hold harmless the Leasehold Mortgagee from and against any and all Liabilities directly related to or arising out of or in connection with any activities of such Landlord Party or its agents at or about any Demised Property provided such activities have occurred prior to the earlier of (a) the date any New Lease covering such Demised Property is entered into as described above, and (b) the date Leasehold Mortgagee takes title to the Leasehold Estate regarding such Demised Property, through foreclosure or otherwise; provided, however, that the foregoing indemnity will not apply to any Liabilities (y) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of the Leasehold Mortgagee; or (z) directly or indirectly related to or arising out of or in connection with any activities or omissions of Tenant or any Default or Event of Default by Tenant under any Lease. At any time any Personal Property (including without limitation any Restaurant Equipment) becomes the property of Landlord pursuant to the terms of this Agreement, Leasehold Mortgagee agrees to cooperate reasonably with Landlord in connection with evidencing Leasehold Mortgagee’s release of its interest in

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said Personal Property, including without limitation by executing any reasonable instruments requested by Landlord evidencing same. Without limiting Landlord’s rights under Section 4, at any time any Personal Property (including without limitation any Restaurant Equipment) becomes the property of Leasehold Mortgagee pursuant to the terms of the Credit Agreement, the Guarantee and Collateral Agreement, and this Agreement, Landlord agrees to cooperate reasonably with Leasehold Mortgagee in connection with evidencing Landlord’s release of its interest in said Personal Property, including without limitation by executing any reasonable instruments requested by Leasehold Mortgagee. If at any time Leasehold Mortgagee commences the process necessary to secure the approvals required for it to exercise its remedies and cause Leasehold Estates under any Lease to be sold, foreclosure or other proceedings in the nature thereof or in lieu thereof, then Leasehold Mortgagee shall deliver (y) written notice thereof to Landlord within ten (10) days after any such commencement, and (z) such reasonable information regarding any such process, foreclosure or other proceedings as Landlord may request in writing from time to time, in each case within ten (10) days after any such written request from Landlord.
     9. Notices. Whenever it is provided herein that notice, demand, request or other communication shall or may be given to either of the parties by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served as follows:
          (a) If given or served by Landlord, (i) by hand delivery to Leasehold Mortgagee, (ii) by mailing same to Leasehold Mortgagee by registered or certified mail, postage prepaid, return receipt requested, or (iii) by delivery by overnight courier such as Federal Express, all delivered and addressed to Leasehold Mortgagee at the following address:
Credit Suisse
11 Madison Avenue
New York, New York 10010
Attn: Agency Group
Facsimile: (212) 325-8304
with a copy to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention: DeWitt A. Sullivan
Telephone: (212) 474-1280
Facsimile: (212) 474-3700
          (b) If given or served by Leasehold Mortgagee, (i) by hand delivery to Landlord, (ii) by mailing same to Landlord by registered or certified mail, postage

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prepaid, return receipt requested, or (iii) by delivery by overnight courier such as Federal Express, all delivered and addressed to Landlord at the following address:
FIGRYANH LLC
c/o Drawbridge Special Opportunities Fund LP
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: Constantine M. Dakolias, CCO
          and Glenn P. Cummins, CFO
Telephone: (212) 798-6100
Facsimile: (212) 202-3685
with a copy to:
Fortress Investment Group
5221 N. O’Connor Boulevard, Suite 700
Irving, Texas 75039
Attn: David Pettijohn
Telephone: (972) 532-4340
Facsimile: (972) 532-4343
with a copy to:
Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, California 90013-1010
Attn: Edward C. Prokop, Esq.
Telephone: (213) 896-6048
Facsimile: (213) 896-6600
          (c) All notices, demands, requests or other communications hereunder shall be deemed to have been given or served: (i) if hand delivered, on the date received (or the date delivery is refused) by the recipient party; (ii) if delivered by registered or certified mail, three (3) days after the date of posting as marked on the U.S. postage receipt; and (iii) if by Federal Express or similar overnight courier service, on the date of receipt (or the date delivery is refused) by the recipient party.
          (d) Either Landlord or Leasehold Mortgagee may from time to time change its address for receiving notices under this Agreement by providing written notice to the other party in accordance with this Section.
     10. Individual Landlords. Landlord hereby agrees that so long as no Event of Default is existing under a Lease, Landlord shall use commercially reasonable efforts to cause any assignee of any Landlord’s interest under such Lease (including, without limitation, any landlord under any Individual Lease Agreement under such Lease),

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concurrently with such assignment, to assume Landlord’s obligations under this Agreement regarding any Demised Properties covered by such assignment.
     11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart. Time is of the essence of every provision of this Agreement, including without limitation Sections 2, 3, 4, 5 and 6.
     12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties hereto.
     13. No Recordation. The parties hereto agree that neither this Agreement, nor any memorandum or short form hereof, may be recorded against any Demised Property without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.
     14. Intercreditor Agreements. Leasehold Mortgagee and Fee Mortgagee hereby agree that (a) if Leasehold Mortgagee becomes the owner of the Leasehold Estates regarding the Lease with Hold Landlord (whether pursuant to the exercise of remedies under the Credit Agreement or otherwise), then without limiting any provisions of those certain instruments titled Subordination Agreement, Acknowledgement of Lease, Assignment, Estoppel, Attornment and Non-Disturbance Agreement, dated as of the date hereof, by and among Hold Landlord, Fee Mortgagee and Tenant (collectively with any amendment or other modification thereof, the “SNDAs”), (i) Leasehold Mortgagee shall be deemed a successor to Tenant’s interest under the SNDAs, (ii) Leasehold Mortgagee shall thereafter be bound under the SNDAs (as successor to Tenant) subject to the terms thereof, and (iii) Fee Mortgagee shall continue to be bound under the SNDAs subject to the terms thereof; and (b) if Fee Mortgagee becomes the owner of any of the Demised Properties, whether pursuant to the exercise of remedies under the Loan Agreement, the other “Loan Documents” (as defined in the Loan Agreement), or otherwise, then without limiting any provisions of this Agreement, (i) Fee Mortgagee shall be deemed a successor to Hold Landlord’s interest under this Agreement with respect to such Demised Properties, (ii) Fee Mortgagee shall thereafter be bound under this Agreement (as successor to Landlord) subject to the terms hereof, and (iii) Leasehold Mortgagee shall continue to be bound under this Agreement subject to the terms thereof.
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     IN WITNESS WHEREOF, Landlord, Leasehold Mortgagee and Fee Mortgagee have executed this Agreement as an instrument under seal as of the day and year first set forth above.

LANDLORD:

FIGRYANH LLC,
a Delaware limited liability company, individually and on behalf of FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC, and FIGRYANH-16 LLC, each a Delaware limited liability company, as its sole member

By:

Constantine M. Dakolias, Vice President

FIGRYANF LLC, a Delaware limited liability company

By:

Constantine M. Dakolias, Vice President

LEASEHOLD MORTGAGEE:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent for the Secured Parties

By:

Name:

Title:

By:

Name:

Title:

[Signatures Continue Next Page]

FEE MORTGAGEE:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:

Name:

Title:

By:

Name:

Title:

[Signatures Continue Next Page]
ACKNOWLEDGED AND AGREED:

TENANT:

FIRE MOUNTAIN RESTAURANTS, LLC, a Delaware limited liability company

By:	Ryan’s Restaurant Group, Inc., a South Carolina corporation its sole member

By:

Name:

Title:

RYAN’S RESTAURANT GROUP, INC., a South Carolina corporation

By:

Name:

Title:

HOMETOWN BUFFET, INC., a Minnesota corporation

By:

Name:

Title:

OCB RESTAURANT COMPANY, LLC, a Minnesota limited liability company

By:

Name:

Title:

EXHIBIT F-1
FORM OF
LEASEHOLD MORTGAGE
(See attached.)

[FORM OF]
LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT AND FINANCING STATEMENT
From
[NAME OF MORTGAGOR]
To
CREDIT SUISSE

Dated: November      , 2006
Premises: [City], [State]
                     County

     THIS LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of November      , 2006 (this “Mortgage”), by [          ], a [                    ] corporation, having an office at [          ] (the “Mortgagor”), to CREDIT SUISSE, having an office at 11 Madison Avenue, New York, New York 10010 (the “Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below).
WITNESSETH THAT:
     Reference is made to (i) the Credit Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Buffets, Inc. (the “Borrower”), Buffets Holdings, Inc. (“Holdings”), the lenders from time to time party thereto (the “Lenders”), including, inter alia, Credit Suisse as administrative agent (the “Administrative Agent”) for the Lenders, collateral agent (the “Collateral Agent”) for the Secured Parties, swingline lender (the “Swingline Lender”) and issuing bank (the “Issuing Bank”) with respect to any letters of credit (the “Letters of Credit”) issued pursuant to the terms of the Credit Agreement and (ii) the Guarantee and Collateral Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Holdings, the Borrower, the subsidiaries of Borrower identified therein and Credit Suisse. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement and the Guarantee and Collateral Agreement.
     In the Credit Agreement, (i) the Lenders have agreed to make term loans (the “Term Loans”) and revolving loans (the “Revolving Loans”) to the Borrower, (ii) the Swingline Lender has agreed to make swingline loans (the “Swingline Loans”, together with Term Loans and Revolving Loans, the “Loans”) to the Borrower and (iii) the Issuing Bank has issued or agreed to issue from time to time Letters of Credit for the account of the Borrower, in each case pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement. Amounts paid in respect of Term Loans may not be reborrowed. Subject to the terms of the Credit Agreement, Borrower may borrow, prepay and reborrow Revolving Loans.
     Mortgagor is a wholly owned Subsidiary of the Borrower and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the Obligations of the Borrower under the Credit Agreement pursuant to the terms of the Guarantee and Collateral Agreement.
     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Obligations.

     As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of each of the foregoing.
     Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Obligations.
Granting Clauses
     NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:
     (1) all of Mortgagor’s right, title and interest in and to that certain lease covering and encumbering that certain real property described on Exhibit A hereto (the “Land”), which lease is more specifically described on Exhibit B hereto (as amended or modified from time to time, the “Subject Lease”), together with all rights of Mortgagor under the Subject Lease;
     (2) all of Mortgagor’s right, title and interest in and to the leasehold estate in the Land created by the Subject Lease, together with all rights appurtenant to the Subject Lease, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);
     (3) all of Mortgagor’s right, title and interest in and to all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or

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improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”) that are leased under the Subject Lease;
     (4) all of Mortgagor’s right, title and interest in and to all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (4), the “Personal Property”). With respect to any Personal Property covered by both the Guarantee and Collateral Agreement and this Mortgage, in the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions contained in the Guarantee and Collateral Agreement, the terms and provisions set forth in the Guarantee and Collateral Agreement shall govern and control. Any release of Collateral pursuant to the Guarantee and Collateral Agreement shall be deemed to be a release of such Collateral hereunder;
     (5) all of Mortgagor’s right, title and interest in and to all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

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     (6) to the extent permitted under, and consistent with the terms of the Subject Lease and the Intercreditor Agreement all of Mortgagor’s right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and
     (7) all of Mortgagor’s right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.
     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Liens permitted under Section 6.02 of the Credit Agreement and to satisfaction and release as provided in Section 3.04 hereunder.
ARTICLE I
Representations, Warranties and Covenants of Mortgagor
     Mortgagor agrees, covenants, represents and/or warrants as follows:
     SECTION 1.01. Title, Mortgage Lien. (a) Mortgagor is lawfully seized and possessed of, or has a valid, subsisting leasehold or subleasehold estate in the Mortgaged Property, subject only to Liens permitted under Section 6.02 of the Credit Agreement.
     (b) The execution and delivery of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms,

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subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.
     (d) This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.09 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.
     (e) Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Liens permitted under Section 6.02 of the Credit Agreement to the extent of those rights.
     SECTION 1.02. Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions in the Credit Agreement, the terms and provisions set forth in the Credit Agreement shall govern and control.
     SECTION 1.03. Payment of Taxes, and Other Obligations. (a) Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Credit Agreement.
     (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax

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to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly (i) notify Mortgagee of such event, (ii) enter into such further instruments as Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (iii) make such additional payments to Mortgagee for the benefit of the Lenders and Secured Parties.
     SECTION 1.04. Maintenance of Mortgaged Property. Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.
     SECTION 1.05. Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in Section 5.02 of the Credit Agreement and shall purchase such additional insurance as may be required from time to time pursuant to Section 5.02 of the Credit Agreement and in accordance with the Subject Lease. Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.
     SECTION 1.06. Casualty Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement and in accordance with the Subject Lease. To the extent permitted under and consistent with the terms of the Subject Lease and the Intercreditor Agreement, any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such Net Cash Proceeds, to be applied in accordance with the Credit Agreement.
     SECTION 1.07. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.
     (b) All Leases shall be subordinate to the lien of this Mortgage. Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.

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     (c) Subject to Section 1.07(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.07(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.
     (d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.
     (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.
     (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.
     SECTION 1.08. Restrictions on Transfers and Encumbrances. Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge,

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encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement or the Subject Lease; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property. If any of the foregoing transfers or encumbrances results in a prepayment event, any Net Cash Proceeds received by or on behalf of the Mortgagor in respect thereof shall constitute trust funds to be held by the Mortgagor for the benefit of the Secured Parties and applied in accordance with the Credit Agreement.
     SECTION 1.09. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Guarantee and Collateral Agreement.
     SECTION 1.10. Filing and Recording. Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property and Proceeds or any instrument of further assurance.
     SECTION 1.11. Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of

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assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage.
     SECTION 1.12. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.
     SECTION 1.13. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.
     SECTION 1.14. Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.
     (b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The owner of the leasehold interest in the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the

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Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is [                    ].
ARTICLE II
Defaults and Remedies
     SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.
     SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and the Guarantee and Collateral Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.
     SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.
     (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.
     (c) Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and

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improvements thereto and thereon, (ii) insure or keep the Mortgaged Property insured, (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.
     (d) Whenever, before any sale of the Mortgaged Property under Section 2.06 hereof, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.
     SECTION 2.04. Right To Cure Mortgagor’s Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.
     SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be

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secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.
     SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.
     (b) The Mortgaged Property may be sold subject to unpaid taxes and Liens permitted under Section 6.02 of the Credit Agreement, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08 hereof.
     (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.
     (d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.
     SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.
     (b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08 hereof, Mortgagee shall be

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entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.
     SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:
     FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
     SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and
     THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.
     SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.
     SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time

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for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.
     SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.
     SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.
     SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.
     SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.
     SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default

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by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.
     (b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
     SECTION 2.16. Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.
     SECTION 2.17. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
ARTICLE III
Miscellaneous

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     SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
     SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.
     SECTION 3.03 Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.
     SECTION 3.04. Satisfaction and Cancelation. (a) This Mortgage, the Guarantees, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than (i) wholly contingent indemnification obligations or (ii) compensation obligations with respect to increased costs or reductions in amounts received or receivable or reductions in return on capital pursuant to Section 2.14(d) of the Credit Agreement) then due and owing have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the Aggregate L/C Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.
     (b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
     (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.
     (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 3.04 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 7.06 of the

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Guarantee and Collateral Agreement, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable costs and expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section 3.04.
     SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.
     SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

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     SECTION 3.07. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.
ARTICLE IV
Particular Provisions
     This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:
     SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.
ARTICLE V
Subject Lease
     SECTION 5.01. The Subject Lease. (a) The Subject Lease is a valid and subsisting lease of that portion of the Premises demised thereunder for the term therein set forth, is in full force and effect in accordance with the terms thereof, and has not been modified except as expressly set forth herein. No material default exists, and to the best knowledge of Mortgagor, no event or act has occurred and no condition exists which with the passage of time or the giving of notice or both would constitute a default, under the Subject Lease.
     (b) Without the prior written consent of Mortgagee, Mortgagor will not modify, amend, or in any way alter the terms of the Subject Lease if such modification, amendment or alteration would increase the monetary obligations of the Mortgagor under the Subject Lease in any material respect or otherwise be adverse in any material respect to the interests of Mortgagee or the value of the Mortgaged Property. Except to the extent permitted under the Credit Agreement or the Subject Lease, without the prior written consent of Mortgagee, Mortgagor will not (i) in any way cancel, release, terminate, surrender or reduce the term of the Subject Lease, (ii) fail to exercise any option to renew or extend the term of the Subject

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Lease, (iii) waive, excuse, condone or in any way release or discharge the lessor under the Subject Lease of or from the obligations, covenants, conditions and agreements by said lessor to be done and performed and (iv) consent to the subordination of the Subject Lease to any mortgage unless Mortgagor obtains a subordination non-disturbance and attornment agreement with respect thereto from the mortgagee of such mortgage. Any attempt on the part of Mortgagor to do any of the foregoing without such written consent of Mortgagee shall be null and void and of no effect and shall constitute a default hereunder.
     (c) Mortgagor shall at all times promptly and faithfully keep and perform in all material respects, or cause to be kept and performed in all material respects, all the covenants and conditions contained in the Subject Lease by the lessee therein to be kept and performed and shall in all material respects conform to and comply with the terms and conditions of the Subject Lease and Mortgagor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair the security of this Mortgage or will be reason for declaring a default under the Subject Lease.
     (d) Mortgagor shall give Mortgagee prompt notice in writing of any default on the part of the lessor under the Subject Lease or of the receipt by Mortgagor of any notice of default from the lessor thereunder by providing to Mortgagee a copy of any such written notice received by Mortgagor from such lessor and this shall be done without regard to the fact that Mortgagee may be entitled to such notice directly from the lessor. Mortgagor shall promptly notify Mortgagee of any default under the Subject Lease by lessor or giving of any written notice by the lessor to Mortgagor of such lessor’s intention to end the term thereof. Mortgagor shall furnish to Mortgagee promptly upon Mortgagee’s request any and all information concerning the performance by Mortgagor of the covenants of the Subject Lease and shall permit Mortgagee or its representative at all reasonable times, upon reasonable notice, to make investigation or examination concerning the performance by Mortgagor of the covenants of the Subject Lease. Mortgagor shall deposit with Mortgagee an exact copy of any notice, communication, plan, specification or other instrument or document received or given by Mortgagor in any way relating to or affecting the Subject Lease which may concern or affect the estate of the lessor or the lessee in or under the Subject Lease or the property leased thereby.
     (e) Notwithstanding any other provision of this Mortgage, Mortgagee may (but shall not be obligated to) take any such action Mortgagee deems necessary or desirable to cure, in whole or in part, any failure of compliance by Mortgagor under the Subject Lease; and upon the receipt by Mortgagee from Mortgagor or the lessor under the Subject Lease of any written notice of default by Mortgagor as the lessee thereunder, Mortgagor may rely thereon, and such notice shall constitute full authority and protection to Mortgagee for any action taken or omitted to be taken in good faith reliance thereon. All sums, including reasonable attorneys’ fees, so expended by the Mortgagee to cure or prevent any such default, or expended to sustain the lien of this Mortgage or its priority, shall be deemed secured by this Mortgage and shall be paid by the Mortgagor on demand, with interest accruing thereon at the Interest Rate. Mortgagor hereby expressly grants to Mortgagee (subject to the terms of the Subject Lease), and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Land and the Improvements or any part thereof to such extent and as

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often as Mortgagee, in its discretion, deems necessary or desirable in order to cure any such default or alleged default by Mortgagor.
     (f) Upon the occurrence and continuance of any Event of Default, all options, election, consents and approval rights conferred upon Mortgagor as lessee under the Subject Lease, together with the right of termination, cancelation, modification, change, supplement, alteration or amendment of the Subject Lease, all of which have been assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee.
     (g) Mortgagor will give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Subject Lease. Following the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right, but not the obligation, to intervene and participate in any such proceeding and Mortgagor shall confer with Mortgagee to the extent which Mortgagee deems necessary for the protection of Mortgagee. Mortgagor may compromise any dispute or approval which is the subject of an arbitration or appraisal proceeding with the prior written consent of Mortgagee which approval will not be unreasonably withheld or delayed.
     (h) So long as this Mortgage is in effect, there shall be no merger of the Subject Lease or any interest therein, or of the leasehold estate created thereby, with the fee estate in the Land or any portion thereof by reason of the fact that the Subject Lease or such interest therein may be held directly or indirectly by or for the account of any person who shall hold the lessor’s fee estate in the Land or any portion thereof or any interest of the lessor under the Subject Lease. In case the Mortgagor acquires fee title to the Land, this Mortgage shall attach to and cover and be a lien upon the fee title acquired, and such fee title shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage. Mortgagor shall notify Mortgagee of any such acquisition and, on written request by Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the reasonable opinion of Mortgagee be necessary or appropriate to effect the intent and meaning hereof and shall deliver to Mortgagee an endorsement to Mortgagee’s loan title insurance policy insuring that such fee title or other estate is subject to the lien of this Mortgage.
     (i) If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of any leasehold parcel or any part thereof or interest therein or any action or proceeding otherwise affecting the Subject Lease or this Mortgage shall be instituted, then Mortgagor will, promptly after service thereof on or to Mortgagor, deliver to Mortgagee a notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.
     (j) The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. 365(h), as the same may hereafter be amended (the “Bankruptcy Code”), including, without limitation, all of Mortgagor’s rights to remain in possession of each leasehold parcel.

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     (k) Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor’s claims and rights to the payment of damages arising from any rejection of the Subject Lease by the lessor or any other fee owner of any leasehold parcel or any portion thereof under the Bankruptcy Code to the extent it pertains to outstanding Obligations. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full. Any amounts received by Mortgagee as damages arising out of the rejection of the Subject Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph. Mortgagor shall promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC financing statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to effectuate and carry out the assignment pursuant to this paragraph.
     (l) If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, 11 U.S.C. § 365(h)(2), Mortgagor shall seek to offset against the rent reserved in the Subject Lease the amount of any damages caused by the nonperformance by the lessor or any fee owner of any of their respective obligations under such Subject Lease after the rejection by the lessor or any fee owner of such Subject Lease under the Bankruptcy Code, then Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of such Subject Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts so objected to by Mortgagee. Neither Mortgagee’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.
     (m) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor or any fee owner of any leasehold parcel, or any portion thereof or interest therein, or the Subject Lease in connection with any case under the Bankruptcy Code, then Mortgagee shall have the option, exercisable upon written notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee’s choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all reasonable costs and expenses (including attorneys’ fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Subject Lease in any such case under Bankruptcy Code without the prior written consent of Mortgagee.
     (n) Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or fee owner of any leasehold parcel of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all written notices, summonses, pleadings, applications and other documents

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received by Mortgagor in connection with any such petition and any proceedings relating thereto.

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     IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

[NAME OF MORTGAGOR], a [ ]
corporation,

by:

Name: Damon Fraser
Title: Vice President and Assistant
Secretary

[ADD LOCAL FORM OF ACKNOWLEDGMENT]

Exhibit A
to Mortgage
Description of the Land

Exhibit B
to Mortgage
Lease Description

Exhibit B
to Mortgage
Local Law Provisions

EXHIBIT F-2
FORM OF
MORTGAGE
(See attached.)

[FORM OF]
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT
AND FINANCING STATEMENT
From
[NAME OF MORTGAGOR]
To
CREDIT SUISSE

Dated: November      , 2006
Premises: [City], [State]
                    County

     THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of November ___, 2006 (this “Mortgage”), by [ ], a [ ] corporation, having an office at [ ] (the “Mortgagor”), to CREDIT SUISSE, having an office at 11 Madison Avenue, New York, New York 10010 (the “Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below).
WITNESSETH THAT:
     Reference is made to (i) the Credit Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Buffets, Inc. (the “Borrower”), Buffets Holdings, Inc. (“Holdings”), the lenders from time to time party thereto (the “Lenders”), including, inter alia, Credit Suisse as administrative agent (the “Administrative Agent”) for the Lenders, collateral agent (the “Collateral Agent”) for the Secured Parties, swingline lender (the “Swingline Lender”) and issuing bank (the “Issuing Bank”) with respect to any letters of credit (the “Letters of Credit”) issued pursuant to the terms of the Credit Agreement and (ii) the Guarantee and Collateral Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Holdings, the Borrower, the subsidiaries of Borrower identified therein and Credit Suisse. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement and the Guarantee and Collateral Agreement.
     In the Credit Agreement, (i) the Lenders have agreed to make term loans (the “Term Loans”) and revolving loans (the “Revolving Loans”) to the Borrower, (ii) the Swingline Lender has agreed to make swingline loans (the “Swingline Loans”, together with Term Loans and Revolving Loans, the “Loans”) to the Borrower and (iii) the Issuing Bank has issued or agreed to issue from time to time Letters of Credit for the account of the Borrower, in each case pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement. Amounts paid in respect of Term Loans may not be reborrowed. Subject to the terms of the Credit Agreement, Borrower may borrow, prepay and reborrow Revolving Loans.
     Mortgagor is a wholly owned Subsidiary of the Borrower and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the Obligations of the Borrower under the Credit Agreement pursuant to the terms of the Guarantee and Collateral Agreement.
     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Obligations.
     As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of each of the foregoing.
     Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Obligations.
Granting Clauses
     NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:
     (1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);
     (2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);
     (3) all of Mortgagor’s right, title and interest in and to all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and

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including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);
     (4) all of Mortgagor’s right, title and interest in and to all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties). With respect to any Personal Property covered by both the Guarantee and Collateral Agreement and this Mortgage, in the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions contained in the Guarantee and Collateral Agreement, the terms and provisions set forth in the Guarantee and Collateral Agreement shall govern and control. Any release of Collateral pursuant to the Guarantee and Collateral Agreement shall be deemed to be a release of such Collateral hereunder;
     (5) all of Mortgagor’s right, title and interest in and to all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for

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payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);
     (6) all of Mortgagor’s right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and
     (7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.
     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Liens permitted under Section 6.02 of the Credit Agreement and to satisfaction and release as provided in Section 3.04 hereunder.
ARTICLE I
Representations, Warranties and Covenants of Mortgagor
     Mortgagor agrees, covenants, represents and/or warrants as follows:

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     SECTION 1.01. Title, Mortgage Lien. (a) Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to Liens permitted under Section 6.02 of the Credit Agreement.
     (b) The execution and delivery of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.
     (d) This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.09 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.
     (e) Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Liens permitted under Section 6.02 of the Credit Agreement to the extent of those rights.
     SECTION 1.02. Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions in the Credit Agreement, the terms and provisions set forth in the Credit Agreement shall govern and control.
     SECTION 1.03. Payment of Taxes, and Other Obligations. (a) Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents

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from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Credit Agreement.
     (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly (i) notify Mortgagee of such event, (ii) enter into such further instruments as Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (iii) make such additional payments to Mortgagee for the benefit of the Lenders and Secured Parties.
     SECTION 1.04. Maintenance of Mortgaged Property. Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.
     SECTION 1.05. Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in Section 5.02 of the Credit Agreement and shall purchase such additional insurance as may be required from time to time pursuant to Section 5.02 of the Credit Agreement. Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.
     SECTION 1.06. Casualty Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement. Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such Net Cash Proceeds, to be applied in accordance with the Credit Agreement.
     SECTION 1.07. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and

7

discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.
     (b) All Leases shall be subordinate to the lien of this Mortgage. Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.
     (c) Subject to Section 1.07(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.07(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.
     (d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.
     (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

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     (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.
     SECTION 1.08. Restrictions on Transfers and Encumbrances. Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property. If any of the foregoing transfers or encumbrances results in a prepayment event, any Net Cash Proceeds received by or on behalf of the Mortgagor in respect thereof shall constitute trust funds to be held by the Mortgagor for the benefit of the Secured Parties and applied in accordance with the Credit Agreement.
     SECTION 1.09. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Guarantee and Collateral Agreement.
     SECTION 1.10. Filing and Recording. Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of

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or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property and Proceeds or any instrument of further assurance.
     SECTION 1.11. Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage.
     SECTION 1.12. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.
     SECTION 1.13. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.
     SECTION 1.14. Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.
     (b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for

10

purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is [                    ].
ARTICLE II
Defaults and Remedies
     SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.
     SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and the Guarantee and Collateral Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.
     SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.
     (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to

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Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.
     (c) Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) insure or keep the Mortgaged Property insured, (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.
     (d) Whenever, before any sale of the Mortgaged Property under Section 2.06 hereof, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.
     SECTION 2.04. Right To Cure Mortgagor’s Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

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     SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.
     SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.
     (b) The Mortgaged Property may be sold subject to unpaid taxes and Liens permitted under Section 6.02 of the Credit Agreement, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08 hereof.
     (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.
     (d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue

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any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.
     SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.
     (b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08 hereof, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.
     SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:
     FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
     SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and
     THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.
     SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at

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Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.
     Section 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.
     SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.
     SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.
     SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.
     SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and

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control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.
     SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.
     (b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
     SECTION 2.16. Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.
     SECTION 2.17. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and

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concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
ARTICLE III
Miscellaneous
     SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
     SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.
     SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.
     SECTION 3.04. Satisfaction and Cancelation. (a) This Mortgage, the Guarantees, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than (i) wholly contingent indemnification obligations or (ii) compensation obligations with respect to increased costs or reductions in amounts received or receivable or reductions in return on capital pursuant to Section 2.14(d) of the Credit Agreement) then due and owing have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the Aggregate L/C Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.
     (b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
     (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby

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in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.
     (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 3.04 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 7.06 of the Guarantee and Collateral Agreement, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable costs and expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section 3.04.
     SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) ”including” shall mean “including but not limited to”; (b) ”provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) ”lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) ”obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) ”any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.
     SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of

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Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.
     SECTION 3.07. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.
ARTICLE IV
Particular Provisions
     This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:
     SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

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     IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

[NAME OF MORTGAGOR], a [ ] corporation,
by:
	Name:	Damon Fraser
	Title:	Vice President and Assistant Secretary

[ADD LOCAL FORM OF ACKNOWLEDGMENT]

Exhibit A
to Mortgage
Description of the Land

Exhibit A
to Mortgage
Local Law Provisions

EXHIBIT G-1
FORM OF
OPINION OF PAUL, WEISS, RIFKIND, WHARTON AND GARRISON LLP
(See attached.)

          1. Each of the Delaware Parties which is a corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Delaware Parties which is a limited liability company is validly existing and in good standing under the laws of the State of Delaware.
          2. Each Delaware Party has all necessary corporate or limited liability company power and authority to execute, deliver and perform its obligations under each Document and Mortgage to which it is a party. The execution, delivery and performance by each Delaware Party of each Document and Mortgage to which it is a party have been duly authorized by all necessary corporate or limited liability company action on the part of the Delaware Party and do not violate its Charter Documents.
          3. Each Document has been duly executed and delivered by each Principal Party which is a party to it. Each Document constitutes the legal, valid and binding obligation of each Principal Party which is a party to it, enforceable against that Principal Party in accordance with its terms.
          4. The execution and delivery by each Principal Party of each of the Documents and Mortgage to which it is a party and the performance by the Principal Party of its obligations under the Documents and Mortgage do not (i) violate any Covered Law (as defined below) (including Regulations U or X of the Board of Governors of the Federal Reserve System of the United States), (ii) violate any order, writ, injunction or decree of which we have knowledge of any court or governmental authority or agency binding upon the Principal Party or to which the Principal Party is subject, (iii) breach or result in a default under any agreement or instrument listed on Schedule 2 to this letter to which the Principal Party is a party or by which the Principal Party is bound, or (iv) result in the creation or imposition of any Lien upon any of the assets of the Principal Party under the terms of any such agreement or instrument (except for Liens in favor of the Collateral Agent for the benefit of the Secured Parties contemplated by the Documents).
          5. Except for filings which are necessary to perfect the security interests granted under the Documents and any other filings, authorizations or approvals as are specifically provided for in the Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency are necessary under any Covered Law for the execution, delivery or performance by any Principal Party of the Documents to which it is a party.
          6. None of the Principal Parties is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

          7. After giving effect to the making of the Loans on the date of this opinion, and assuming that the Collateral Agent has, at the date of this letter, possession of the certificates representing the capital stock of the Borrower and the Subsidiaries listed on Part A of Schedule II to the Guarantee and Collateral Agreement, and the certificate representing the limited liability company interest of OCB Restaurant Company, LLC, a Minnesota limited liability company (collectively, the “Pledged Stock”) in the State of New York, together with related stock powers or unit power which have been duly executed in blank by the Principal Parties that own the Pledged Stock, and maintains continuous possession of the Pledged Stock and stock powers or unit power in the State of New York, the Collateral Agent has a valid and perfected security interest, for the benefit of the Secured Parties and the Collateral Agent, to secure the Obligations (as defined in the Guarantee and Collateral Agreement), in all right, title and interest of those Principal Parties in and to the Pledged Stock (the “Pledged Stock Security Interest”). Assuming that, on the date of this letter, the Secured Parties and the Collateral Agent do not have notice of any adverse claim to the Pledged Stock, the Pledged Stock Security Interest has priority over any other security interest in the Pledged Stock which can be perfected under the Uniform Commercial Code of the State of New York (the “NY-UCC”) and the Collateral Agent will have the status of a protected purchaser (as defined in Section 8-303(a) of the NY-UCC) with respect to the Pledged Stock.
          8. After giving effect to the making of the Loans on the date of this letter, and assuming that (i) the notes pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement listed on Part C of Schedule II to that agreement (the “Pledged Notes”) (x) are instruments (as defined in Section 9-102(a)(47) of the NY-UCC) and (y) are not negotiable instruments, certificated securities or chattel paper (as defined in Sections 3-104, 8-102 and 9-102(a)(11) of the NY-UCC, respectively), (ii) the Collateral Agent has, at the date of this letter, possession of the Pledged Notes in the State of New York, which Pledged Notes have been endorsed in blank, or are accompanied by related transfer forms which have been duly executed in blank, by the applicable Principal Party, and maintains continuous possession of the Pledged Notes and transfer forms, if any, in the State of New York, (iii) the Lenders and the Collateral Agent are entering into the Credit Agreement, and the Collateral Agent is taking possession of the Pledged Notes, in good faith and without knowledge that their security interest violates the rights of any other secured party, and (iv) the Pledged Notes do not contain any indication that they have been assigned to another secured party, the Collateral Agent has a valid and perfected security interest for the benefit of the Secured Parties and the Collateral Agent to secure the Obligations (as defined in the Guarantee and Collateral Agreement) in all right, title and interest of the relevant Principal Party in and to the Pledged Notes, which security interest has priority over any other security interest in the Pledged Notes which can be perfected under the NY-UCC.
          9. After giving effect to the making of the Loans on the date of this letter, the Guarantee and Collateral Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, to secure the Obligations (as defined in the Guarantee and Collateral Agreement), in all right, title and interest of the Principal Parties in and to the Article 9 Collateral (as defined in the Guarantee and Collateral Agreement), to the extent that Article 9 of the NY-UCC is applicable (the “Security Interest”), and assuming that each Trademark and Copyright (each as defined in the Guarantee and Collateral Agreement) that comprises the Collateral is valid and is owned by the relevant Principal Party. For each Delaware Party, the UCC-1 financing statements listed on Schedule 3 to this letter (the “Delaware Financing Statements”) are in appropriate form for filing. For the Delaware Parties, the Office of the Secretary of State of the State of Delaware is the office in the State of Delaware in which filings are required to perfect the Security Interest to the extent that it can be perfected by filing under the Uniform Commercial Code of the State of Delaware (the “DE-UCC”). Assuming the Delaware Financing Statements have been duly transmitted for filing to the Office of the Secretary of State of the State of Delaware with the appropriate filing fees tendered, or duly accepted for filing by that Office, then to the extent that a security interest in the Collateral may be perfected by filing under the DE-UCC, those filings have resulted in the perfection of the Security Interest.
          10. For each Principal Party, assuming that (i) the Security Interest in the registered U.S. Trademarks, the registration numbers of which are listed in Schedule III to the Guarantee and Collateral Agreement (the “Trademark Collateral”), and the registered U.S. Copyrights, the registration numbers of which are listed on Schedule III to Guarantee and Collateral Agreement (the “Copyright Collateral” and, together with the Trademark Collateral, the “IP Collateral”) (the “IP Security Interest”) is a perfected security interest under the laws of the States in which each Principal Party is organized, to the extent that such law governs the perfection of a security interest in the IP Collateral, (ii) in the case of the Trademark Collateral, the registration of each trademark comprising the Trademark Collateral has been duly effected and maintained in the United States Patent and Trademark Office (the “PTO”) under Title 15 of the United States Code, (iii) in the case of the Copyright Collateral, the registration of each copyright comprising the Copyright Collateral has been duly effected and maintained in the Copyright Office of the United States Library of Congress (the “Copyright Office”) under Title 17 of the United States Code, and (iv) (x) the Trademark Security Agreement is duly acknowledged by the Principal Parties and properly filed with and recorded by the PTO and (y) the Copyright Security Agreement is duly acknowledged by the Principal Parties and properly filed with and recorded by the Copyright Office, and payment is made of the required filing fees and charges, within three months (or one month in the case of Copyright Collateral) after the date of their execution, the IP Security Interest will be a perfected security interest.

EXHIBIT G-2
FORM OF
OPINION OF FAEGRE & BENSON LLP
(See attached.)

     1. Each of the Loan Parties is a corporation or limited liability company, as appropriate, validly existing and in good standing under the laws of the State of Minnesota.
     2. Each of the Loan Parties has all necessary corporate or limited liability company, as appropriate, power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow under the Credit Agreement.
     3. Each of the Loan Documents to which it is a party has been duly authorized by all requisite corporate or limited liability company, as appropriate, action on the part of each Loan Party.
     4. Each of the Loan Documents to which it is a party has been duly executed and delivered by each Loan Party.
     5. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party will not violate any provision (i) of statutory law or regulation of the State of Minnesota applicable thereto, or (ii) of the articles of incorporation or articles of organization, as appropriate, or bylaws of any of the Loan Parties.
     6. Pursuant to the Uniform Commercial Code as adopted and in effect in the State of Minnesota on the date hereof (the “Minnesota UCC”), the proper place to file a financing statement to perfect a security interest in the Collateral (as hereinafter defined) is the UCC records of the Secretary of State of Minnesota. Each of the Financing Statements is in proper form for filing in the UCC records of the Secretary of State of Minnesota. Upon the filing of the Financing Statements in the UCC records of the Secretary of State of Minnesota, the security interest granted by the Loan Parties under the Guarantee and Collateral Agreement shall constitute a perfected security interest in that portion of the Collateral in which a security interest can be perfected by the filing of a financing statement under the Minnesota UCC. As used herein, the term “Collateral” means all of the Loan Parties’ right, title and interest in the Article 9 Collateral (as defined in the Guarantee and Collateral Agreement).
     7. Except for filings which are necessary to perfect the Liens granted under the Loan Documents or to release any Liens on the Collateral of any person other than the Collateral Agent not permitted by the Loan Documents, and except for any other filings, authorizations or approvals as are specifically provided for in the Loan Documents, the execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party do not require such Loan Party to obtain any authorization or approval of, or to make any filing with, any governmental or regulatory authority or agency of the State of Minnesota under any statutory law or regulation of the State of Minnesota applicable thereto.

EXHIBIT G-3
FORM OF
OPINION OF MCNAIR LAW FIRM, P.A.
(See attached.)

     1. The Mortgagor is a corporation validly existing under the laws of the State.
     2. The execution and delivery of the Mortgagor Documents and consummation of the transactions contemplated thereby by the Mortgagor have been duly authorized by all necessary corporate action of the Mortgagor and do not violate the Mortgagor’s Organizational Documents.
     3. The Mortgagor has duly executed and delivered the Mortgagor Documents (excluding the Non-SC Mortgage Instruments), to the extent State law governs execution and delivery of such Mortgagor Documents.
     4. The authorization, execution and delivery by the Mortgagor of the Mortgagor Documents and the consummation of the transactions contemplated thereby do not violate any law in the State applicable to the Mortgagor.
     5. Except for recording of the Mortgage in the appropriate County Recording Office, filing the Financing Statement with the Filing Office, filings with the Secretary of State with respect to the Organizational Documents, and such other filings, authorizations or approvals as are specifically contemplated by the Transaction Documents, no authorizations or approvals of, and no filings with, any governmental authority of the State are necessary for the execution and delivery of the Mortgagor Documents, or the consummation of the transactions contemplated thereby, by the Mortgagor.
     6. The Mortgage, when duly and properly completed and executed, is in a form: (a) acceptable for recording in the applicable County Recording Office where the real property is located; and (b) sufficient to constitute legal, valid and binding obligations of the Mortgagor (or Fire Mountain, as the case may be for the Fire Mountain Leasehold Mortgage), enforceable against the Mortgagor (or Fire Mountain, as the case may be for the Fire Mountain Leasehold Mortgage) in accordance with its terms.
     7. Upon the due recordation of the Fee Mortgage in the applicable County Recording Office, the Fee Mortgage is in a form sufficient (a) to create a lien on the portion of the property encumbered thereby which consists of “fixtures” (as such term is defined in Section 9-102(a)(41) and Section 9-334 of the UCC) and real property under State law; and (b) to create a security interest in those items and types of personal property described therein to the extent (i) such personal property consists of the items and types of property subject to Article 9 of the UCC, and (ii) a security interest in such property may be created under Article 9 of the UCC.
     8. Upon the due recordation of the Fire Mountain Leasehold Mortgage in the applicable County Recording Offices, the Fire Mountain Leasehold Mortgage is in a form sufficient to create a lien on the portion of the property of Fire Mountain encumbered thereby which consists of real property interests of Fire Mountain under State law.

     9. The Financing Statement is in proper form for filing with the Filing Office. Upon the due recordation of the Fee Mortgage in the applicable County Recording Office, the filing of the Financing Statement in the Filing Office in the form reviewed by us and payment of the applicable recording and filing fees, the security interests created by the Mortgagor Documents (excluding the IP Agreements) will be perfected in the property described in the Mortgagor Documents (excluding the IP Agreements) to the extent that (a) such property is described in the Financing Statements and consists of the items and types of property subject to Article 9 of the UCC, and (b) a security interest in such property may be perfected by filing the Financing Statement in the State under the UCC (the “UCC Filing Collateral”).
     10. No intangible tax, documentary stamp tax, mortgage, transfer or recording tax, or similar charge is payable to the State or to any governmental agency of the State on account of the execution and delivery of the Mortgage or the creation of the indebtedness secured by the Mortgage in the State, except for nominal and statutory filing or recording fees.
     11. The interest charged under the Loan does not violate any usury or similar laws applicable to commercial loans in the State.

EXHIBIT G-4
FORM OF
LOCAL COUNSEL OPINION
(See attached.)

[Letterhead of Local Counsel]
November 1, 2006
Credit Suisse,
as Administrative Agent and
Collateral Agent
11 Madison Avenue
New York, NY 10010
The Lenders party to the Credit
Agreement referred to below (all of
the Addressees, collectively, the
“Lenders”)
Ladies and Gentlemen:
          We have acted as special counsel in the State of [     ] (the “State”) to                                         , a corporation (the “Mortgagor”) and Buffets, Inc., a Minnesota corporation (together with the Mortgagor the “Borrower”), and Buffets Holdings, Inc., a Delaware corporation (“Holdings”), and each of the subsidiaries of the Borrower listed on the attached Schedule A (the “Subsidiaries” and, together with Holdings and the Borrower, the “Loan Parties”), in connection with the execution and delivery today of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of the date hereof, among Holdings, the Borrower, the Lenders and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”) and issuing bank (in such capacity, the “Issuing Bank’). This opinion is delivered pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
(a)	the Credit Agreement;

(b)	the Guarantee and Collateral Agreement;

(c)	the Mortgages;

(d)	UCC financing statements relating to personalty, copies of which are attached hereto as Exhibit A (the “Financing Statements”);[1] and

(e)	UCC financing statements relating to fixtures, copies of which are attached hereto as Exhibit B (the “Fixture Filings”).[2]
          In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion.
          References in this opinion to the “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State.
          In rendering this opinion to you, we have assumed that:
(a)	there has occurred due execution and delivery of the Documents; and

(b)	except as otherwise set forth in the applicable Security Documents, the applicable Loan Party owns the Mortgaged Property (as defined in each Mortgage) and the Collateral (as defined in the Guarantee and Collateral Agreement).
          Subject to the foregoing assumptions, we are of the opinion that:
          1. None of the Collateral Agent or the other Lenders is required (a) to be qualified to do business, file any designation for service of process or file any reports or pay any taxes in the State, or (b) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified or required to be chartered or qualified to do business in the State, in each case by reason of the execution and delivery or filing or recording, as applicable, of any of the Documents, or by reason of the participation in any of the transactions under or contemplated by the Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that such qualification and filing were required, the validity of the Documents would not be affected thereby, but (a) if the Collateral Agent were not qualified it would be precluded from enforcing its rights as collateral agent on behalf of the Lenders in the courts of the State until such time as it is admitted to transact business in the State or (b) assuming the Lenders would institute remedies

[1]	Only applicable in states where subsidiaries are incorporated.

[2]	Only applicable in GA, LA & TN.

without the Collateral Agent, they would be precluded from enforcing their rights in the courts of the State until such time as they were admitted to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.
          2. The execution, delivery, filing or recording, as applicable, and performance by the Loan Parties of each of the Documents to which each of them is a party (i) will not violate any existing law, governmental rule or regulation of the State and (ii) do not require any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with any court, administrative agency or other Governmental Authority of the State.
          3. The Mortgages are in proper form under applicable laws of the State (a)(i) to be accepted for recording by the Recorder of [   ] and [     ] Counties and (ii) to be enforceable against the Loan Parties in accordance with their terms, (b)(i) to create and constitute valid, legal, binding and enforceable mortgage liens on the real property described therein including fixtures (the “Real Property”) and (ii) to create and constitute valid, legal, binding and enforceable perfected security interests in such of the Mortgaged Property as is subject to the provisions of Article 9 of the UCC (the “Personal Property”).
          4. The Fixture Filings relating to the Mortgages (a) are in proper form under the applicable laws of the State for filing, (b) adequately identify the collateral described therein to provide sufficient notice to third parties of the security interest referenced therein and (c) are required to be filed with the Office of the Secretary of State of the State and with the Recorder of [   ] and [     ] Counties. The Financing Statements (a) are in proper form under the applicable laws of the State for filing, (b) adequately identify the collateral described therein to provide sufficient notice to third parties of the security interest referenced therein and (c) are required to be filed with the Office of the Secretary of State of the state of incorporation of the Mortgagor. Upon the filing of the Fixture Filings and Financing Statements, the Collateral Agent for the benefit of the Secured Parties will have a valid and duly perfected security interest in and lien on the Personal Property and Collateral (including after-acquired property) described in the Mortgage[s] and the Guarantee and Collateral Agreement, respectively.3
          5. The recording of the Mortgage[s] [and the filing of the Fixture Filings and Financing Statements] with the recorders and in the offices described above are the only actions, recordings or filings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the Mortgage[s] and the Guarantee and Collateral Agreement, except (i) that continuation statements under the UCC are required to be filed within six months prior to the expiration of five years from the date of filing of the Financing Statements, and (ii) that a security interest in or pledge of money or instruments, other than money or instruments constituting chattel paper,

[3]	Only applicable in GA, LA & TN.

cannot be perfected by filing Financing Statements or recording a Mortgage, but must be perfected by taking physical possession thereof.
          6. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution or delivery or recording or filing of the Mortgage[s] or any of the other Documents or the creation of the indebtedness evidenced or secured by any of the Documents, as applicable, except for nominal filing or recording fees.4
          7. The transfer of all or any portion of the Mortgaged Property in connection with the exercise of any remedy under the Mortgage[s], including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Borrower and the other Loan Parties with respect to the indebtedness secured thereby or the mortgagee’s rights or remedies relating thereto, including the foreclosure or enforcement of any other security interest or liens securing such indebtedness, and the laws of the State do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal properly of a debtor.
          8. A State court or a federal court applying the choice of laws principles prevailing under the laws of the State to which the question is presented will give effect to the provisions in the Documents selecting the laws of the State of New York as the governing law thereof (except as therein provided) and will apply such laws, rather than the laws of the State, to the construction and application thereof.
          9. None of the provisions of the Documents will violate any law, statute or regulation of the State relating to usury and the use of counterpart copies of any of the Documents does not affect the enforceability of any of the Documents.
          10. We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than laws of the United States and the State and its political subdivisions.
          This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent, the Swingline Lender, the

[4]	In the event that an intangible tax -would be required to be paid in connection with any of the transactions, please describe with specificity in the context of this transaction, and the collateral to be secured in your State, (a) the nature of the tax, (b) how and when it is paid, (c) how it is calculated, (d) what forms or other documentation would be required, and (e) any other information that would be necessary or useful in order for the Loan Party to comply with the payment of such tax. In the event that an intangible tax would not be required to be paid, please specify that the intangible tax is inapplicable and the basis for such conclusion.

Issuing Bank and any participant, assignee or successor to the interests of the Lenders under the Loan Documents.

Very truly yours,

EXHIBIT H
FORM OF
SOLVENCY CERTIFICATE
          This Certificate is being delivered pursuant to Section 4.02(n) of the Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Buffets, Inc. (the “Borrower”), Buffets Holdings, Inc., the lenders from time to time party thereto and Credit Suisse, as administrative agent and as collateral agent for the Lenders. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.
          A. Keith Wall hereby certifies that he is the chief financial officer of the Borrower and that he is knowledgeable of the financial and accounting matters of the Borrower and its subsidiaries, the Credit Agreement and the covenants and representations (financial and other) contained therein and that, as such he is authorized to execute and deliver this Certificate on behalf of the Borrower.
          In reaching the conclusions set forth in this Certificate, the undersigned has considered, reviewed and relied upon, among other things.

     The assets and liabilities of the Borrower reflected in (i) the financial statements of the Borrower and (ii) all notes to the aforementioned financial statements, including such descriptions of contingent liabilities which would have a materially adverse impact upon the Borrower;
     All contingent liabilities of the Borrower and the Subsidiaries, including without limitation, any claims arising out of pending or threatened litigation against them, and in so doing, the Borrower has computed the amount of such contingent liabilities as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;
     All documents entered into in connection with and in contemplation of the consummation of the Transactions;
     The amortization requirements of the Credit Agreement and the anticipated interest payable thereunder;
     The obligation to pay the aggregate principal amount of the New Senior Notes and the interest payable thereon;
     The use of proceeds of the Loans, the Sale/Leaseback Transaction and the New Senior Notes; and
     The level of capital customarily maintained by the Borrower and the Subsidiaries, and other companies in the same industry.
          Based upon and subject to the foregoing, the chief financial officer, on behald of the Borrower, hereby certifies:
          1. On the date hereof, after giving effect to the Credit Events to occur on the date hereof and to the Transactions, the fair value of the assets of the Borrower and the Subsidiaries (taken as a whole), at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise.
          2. On the date hereof, after giving effect to the Credit Events to occur on the date hereof and to the Transactions, the present fair saleable value of the property of the Borrower and the Subsidiaries (taken as a whole) will be greater than the amount that will be required to pay the liabilities on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.
          3. On the date hereof, after giving effect to the Credit Events to occur on the date hereof and to the Transactions, the Borrower and its Subsidiaries (taken as a whole) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

          4. On the date hereof, after giving effect to the Credit Events to occur on the date hereof and to the Transactions, the Borrower and the Subsidiaries (taken as a whole) will not have an unreasonably small amount of capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and proposed to be conducted following the date hereof

          IN WITNESS WHEREOF, the undersigned, on behalf of the Borrower, has executed this Certificate this 1st day of November, 2006.

By:
	Name:	A. Keith Wall
	Title:	Chief Financial Officer